As filed with the Securities and Exchange Commission on August 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7200	90-1118043
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

344 S. Hauser Blvd., Suite 414

Los Angeles, California 90036

(855) 250-2300

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer

344 S. Hauser Blvd., Suite 414

Los Angeles, California 90036

(855) 250-2300

(Name including zip code and telephone number,

including area code, of agent for service)

With copies to:

Randolf W. Katz		David E. Danovitch
Baker & Hostetler LLP		Robinson Brog Leinwand Greene Genovese
600 Anton Boulevard, Suite 900		& Gluck P.C.
Costa Mesa, California 92626		875 Third Avenue, Ninth Floor
(714) 966-8807		New York, New York 10022
(212) 603-6300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of each class of securities to be registered	Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share(4)	$20,000,000	$2,490

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, and includes shares of common stock, par value $0.0001 per share, nFüsz, Inc. (the “Common Stock”), that the underwriter has an option to purchase to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder.
(4)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations, or other similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 14, 2018

              Shares

Common Stock

We are offering ________shares of common stock, $0.0001 par value (the “Common Stock”), of nFüsz, Inc., a Nevada corporation (the “Company”), in a firm commitment underwritten public offering. Our Common Stock is quoted on the OTC Markets Group Inc.’s OTCQB® tier Venture Market (the “OTCQB”) under the symbol “FUSZ.”

On August 13, 2018, the last reported sale price of our Common Stock as reported on the OTCQB was $0.5459 per share. The actual offering price per share of Common Stock will be as determined between us and A.G.P./Alliance Global Partners Corp. (the “Underwriter”) at the time of pricing and may be issued at a discount to the current market price of our Common Stock. We intend to apply to list our Common Stock on the Nasdaq Capital Market (“NASDAQ”) under the symbol “FUSZ,” which listing we anticipate will occur simultaneously with the closing of this offering. We have not yet received approval to list our Common Stock on NASDAQ and there is no assurance that our Common Stock will ever be listed on NASDAQ.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Total Without	Total With
		Exercise of	Exercise of
		Over-Allotment	Over-Allotment
	Per Share	Option	Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Offering proceeds, before expenses, to us	$	$	$

(1) See “Underwriting” on page 56 for additional information on the compensation payable to the Underwriter.

We have granted an over-allotment option to the Underwriter as set forth below. Pursuant to this over-allotment option, the Underwriter may elect to purchase up to a maximum of additional shares of Common Stock from us at the public offering price above, less underwriting discounts and commissions, within 45 days of the date of this prospectus to cover over-allotments, if any. If the Underwriter exercises the over-allotment option in full, the total underwriting discounts and commissions payable by us will be $             , and the total proceeds to us, before expenses, will be $             , assuming an offering price of $              per share (the last reported sales price of our Common Stock on the OTCQB on                  , 2018).

The Underwriter expects to deliver the shares of common stock to purchasers on or before              , 2018.

A.G.P.

The date of this prospectus is                          , 2018.

We and the Underwriter have not authorized anyone to provide you any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside of the United States: we have not and the Underwriter has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “nFüsz,” “we,” “our,” “us,” and “the Company” refer to nFüsz, Inc. and our subsidiaries.

Company Overview

Cutaia Media Group, LLC (“CMG”) was organized on December 12, 2012, as a limited liability company under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and, thereafter, bBooth, Inc. changed its name to bBooth (USA), Inc., effective as of October 16, 2014. The operations of CMG and bBooth (USA), Inc. became known as, and are referred to in this prospectus as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by Global System Designs, Inc. (“GSD”), pursuant to a Share Exchange Agreement entered into with GSD (the “Share Exchange Agreement”). GSD was incorporated in the state of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name change merger) with the Secretary of State of the State of Nevada on April 4, 2017 and April 17, 2017, respectively. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

Our Business

We are an applications services provider marketing cloud-based business software products on a subscription basis. Our flagship product, notifiCRM, is a Customer Relationship Management (“CRM”) application that is distinguishable from other CRM programs because it utilizes interactive video as the primary means of communication between sales and marketing professionals and their clients or prospects. notifiCRM allows our users to create, distribute, and post interactive videos that contain on-screen interactive icons, buttons, and other elements, that when clicked, allow their prospects and customers to respond to our users’ call to action in real-time, in the video, while the video is playing, without leaving or stopping the video. Our users report increased sales conversion rates compared to traditional, non-interactive video. We developed the proprietary interactive video technology, which serves as the basis for our cloud, Software-as-a-Service (“SaaS”) products and services that we market under the brand name “notifi” and they are accessible on all mobile and desktop devices. No download is required to access and use our applications. Our users also have access to detailed analytics in the application dashboard that reflect when the videos were viewed, by whom, how many times, for how long, and what interactive elements were clicked-on in the video, among other things, all of which assist our users in focusing their sales and marketing efforts by identifying which clients or prospects have interest in the subject matter of the video.

Our notifiCRM platform can accommodate any size campaign or sales organization, and it is enterprise-class scalable to meet the needs of today’s global organizations. We are working with our vendors to ensure that it is so scalable based upon our current agreements with them. We offer stand-alone versions of our notifiCRM product on a subscription basis to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as to artists and social influencers. We also offer notifiCRM through a network of partners and resellers that include Oracle/NetSuite and Marketo, who offer notifiCRM to their respective clients and customers as an upgrade to their existing Oracle/NetSuite or Marketo subscriptions. notifiCRM is fully integrated into each of their platforms and upon payment of the upgrade fee, is accessible through the respective dashboards of Oracle/NetSuite and Marketo. We are actively developing integrations of notifiCRM into other popular marketing, CRM, and Enterprise Resource Management (“ERP”) platforms.

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Our notifiMED application is designed for physicians and other healthcare providers to create more efficient and effective interactive communications with patients. Patients are able to avoid unnecessary and inconvenient visits to their physicians’ or other healthcare providers’ offices by viewing and responding to interactive videos through in-video, on-screen clicks that are designed to assess the patients’ need for an office visit. If the patient’s responses to the interactive video indicate that an office visit is either necessary or desirable, the patient can schedule the office visit right in through video in real time. Patients can also download and print prescriptions, care instructions, and other physician distributed documents right from and through the video. notifiMED is offered on a subscription basis.

Our notifiEDU application is designed for teachers and school administrators for more effective communications with students, parents, and faculty. notifiEDU allows teachers to deliver interactive lessons to students which are both more engaging and more effective. notifiEDU allows teachers to communicate with students through their mobile devices and computers to deliver lessons and tests/quizzes on the screen and in the video. The analytics capabilities of notifiEDU available on the dashboard of the teacher or school administrator allows them to track which students watched the lesson, when, for how long, how many times, and track and report on test/quiz results. notifiEDU is offered on a subscription basis.

Our notifiTV and notifiLIVE products are also part of our proprietary interactive video platform that allows viewers to interact with pre-recorded as well as live broadcast video content by clicking on links embedded in on-screen people, objects, graphics, or sponsors’ signage. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

Proposed Acquisition of Sound Concepts

On July 17, 2018, we entered into a non-binding letter of intent with Sound Concepts, Inc. (“Sound Concepts”), to memorialize discussions related to our acquisition (the “Sound Concepts Acquisition”) of all of the issued and outstanding shares of capital stock of Sound Concepts (the “Sound Concepts Capital Stock”). We anticipate acquiring the Sound Concepts Capital Stock for an aggregate of $25,000,000 of value, to be payable through a combination of a cash payment by us of $15,000,000 (the “Acquisition Cash Payment”) and the issuance of shares of our Common Stock with a fair market value of $10,000,000 (the “Acquisition Stock”). We anticipate forming an acquisition subsidiary into which Sound Concepts will merge in accordance with the provisions of a three-party merger agreement among Sound Concepts, our acquisition subsidiary, and us.

The consummation of the proposed Sound Concepts Acquisition is subject to the satisfaction or waiver of certain conditions. In addition to customary closing conditions, our obligation to complete the proposed Sound Concepts Acquisition is conditioned on (i) the preparation of audited financial statements for Sound Concepts for the fiscal years ended December 31, 2017 and 2016, and unaudited financial statements for Sound Concepts for all completed interim periods during fiscal 2018 prior to the consummation of the Sound Concepts Acquisition, all of which shall have been prepared in accordance with GAAP; and (ii) the negotiation, execution, and delivery of definitive transaction documents necessary to consummate the proposed Sound Concepts Acquisition. There can be no assurance that we will enter into definitive transaction documents, or that the proposed Sound Concepts Acquisition will be consummated. Unless and until all conditions set forth in the letter of intent are satisfied or waived, neither party has a binding obligation to enter into definitive transaction documents or otherwise consummate the transactions contemplated by the letter of intent.

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Sound Concepts is an established 25-year-old business with approximately 60 employees, based in Salt Lake City, Utah, providing digital marketing and sales support services, including a video-based sales application, to the direct sales industry. Currently, they have approximately 75 clients in the network marketing and affiliate marketing sector, which include Isagenix, Vasayo, Nu Skin, Nerium, Forever Living, Seacret, among many others. Their sales application, offered as a SaaS application, is known as Brightools and is designed specifically to meet the needs of direct sales representatives. Brightools provides recruiting tools, sales representative training, and education tools, as well as instant notification capabilities to notify users when a prospect has engaged in shared content. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns as well as compliance. Brightools is currently in use in over 48 different countries and has more than 360,000 current users.

We believe that Sound Concepts’ business is highly complementary to our own, and the combination of their technology, customer base, and human capital with our own will result in increased shareholder value.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 344 South Hauser Boulevard, Suite 414, Los Angeles, California 90036, and our telephone number is (855) 250-2300. Our website address is https://www.nfusz.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Our Common Stock is not listed on any national stock exchange but is quoted on the OTCQB under the symbol “FUSZ.”

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The Offering

Issuer:	nFüsz, Inc.

Shares offered by us:	shares of Common Stock (or shares of Common Stock if the Underwriter exercises its over-allotment option in full)

Offering Price:	$ per share

Common Stock outstanding prior to this offering:	153,698,043 shares

Common Stock to be outstanding after this offering:	shares, assuming shares are issued in this offering (or shares if the Underwriter exercises its over-allotment option in full, assuming shares are issued in this offering)

Over-allotment option:	We have granted the Underwriter a 45-day over-allotment option to purchase up to an additional shares of our Common Stock at the public offering price less estimated underwriting discounts and commissions.

Use of proceeds:	We estimate the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million ($ million if the Underwriter’s over-allotment option to purchase additional shares is exercised in full), assuming a public offering price of $ per share, the last reported sale price of our Common Stock on the OTCQB on , 2018. The actual offering price per share will be as determined between us and the Underwriter at the time of pricing, and may be at a discount to the current market price.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to pay for all or a portion of the Acquisition Cash Payment, as well as transaction and integration costs incurred in connection with the Sound Concepts Acquisition. For a more complete description of our intended use of the net proceeds from this offering, see “Use of Proceeds” and “The Proposed Sound Concepts Acquisition.”

Risk Factors:	This investment involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.

OTCQB Symbol:	Our Common Stock is traded under the symbol “FUSZ.” We intend to apply for the listing of our Common Stock offered hereby on NASDAQ under the symbol “FUSZ,” and anticipate such listing to occur concurrently with this offering.

The number of shares of Common Stock shown above to be outstanding after this offering is based on 153,698,043 shares of Common Stock outstanding as of August 13, 2018, which excludes: (i) 24,534,605 shares of Common Stock issuable upon exercise of stock options with a weighted-average exercise price of approximately $0.30 per share; (ii) 5,154,047 shares of Common Stock reserved for issuance under our 2014 Stock Option Plan (the “Plan”); (iii) 31,854,113 shares of Common Stock issuable upon the exercise of all outstanding warrants with a weighted-average exercise price of approximately $0.14 per share; and (iv) 11,264,826 shares of Common Stock issuable upon the conversion of all outstanding convertible notes.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as other information presented in this prospectus or in any other documents incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.

To date, we have generated limited revenues from our operations and have incurred losses since inception. Our net loss was $7,266,553 for the year ended December 31, 2017 and $4,274,105 for the year ended December 31, 2016. Our net loss was $6,722,532 for the six months ended June 30, 2018, compared to net loss of $2,968,585 for the six months ended June 30, 2017. As of June 30, 2018, we had a stockholders’ deficit of $2,180,711. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased technology and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. To offset these anticipated increased operating expenses, we will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, restructure our balance sheet, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Common Stock to decline, resulting in a significant or complete loss of your investment.

Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2016 and December 31, 2017 has raised substantial doubt as to our ability to continue as a “going concern.”

Our independent registered public accounting firm indicated in its reports on our audited consolidated financial statements as of and for the years ended December 31, 2016 and December 31, 2017 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

We have limited capital resources. To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital.

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We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

Our business depends on customers increasing their use of our services and/or platform, and we may experience loss of customers or decline in their use of our services and/or platform.

Our ability to grow and generate revenue depends, in part, on our ability to maintain and grow our relationships with existing customers and convince them to increase their usage of our platform. If our customers do not increase their use of our platform, then our revenue may not grow and our results of operations may be harmed. It is difficult to accurately predict customers’ usage levels and the loss of customers or reductions in their usage levels may have a negative impact on our business, results of operations, and financial condition. If a significant number of customers cease using, or reduce their usage of, our platform, then we may be required to spend significantly more on sales and marketing than we currently plan to spend in order to maintain or increase revenue from customers. These additional expenditures could adversely affect our business, results of operations and financial condition. Most of our customers do not have long-term contractual financial commitments to us and, therefore, most of our customers may reduce or cease their use of our platform at any time without penalty or termination charges.

The market in which we operate is dominated by large, well established competitors.

The CRM industry is currently dominated by Salesforce.com, Inc., Microsoft Corporation, Oracle Corporation, and SAP SE, which collectively account for more than 40% of industry sales. The CRM applications offered by these companies, as well as by many others, have numerous differences in feature sets and functionality, but all share certain basic attributes. Most of them were designed before the advent and proliferation of mobile phones, social media, and the technology behind the current ubiquity of video over the internet and more recently on mobile devices. While many of our competitors have attempted to incorporate video capabilities into their respective CRM platforms, none of them utilizes interactive video technology similar to that of notifiCRM. In addition, notifiCRM videos are viewable on both mobile and desktop devices regardless of operating system and without the need to download a proprietary player or program.

The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.

The market for CRM applications is intensely competitive and rapidly changing, barriers to entry are relatively low, many of our competitors are larger and have more resources than we do, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed.

Notwithstanding the competitive edge that we believe notifiCRM provides, many of our competitors enjoy other substantial competitive advantages, such as greater name recognition, longer operating histories, and larger marketing budgets, as well as substantially greater financial, technical, and other resources. In addition, many of our potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators, and resellers.

As a result, our competitors may be able to respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Furthermore, because of these advantages, even if our service is more effective than the products that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our service. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

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We may not be able to increase the number of our partners or grow the revenues received from our current partnership relationships.

The differences between notifiCRM and many of the larger, more established providers of CRM software may serve to highlight the reasons we have chosen not only to develop our own standalone SaaS cloud CRM platform, but also to permit incorporation and integration of our interactive video technology into third-party platforms. The enterprises that own or control those platforms can then offer notifiCRM to their clients and customers as an upgrade feature. The implementation of this strategy is evidenced by the partnerships we currently enjoy with Oracle/NetSuite and Marketo. There can be no assurance, however, that those relationships will result in material revenues for us or that we will be able to generate any other meaningful partnerships.

We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.

Even though we believe that our notifiCRM is currently unsurpassed in its features and ease of use, technology invariably advances. If we are unable to develop enhancements to, and new features for, notifiCRM that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features, and services depends on several factors, including the timely completion, introduction, and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market at a competitive price or at all. Furthermore, notwithstanding that notifiCRM videos are currently viewable on both mobile and desktop devices regardless of operating system, potential uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our service to operate effectively with future network platforms and technologies could reduce the demand for our service, result in customer dissatisfaction, and harm our business.

Our ability to deliver our services is dependent on the maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that, by design, are highly fragmented and distributed. This infrastructure is run by a series of independent, third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), which is now related to ICANN.

The Internet has experienced, and will continue to experience, a variety of outages and other delays due to damages to portions of its infrastructure, denial-of-service attacks, or related cyber incidents. These scenarios are not under our control and could reduce the availability of the Internet to us or our customers for delivery of our services. Any resulting interruptions in our services or the ability of our customers to access our services could result in a loss of potential or existing customers and harm our business.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfolding over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation, such as the European Union’s General Data Protection Regulation, with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. The high costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, has elevated this topic from the IT organization to the executive and board level.

Our business is highly competitive and any failure to adapt to changing consumer preferences may adversely affect our business and financial results.

We operate in a highly competitive, consumer-driven, and rapidly changing environment. Our success will, to a large extent, be dependent on our ability to acquire, develop, adopt, upgrade, and exploit new and existing technologies to address consumers’ changing demands and distinguish our services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient, or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, are not available at competitive prices, or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer.

The ability of our competitors to introduce new technologies, products, and services more quickly than we do may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies, or changes in competitors’ product and service offerings may require us in the future to make additional research and development expenditures or to offer products and services at no additional charge or at a lower price. In addition, the uncertainty of our ability, and the costs, to obtain intellectual property rights from third parties could impact our ability to respond to technological advances in a timely and effective manner. If we are unable to successfully compete with existing companies and new entrants to the markets we compete in, our business, results of operations, and financial condition could be adversely affected.

We expect that the success of our business will be highly correlated to general economic conditions.

We expect that demand for our products and services will be highly correlated with general economic conditions, as we expect a substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States or in other countries in which we may operate may adversely impact our financial results. Because such declines in demand are difficult to predict, we or our industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment, and other factors. The inability to grow or maintain our business would adversely affect our business, financial conditions, and results of operations, and thereby an investment in our Common Stock.

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We do not currently have any patents to protect our technologies and thus, we may not gain market share to our competitors and be unable to operate our business profitably.

Our success depends significantly on our ability to protect our rights to the technologies used in our products. We currently do not have pending patent applications and we rely on copyright, trade secrets, and nondisclosure, confidentiality and other contractual arrangements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. In addition, we cannot be assured that any future pending patent applications will result in the issuance of a patent to us or that we will have the financial or operational resources successfully to prosecute any patents that we may undertake. The U.S. Patent and Trademark Office, or “PTO”, may deny or require significant narrowing of claims in future patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Our pending patent applications may be challenged, which could limit our ability to stop competitors from marketing related technologies. There can also be no assurance that competitors will not be able to design around any patents that may be issued to us in the future. In addition, we rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and intellectual property assignment agreements with our employees, our partners, independent distributors, and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. We currently do not utilize any registered or common law trademarks to protect or brand the name of any of our products.

Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights.”

We do not own any patents relating to our notifiCRM platform.

We do not currently own any domestic or foreign patents relating to our notifiCRM platform, nor do we currently have any licenses to use any third-party intellectual property. As such, if we are not successful in obtaining intellectual property rights covering our products, or obtaining licenses to use a third-party’s intellectual property on reasonable and acceptable terms, it could result in lawsuits against us for trademark and/or intellectual property infringement, and we may not be able to counterclaim with our own infringement allegations. Any such infringement, litigation, or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations or results of operations.

If we are unable to protect and enforce our intellectual property rights, we may be unable to compete effectively.

We believe that our intellectual property rights are important to our success and our competitive position, and we rely on a combination of copyright and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Although we have devoted substantial resources to the establishment and protection of our intellectual property rights, the actions taken by us may be inadequate to prevent imitation or improper use of our products and services by others or to prevent others from claiming violations of their intellectual property rights by us. We also rely on confidentiality procedures and contractual provisions with our employees, consultants, and corporate partners to protect our proprietary rights, but we cannot assure the compliance by such parties with their confidentiality obligations, which could be very time consuming and expensive to enforce.

Legal challenges to our intellectual property rights could adversely affect our financial results and operations.

We rely on licenses and other agreements in respect of our intellectual property with our partners and other parties and other intellectual property rights to conduct our operations. Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability, or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our businesses as currently conducted. We may need to change our business practices if any of these events occur, which may limit our ability to compete effectively and could have an adverse effect on our results of operations. Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business.

Our success depends, in part, on the capacity, reliability, and security of our information technology hardware and software infrastructure, as well as our ability to adapt and expand our infrastructure.

The capacity, reliability, and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, including the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for various aspects of our hardware and software infrastructure. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our services, retain our current users, and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses, or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses, any of which could substantially harm our business and our results of operations.

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We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

We depend on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of our products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results, and financial condition.

We may not be able to find suitable software developers at an acceptable cost.

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. We will continue to require such expertise in the future. Due to the current demand for skilled software developers, we run the risk of not being able to find or retain suitable and qualified personnel at an acceptable price. Without these developers, we may not be able to further develop and maintain our software, which is the most important aspect of our business development

Our business may be affected by changing consumer preferences or by failure of the public to accept any new product offerings we may pursue.

The production and distribution of entertainment content is an inherently risky business because the revenue that may be derived depends primarily on the content’s acceptance by the public, which is difficult to predict. Consumer and audience tastes change frequently, and it is a challenge to anticipate what offerings will be successful at a certain point in time. In addition, competing entertainment content, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, and increasing digital and on-demand distribution offerings may also affect the audience for our content. Our expenses may increase as we invest in new programming ideas, and there is no guarantee that the new programming will be successful or generate sufficient revenue to recoup the expenditures.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. Rory J. Cutaia. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Risks Related to an Investment in Our Securities

Our board of directors is authorized to issue additional shares of our Common Stock that would dilute existing stockholders.

We are currently authorized to issue up to 200,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 153,698,043 shares of Common Stock and no shares of preferred stock are currently issued and outstanding as of August 14, 2018. The number of shares of Common Stock issued and outstanding as of August 14, 2018 excludes 24,534,605 shares of Common Stock issuable upon exercise of stock options, 5,154,047 shares of Common Stock reserved for issuance under the Plan, 31,854,113 shares of Common Stock issuable upon the exercise of all outstanding warrants, and 11,264,826 shares of Common Stock issuable upon the conversion of all outstanding convertible notes. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders, and may negatively impact the market price of our Common Stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding immediately following the completion of this offering. Therefore, if you purchase shares of Common Stock in this offering at an assumed public offering price of $________ per share, you will experience immediate dilution of $______ per share, the difference between the price per share you pay for our Common Stock and its pro forma net tangible book value per share as of ______, 2018, after giving effect to the issuance of shares of Common Stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased shares of Common Stock.

In addition, as of August 14, 2018, we have issued 31,854,113 shares of Common Stock issuable upon the exercise of all outstanding warrants, 11,264,826 shares of Common Stock issuable upon the conversion of all outstanding convertible notes, and 24,534,605 shares of Common Stock issuable upon the exercise of all outstanding stock options. The exercise or conversion prices to acquire Common Stock upon the exercise or conversion of warrants, notes, or options, are at prices significantly below the public offering price. To the extent outstanding warrants, options, or notes are ultimately exercised or converted, there will be further dilution to investors purchasing our Common Stock in this offering. In addition, if we issue additional equity securities, there is a vesting of employee stock grants, or there are any exercises of future stock options, you will experience additional dilution. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders, and may negatively impact the market price of our Common Stock.

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We may issue additional securities with rights superior to those of our Common Stock, which could materially limit the ownership rights of our stockholders.

We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our board of directors has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our stockholders. It is possible that any debt securities or preferred stock that we sell would have terms and rights superior to those of our Common Stock and may be convertible into shares of our Common Stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our Common Stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our Common Stock.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their shares.

Our Common Stock is quoted on the OTCQB. Trading in stock quoted on over-the-counter markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on this market is often more sporadic than the trading of securities listed on a national securities exchange like NASDAQ or the NYSE. Accordingly, stockholders may have difficulty reselling any of our shares.

If NASDAQ approves our application to list our Common Stock and we are not able to comply with the applicable continued listing requirements or standards of NASDAQ, NASDAQ could delist our Common Stock.

In conjunction with this offering, we intend to apply to list our Common Stock on NASDAQ. There is no assurance that our Common Stock will ever be quoted on NASDAQ. Should our Common Stock be listed on NASDAQ, in order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

The market price of our Common Stock has been, and may continue to be, subject to substantial volatility.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including;

●	volatility in the trading markets generally and in our particular market segment;

●	limited trading of our Common Stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our board of directors or management;

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●	sales of shares of our Common Stock by us or by our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, have from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of Common Stock at the time and price they desire.

A decline in the price of our Common Stock could affect our ability to raise further working capital, which could adversely impact our ability to continue our operations.

A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our Common Stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our Common Stock and we may be forced to reduce or discontinue operations.

Because we do not intend to pay any cash dividends on our shares of Common Stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our board of directors determines to pay dividends, our stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

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We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue to grow. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

We lack sufficient internal controls over financial reporting and implementing acceptable internal controls will be difficult with only two officers and two directors, one of which also serves as our Chief Executive Officer, which will make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported as and when required.

While we have recently identified and extended offers to an experienced controller, as well as to three additional individuals to serve as independent members of our board of directors, one of whom is qualified to chair our audit committee, as of the date of this filing, we currently lack internal controls over our financial reporting and it may be difficult to implement such controls at this time with only two officers and two directors, one of which also serves as our Chief Executive Officer. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required.

The reason we believe that our disclosure controls and procedures are not effective is because:

●	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to our size;

●	the staffing of our accounting department is weak due to the lack of qualifications and training, and the lack of formal review process;

●	our control environment is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies; and

●	failure in the operating effectiveness over controls related to recording revenue.

We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. We estimate that our executive officers and directors and their respective affiliates beneficially own approximately 36.4% of our outstanding voting stock, on a fully-diluted basis, as of August 14, 2018, and, following the completion of this offering, such persons would beneficially own approximately _______% of our outstanding voting stock, on a fully-diluted basis, assuming that we issued _______shares in this offering and that the number of shares outstanding as of August 14, 2018 remains unchanged. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

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●	to elect or defeat the election of our directors;

●	to amend or prevent an amendment to our Articles of Incorporation (“Articles of Incorporation”) or Bylaws (“Bylaws”);

●	to effect or prevent a merger, sale of assets, or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover, or other business consolidation, or discouraging a potential acquirer from making a tender offer for our Common Stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock.” The SEC adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer buying our securities, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability and/or willingness of broker-dealers to trade our securities, either directly or on behalf of their clients, may discourage potential investor’s from purchasing our securities, or may adversely affect the ability of our stockholders to sell their shares.

The Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock, have an adverse effect on the market for our shares, and thereby depress our price per share of Common Stock.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation and Bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taken control of us from doing so if it cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Risks Related to the Proposed Sound Concepts Acquisition

Cash expenditures associated with the Sound Concepts Acquisition may create significant liquidity and cash flow risks for us.

We expect to incur significant transaction costs and some integration costs in connection with the proposed Sound Concepts Acquisition. While we have assumed that this level of expense will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the Sound Concepts Acquisition and integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent these Sound Concepts Acquisition and integration expenses are higher than anticipated, we may experience liquidity or cash flow issues.

Failure to complete the proposed Sound Concepts Acquisition could materially and adversely affect our results of operations and the market price of our Common Stock.

Our consummation of the proposed Sound Concepts Acquisition is subject to many contingences and conditions, including the preparation of audited and unaudited financial statements for Sound Concepts, the negotiation, execution, and delivery of the definitive agreements necessary to consummate the Sound Concepts Acquisition, and raising the financing required to pay the Acquisition Cash Payment. We cannot assure you that we will be able to successfully consummate the proposed Sound Concepts Acquisition as currently contemplated or at all. Risks related to the failure of the proposed Sound Concepts Acquisition to be consummated include, but are not limited to, the following:

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●	we would not realize any of the potential benefits of the transaction, which could have a negative effect on our stock price;

●	we expect to incur significant fees and expenses regardless of whether the proposed Sound Concepts Acquisition is consummated, including due diligence fees and expenses, accounting fees in connection with the preparation of Sound Concepts’ financial statements, and legal fees and expenses;

●	if and when we enter into a definitive agreement with Sound Concepts, we may become liable for significant transaction costs;

●	we may experience negative reactions to the proposed Sound Concepts Acquisition from customers, clients, business partners, lenders, and employees;

●	the trading price of our Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Sound Concepts Acquisition will be completed; and

●	the attention of our management may be diverted to the Sound Concepts Acquisition rather than to our own operations and the pursuit of other opportunities that could have been beneficial to us.

The occurrence of any of these events individually or in combination could materially and adversely affect our results of operations and the market price of our common stock.

If the Sound Concepts Acquisition is consummated, the combined company may not perform as we or the market expects, which could have an adverse effect on the price of our Common Stock.

Even if the Sound Concepts Acquisition is consummated, the combined company may not perform as we or the market expects. Risks associated with the combined company following the Sound Concepts Acquisition include:

●	integrating businesses is a difficult, expensive, and time-consuming process, and the failure to integrate successfully our businesses with the business of Sound Concepts in the expected time frame would adversely affect our financial condition and results of operation;

●	the Sound Concepts Acquisition will materially increase the size of our operations, and if we are not able to manage our expanded operations effectively, our Common Stock price may be adversely affected;

●	it is possible that our key employees or key employees of Sound Concepts might decide not to remain with us after the Sound Concepts Acquisition is completed, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations, and growth prospects of the combined company;

●	the success of the combined company will also depend upon relationships with third parties and Sound Concepts’ or our pre-existing customers, which relationships may be affected by customer preferences or public attitudes about the Sound Concepts Acquisition. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, and results of operations; and

●	if government agencies or regulatory bodies impose requirements, limitations, costs, divestitures, or restrictions on the consummation of the Sound Concepts Acquisition, the combined company’s ability to realize the anticipated benefits of the Sound Concepts Acquisition may be impaired.

The obligations and liabilities of Sound Concepts, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Sound Concepts to us.

Sound Concepts’ obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Sound Concepts’ historical financial statements, may be greater than we have anticipated. The obligations and liabilities of Sound Concepts could have a material adverse effect on Sound Concepts’ business or Sound Concepts’ value to us or on our business, financial condition, or results of operations. Even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to us, or any applicable insurance, we could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect our business, financial condition, or results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and as well as in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Common Stock in this offering will be approximately $       million, or approximately $       million if the Underwriter exercises its over-allotment option in full, assuming an offering price of $      per share, the last reported sale price of our Common Stock as quoted on the OTCQB on      , 2018, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

A $      increase or decrease in the assumed offering price of $      per share of Common Stock (which was the last reported sale price per share of our Common Stock on      , 2018) would increase or decrease, respectively, the net proceeds to us by approximately $      . A increase or decrease in the assumed number of shares sold in this offering would increase or decrease, respectively, the net proceeds to us by approximately $      .

We currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes. In the event we enter into a definitive agreement with Sound Concepts with respect to the proposed Sound Concepts Acquisition, which event is currently contemplated by the letter of intent, a material portion of the net proceeds from the sale of the securities under this prospectus may be used to provide funds for all, or a portion of, the Acquisition Cash Payment, as well as to pay transaction expenses and integration costs in connection with the Sound Concepts Acquisition and related transactions. For additional information regarding the proposed Sound Concepts Acquisition and terms of the non-binding letter of intent, see “The Proposed Sound Concepts Acquisition” below.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

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MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our Common Stock is quoted on the OTCQB under the symbol “FUSZ.”

Set forth below are the range of high and low closing bid prices for the periods indicated as reported by the OTC Markets Group Inc. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Closing Bid Price Per Share		Low Closing Bid Price Per Share
September 30, 2018	$0.78	(1)	$0.482	(1)
June 30, 2018	$3.04		$0.45
March 31, 2018	$2.10		$0.08
December 31, 2017	$0.14		$0.08
September 30, 2017	$0.23		$0.07
June 30, 2017	$0.51		$0.09
March 31, 2017	$0.16		$0.07
December 31, 2016	$0.17		$0.05
September 30, 2016	$0.20		$0.08
June 30, 2016	$0.18		$0.05
March 31, 2016	$0.10		$0.03

(1) Through August 13, 2018

On August 13, 2018, the closing bid price of our Common Stock as reported by the OTCQB was $0.5459 per share. As of August 14, 2018, there were approximately 84 holders of record of our Common Stock. As of such date, 153,698,043 shares of our Common Stock were issued and outstanding.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends, if any, on our Common Stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. The Nevada Revised Statutes (the “NRS”), however, prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

●	we would not be able to pay our debts as they become due in the usual course of business; or

●	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

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CAPITALIZATION

The following table sets forth our capitalization assumed as of June 30, 2018 on an actual basis and on an as adjusted basis to reflect our sale of      shares of Common Stock (assuming no exercise of the Underwriters’ over-allotment option) in this offering at the assumed offering price of $      per share of Common Stock (which was the closing price per share of our Common Stock on      ), after deducting estimated Underwriters’ discounts and commissions and offering expenses payable by us, and the application of the net proceeds from our sale of shares of Common Stock in this offering.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2018
	Actual	As adjusted
Cash and cash equivalents	$1,420,798	$
Total Current Liabilities	$3,686,026	$
Stockholder’s Equity
Common Stock, par value $0.0001 per share (200,000,000 shares authorized; 153,698,043 shares issued and outstanding, actual; shares issued and outstanding, as adjusted)	$15,370	$
Additional paid-in capital	$33,066,404	$
Common Stock issuable, 0 actual; as adjusted	$-
Accumulated deficit	$(35,262,485)	$
Total Stockholders’ Deficit	$(2,180,711)	$
Total Capitalization	$1,505,315	$

The number of shares of our Common Stock outstanding used for existing stockholders is based on 153,698,043 shares of our Common Stock outstanding as of June 30, 2018 and excludes as of such date: (i) 24,534,605 shares of Common Stock underlying outstanding stock options; (ii) 5,154,047 shares of Common Stock reserved for issuance under the Plan; (iii) 29,407,413 shares of Common Stock issuable upon the exercise of the outstanding warrants; and (iv) 11,264,826 shares of Common Stock issuable upon the conversion of certain outstanding notes.

A $0.      increase or decrease in the assumed offering price of $      per share of Common Stock (which was the closing price per share of our Common Stock on      ) would increase or decrease, respectively, each of additional paid-in capital, total stockholder’ equity, and total capitalization by approximately $      million, assuming that the assumed offering of      shares of Common Stock remains the same and after deducting the underwriting discounts and commissions.

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Stock and the as-adjusted net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book deficit as of June 30, 2018 was $2,180,711, or approximately $0.01 per share of our Common Stock. Historical net tangible book deficit per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of June 30, 2018.

After giving effect to the issuance and sale of      shares of our Common Stock in this offering at an assumed public offering price of $      per share, the last reported sale price of our Common Stock on the OTCQB on      , 2018, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value/deficit as of June 30, 2018 would have been $     million, or $      per share. This represents an immediate decrease in net tangible book deficit/value per share of $      to existing stockholders and immediate dilution of $      per share to new investors purchasing Common Stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

	(unaudited)
Assumed public offering price per share of Common Stock	$
Pro forma net tangible book value per share as of June 30, 2018, before this offering		0.01
Increase in pro forma net tangible book value per share attributable to new investors
Pro forma net tangible book value per share as of June 30, 2018, after this offering
Dilution per share to investors in this offering	$

Each $     increase (decrease) in the assumed public offering price of $     per share, the last reported sale price of our Common Stock on the OTCQB on     , 2018, would increase (decrease) our as adjusted net tangible book value per share after this offering by approximately $     million, and the dilution per share to new investors purchasing shares in this offering by $     , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares to be issued in this offering. Each increase (decrease) of shares offered by us would (increase) decrease our net tangible book value per share by $     and the dilution per share to new investors purchasing shares in this offering by $     assuming that the assumed public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the Underwriter exercises its over-allotment option to purchase additional shares in full, the net tangible book value per share after this offering would be $     per share, the increase in net tangible book value per share to existing stockholders would be $     per share, and the dilution to new investors purchasing shares in this offering would be $     per share.

The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the Underwriter at pricing.

The number of shares of Common Stock shown above to be outstanding after this offering is based on 153,698,043 shares outstanding as of June 30, 2018 and excludes:

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●	24,534,605 shares of Common Stock issuable upon exercise of outstanding stock options as of June 30, 2018, with a weighted-average exercise price $0.30 per share;

●	5,154,047 shares of Common Stock reserved for issuance under the Plan;

●	31,854,113 shares of Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2018, with a weighted-average exercise price of $0.14 per share; and

●	11,264,826 shares of Common Stock issuable upon the conversion of notes outstanding as of June 30, 2018.

To the extent that these outstanding options or warrants are exercised, these outstanding notes are converted, or we issue additional shares of Common Stock in the future, whether pursuant to the Plan or otherwise, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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BUSINESS

Overview

CMG was organized as a limited liability company under the laws of the State of Nevada on December 12, 2012. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and bBooth, Inc., thereafter, changed its name to bBooth (USA), Inc., effective as of October 16, 2014. The operations of CMG and bBooth (USA), Inc. became known as, and are referred to in this prospectus as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by GSD, pursuant to the Share Exchange Agreement entered into with GSD. GSD was incorporated in the state of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name change merger) with the Secretary of State of the State of Nevada on April 4, 2017 and April 17, 2017, respectively. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

Our Business

We are an applications services provider marketing cloud-based business software products on a subscription basis. Our flagship product, notifiCRM, is a CRM application that is distinguishable from other CRM programs because it utilizes interactive video as the primary means of communication between sales and marketing professionals and their clients or prospects. notifiCRM allows our users to create, distribute, and post interactive videos that contain on-screen interactive icons, buttons, and other elements, that when clicked, allow their prospects and customers to respond to our users’ call to action in real-time, in the video, while the video is playing, without leaving or stopping the video. Our users report increased sales conversion rates compared to traditional, non-interactive video. We developed proprietary interactive video technology, which serves as the basis for our cloud, SaaS products and services that we market under the brand name “notifi” and they are accessible on all mobile and desktop devices. No download is required to access and use our applications. Our users also have access to detailed analytics in the application dashboard that reflect when the videos were viewed, by whom, how many times, for how long, and what interactive elements were clicked-on in the video, among other things, all of which assist our users in focusing their sales and marketing efforts by identifying which clients or prospects have interest in the subject matter of the video.

Our notifiCRM platform can accommodate any size campaign or sales organization, and it is enterprise-class scalable to meet the needs of today’s global organizations. We are working with our vendors to ensure that it is so scalable based upon our current agreements with them. We offer stand-alone versions of our notifiCRM product on a subscription basis to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as to artists and social influencers. We also offer notifiCRM through a network of partners and resellers that include Oracle/NetSuite and Marketo, who offer notifiCRM to their respective clients and customers as an upgrade to their existing Oracle/NetSuite or Marketo subscriptions. notifiCRM is fully integrated into each of their platforms and upon payment of the upgrade fee, is accessible through the respective dashboards of Oracle/NetSuite and Marketo. We are actively developing integrations of notifiCRM into other popular marketing, CRM, and ERP platforms.

Our notifiMED application is designed for physicians and other healthcare providers to create more efficient and effective interactive communications with patients. Patients are able to avoid unnecessary and inconvenient visits to their physicians’ or other healthcare providers’ offices by viewing and responding to interactive videos through in-video, on-screen clicks that are designed to assess the patients’ need for an office visit. If the patient’s responses to the interactive video indicate that an office visit is either necessary or desirable, the patient can schedule the office visit right in through video in real time. Patients can also download and print prescriptions, care instructions, and other physician distributed documents right from and through the video. notifiMED is offered on a subscription basis.

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Our notifiEDU application is designed for teachers and school administrators for more effective communications with students, parents, and faculty. notifiEDU allows teachers to deliver interactive lessons to students which are both more engaging and more effective. notifiEDU allows teachers to communicate with students through their mobile devices and computers to deliver lessons and tests/quizzes on the screen and in the video. The analytics capabilities of notifiEDU available on the dashboard of the teacher or school administrator allows them to track which students watched the lesson, when, for how long, how many times, and track and report on test/quiz results. notifiEDU is offered on a subscription basis.

Our notifiTV and notifiLIVE products are also part of our proprietary interactive video platform that allows viewers to interact with pre-recorded as well as live broadcast video content by clicking on links embedded in on-screen people, objects, graphics, or sponsors’ signage. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

Revenue Generation

We intend to generate revenue from the following sources:

●	Recurring subscription fees paid by enterprise users for access to our stand-alone applications by enterprise employees or affiliates;

●	Recurring subscription fees paid by non-enterprise individual users for access to our stand-alone applications;

●	In-app and online purchases by users to access various premium services, features, functionality, and options of the platform (such as the ability to create, edit, and send interactive videos, among several other interactive video features and functionality);

●	Recurring subscription fees paid by enterprise users for access to our applications integrated into Oracle/NetSuite and Marketo; and

●	Recurring subscription fees paid by enterprise users who subscribe to bundled service offerings from our partners and/or their respective value-added resellers.

Our Market/Industry

Our market is intentionally broad and includes sales-based organizations, consumer brands, ad agencies, online marketers, advertisers, sponsors, social media celebrities, entertainment celebrities and performance artists, enterprise users — large and small, religious organizations, health care providers, network marketing and multi-level marketing companies, media companies, major motion picture studios, social media companies, schools and training facilities, and virtually any other person or organization that seeks to attract, engage, and communicate with prospects, customers, consumers, fans, followers, patients, students, friends, and subscribers, among others, online, utilizing automated, interactive video technology.

Distribution Methods

Our distribution method is:

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1.	Prospective customers and clients can subscribe to our notifiCRM software service on a monthly or annual contract through a simple, web-based sign-up form accessible on our website (www.nFüsz.com), as well as through interactive sign-up links that we distribute via email and text and through social media.

2.	Enterprise users can subscribe to our notifiCRM software service and then distribute custom-branded sign-up links to their internal and external staff via email or other electronic means.

3.	We enter into license and partnership agreements with other CRM providers to incorporate our notifiCRM technology into such other CRM providers’ software platforms that they offer to their existing and prospective client base for an additional monthly fee, which fee is shared with us. In January 2018, we entered into such an agreement with Oracle America, Inc., to integrate our notifiCRM application into their NetSuite platform on a revenue share basis. In addition, in February 2018, we entered into a similar agreement with Marketo, Inc. to integrate our notifiCRM application into their platform on a revenue share basis.

4.	We enter into license or partnership agreements with digital marketing companies and advertising agencies to resell our notifiCRM technology to their existing and prospective client bases, for monthly fees, which fees are shared with us. In March 2018, we entered into such an agreement with Ignite Visibility, LLC both to utilize and to resell our notifiCRM product to their clients on a revenue share basis. In addition, in March 2018, we entered into a similar agreement with DR2Marketing, LLC to both utilize, as well as to resell, our notifiCRM product to their clients on a revenue share basis.

5.	We intend to enter into partnership agreements with large cloud services providers, who bundle our application with such providers’ other applications offered to their existing and prospective global customer base in order to drive more data storage and bandwidth utilization fees from such customers. We are currently finalizing contract negotiations with two such cloud services providers for similar partnership relationships.

6.	We employ a direct sales team, as well as outside sales consultants.

Marketing

We utilize our own proprietary interactive video platform as the foundation of our ongoing marketing initiatives. Our initiatives include daily, broad-based social media engagement by a dedicated team of full-time employees and outside consultants; management of our interactive video-based website; interactive video-based email campaigns, television commercials, among many other ongoing initiatives designed to increase awareness of our products and services and drive conversion and adoption rates.

Competition

CRM software generated more than $40.7 billion in sales in 2017, and has grown to become the largest software segment, overtaking data management software. We are active in the CRM applications industry. We believe that our proprietary notifiCRM interactive video technology provides significant competitive advantages to the CRM applications offered by the long-term leaders in the field: Salesforce.com, Inc., Microsoft Corporation, Oracle Corporation, and SAP SE, which collectively account for more than 40% of industry sales. These companies, as well as many others, have numerous differences in feature sets and functionality, but all share certain basic attributes. Most of them were designed before the advent and proliferation of mobile phones, social media, and the technology behind the current ubiquity of video over the internet and more recently on mobile devices. While many of them have attempted to incorporate video capabilities into their respective CRM platforms, sometimes in ‘‘bolt-on’’ fashion, it is our opinion that none of them have done so in an effective manner, and certainly none of them utilize interactive video technology similar to that of notifiCRM, which places clickable calls to action right in the video, including into users’’ pre-existing sales and product videos. In addition, notifiCRM videos are viewable on both mobile and desktop devices regardless of operating system and without the need to download a proprietary player or program.

The differences between notifiCRM and the applications of the larger, more established incumbent providers of CRM software serve to highlight the reasons we have chosen not only to develop our own standalone SaaS cloud CRM platform, but also to permit incorporation and integration of our interactive video technology into third-party platforms. The enterprises that own or control those platforms can then offer notifiCRM to their clients and customers as an upgrade feature. The implementation of this strategy is evidenced by the partnerships we currently enjoy with Oracle/NetSuite and Marketo. Nevertheless, the market share, marketing strength, and competitive advantages of our competitors may preclude our obtaining any material share of this market.

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Intellectual Property

Our policy is to protect our technology by, among other things, trade secret protection and copyrights. We primarily rely upon trade secrets and copyrighted proprietary software, code, and know-how to protect our notifiCRM technology platform and associated applications. We have taken security measures to protect our trade secrets and proprietary know-how, to the extent possible. Our means of protecting our proprietary rights may not prove to be adequate and our competitors may independently develop technology or products that are similar to ours or that compete with ours. Trade secret and copyright laws afford only limited protection for our technology and products. The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Third parties may also design around our proprietary rights, which may render our protected technology and products less valuable, if the design around is favorably received in the marketplace. In addition, if any of our products or technology is covered by third-party patents or other intellectual property rights, we could be subject to various legal actions. We cannot assure you that our technology platform and products do not infringe patents held by others or that they will not in the future. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement, invalidity, misappropriation, or other claims.

Research and Development

We incurred $375,220 and $257,803 of research and development expenses during the fiscal years ended December 31, 2017 and 2016, respectively. We incurred $235,733 of research and development expenses during the six-month period ended June 30, 2018. These funds were primarily used for development of our notifiCRM software.

Suppliers

We currently rely on a full-time, dedicated, external team of experienced professionals for the coding and maintenance of our software. We believe we have mitigated the associated risks of managing an external team of software development professionals by incorporating internal management and oversight, as well as appropriate systems, protocols, controls, and procedures and ensuring that we have access to additional qualified professionals to provide like or complementary services.

Dependence on Key Customers

Based on our current business and anticipated future activities as described in this prospectus, we do not have, and do not expect to have, any significant customer concentration. Accordingly, we do not expect to be dependent on any key customers.

Government Regulation

Government regulation is not of significant concern for our business nor is government regulation expected to become an impediment to the business in the near- or mid-term as management is currently unaware of any planned or anticipated government regulation that would have a material impact on our business. Our management believes it currently possesses all requisite authority to conduct our business as described in this prospectus.

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Employees

As of August 14, 2018, we had seven full-time statutory employees, and 22 full-time consultants and contractors. We also employ part-time consultants and contractors on an as-needed basis to provide specific expertise in areas of software design, development and coding, content creation, audio and video editing, video production services, and other business functions including marketing and accounting. None of our employees or consultants is covered by a collective bargaining agreement. We have had no prior labor-related work stoppages and believe that our relationship with our employees, consultants, and contractors, both full-time and part-time, is good.

Properties

Our corporate headquarters is approximately 2,800 square feet and is located at 344 S. Hauser Blvd., Suite 414, Los Angeles, California 90036. Our headquarters houses our executive and administrative operations. The lease expires on April 30, 2019 and the base rent is $4,743. We believe that our facility is sufficient to meet our current needs and that suitable additional space will be available as and when needed.

Legal Proceedings

On April 24, 2018, EMA Financial, LLC, a New York limited liability company (“EMA”), commenced an action against us, styled EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The Complaint sets forth four causes of action and seeks relief consisting of: (1) money damages, (2) injunctive relief, (3) liquidated damages, and declaratory relief. All of the claims stem from our refusal to honor EMA’s exercise notice in connection with a common stock purchase warrant that we had granted to it. We believe EMA’s allegations are entirely without merit.

The circumstances giving rise to the dispute are as follows: on or about December 5, 2017, we issued a warrant to EMA as part of the consideration we were required to provide in connection with a contemporaneous convertible loan EMA made to us. The loan, which was evidenced by a convertible note, was for a term of one year. Our refusal to honor the warrant exercise notice was due to our good faith belief that EMA’s interpretation of the cashless exercise provision of the warrant was, inter alia, (i) contrary to our direct conversations and agreements made with EMA prior to, and during the preparation of the loan and warrant agreements; (2) wholly inconsistent with industry norms, standards, and practices; (3) was contrary to the cashless exercise method actually adopted by EMA’s co-lender in the same transaction; and (4) was the result of a single letter mistakenly transposed in the cashless exercise formula drafted by EMA which if adopted, would result in a gross and unintended windfall in favor of EMA and adverse to us. Moreover, as set forth in our response to EMA’s allegations, EMA’s interpretation of the cashless exercise provision would have resulted in it being issued more shares of our Common Stock than it would have received if it exercised the warrant for cash (instead of less), and more than the amount of shares reflected on the face of the warrant agreement itself. The loan underlying the transaction was repaid, in full, approximately three months after it was issued, on March 8, 2018, together with all accrued interest, prior to any conversion or attempted conversion of the Note.

On July 20, 2018, we filed an Answer to the Complaint, along with certain Affirmative Defenses, as well as Counterclaims seeking, inter alia, to void the entire transaction for violation of New York’s criminal usury laws and, alternatively, for reformation of the warrant conversion formula set forth in the Warrant Agreement so as to be consistent with the parties’ intent and custom and practice in the industry. We intend to vigorously defend the action, as well as vigorously prosecute our counterclaims against EMA. The action is still pending.

We know of no other material pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our assets or properties, or the assets or properties of any of our subsidiaries, are subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

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THE PROPOSED SOUND CONCEPTS ACQUISITION

On July 17, 2018, we entered into a non-binding letter of intent with Sound Concepts to memorialize discussions related to the Sound Concepts Acquisition of all of the issued and outstanding shares of Sound Concepts Capital Stock. We anticipate acquiring the Sound Concepts Capital Stock for an aggregate of $25,000,000 of value, to be payable through a combination of a cash payment by us of the $15,000,000 Acquisition Cash Payment and the issuance of the Acquisition Stock with a fair market value of $10,000,000. We anticipate forming an acquisition subsidiary into which Sound Concepts will merge in accordance with the provisions of a three-party merger agreement among Sound Concepts, our acquisition subsidiary, and us.

The consummation of the proposed Sound Concepts Acquisition is subject to the satisfaction or waiver of certain conditions. In addition to customary closing conditions, our obligation to complete the proposed Sound Concepts Acquisition is conditioned on (i) the preparation of audited financial statements for Sound Concepts for the fiscal years ended December 31, 2017 and 2016, and unaudited financial statements for Sound Concepts for all completed interim periods during fiscal 2018 prior to the consummation of the Sound Concepts Acquisition, all of which shall have been prepared in accordance with GAAP; and (ii) the negotiation, execution, and delivery of definitive transaction documents necessary to consummate the proposed Sound Concepts Acquisition. There can be no assurance that we will enter into definitive transaction documents, or that the proposed Sound Concepts Acquisition will be consummated. Unless and until all conditions set forth in the letter of intent are satisfied or waived, neither party has a binding obligation to enter into definitive transaction documents or otherwise consummate the transactions contemplated by the letter of intent.

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BUSINESS OF SOUND CONCEPTS

Sound Concepts is an established 25-year-old business with approximately 60 employees, based in Salt Lake City, Utah, providing digital marketing and sales support services, including a video-based sales application, to the direct sales industry. They currently have approximately 75 clients in the network marketing and affiliate marketing sector, which include Isagenix, Vasayo, Nu Skin, Nerium, Forever Living, Seacret, among many others. Their sales application, offered as a SaaS application, is known as Brightools and is designed specifically to meet the needs of direct sales representatives. Brightools provides recruiting tools, sales representative training and education tools, as well as instant notification capabilities to notify users when a prospect has engaged in shared content. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns as well as compliance. Brightools is currently in use in over 48 different countries and has more than 360,000 current users.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS — NFÜSZ

The following discussion and analysis of the results of operations and financial condition of nFüsz for the fiscal years ended December 31, 2017 and 2016 and three- and six-month periods ended June 30, 2018 and 2017, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Special Note Regarding Forward-Looking Statements, and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward looking statements.

Overview

CMG was organized as a limited liability company under the laws of the State of Nevada on December 12, 2012. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and, thereafter, bBooth, Inc. changed its name to bBooth (USA), Inc., effective October 16, 2014. The operations of CMG and bBooth (USA), Inc. became known as, and are referred to in this prospectus as, “bBoothUSA.”

On October 16, 2014, bBoothUSA was acquired by GSD, pursuant to the Share Exchange Agreement entered into with GSD. GSD was incorporated in the state of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name change merger) with the Secretary of State of the State of Nevada on April 4, 2017 and April 17, 2017, respectively. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

Results of Operation

Three Months Ended June 30, 2018 as compared to the Three Months Ended June 30, 2017

Revenues

Subscription revenues for the three months ended June 30, 2018 were $8,239, compared to $0 for the three months ended June 30, 2017. The increase in subscription revenues were primarily attributable to the Company’s SaaS platform that was launched during the fourth quarter of fiscal 2017. There was no similar transaction in the second quarter of 2017.

Operating Expenses

Research and development expenses were $105,733 for the three months ended June 30, 2018, as compared to $92,240 for the three months ended June 30, 2017. The increase was primarily due to an increase in fees for coders dedicated to software development enhancements and modifications.

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General and administrative expenses for the three months ended June 30, 2018 and 2017 were $(490,145) and $1,352,028, respectively. The decrease was primarily due to a decrease in stock-based compensation expense of $2,096,024 offset by an increase in marketing and labor related costs associated with growth of the Company. The significant decrease in stock-based compensation is attributed to the revaluation of our consultants’ unvested restricted stock and stock options. The price of the Company’s Common Stock decreased significantly from $1.45 per share at March 31, 2018 to $0.60 per share at June 30, 2018.

Other expense, net, for the three months ended June 30, 2018 amounted to $(1,379,235), which represented a change in fair value of derivative liability of $(1,444,164) offset by interest expense of $58,788, and other expense of $6,141. The amount of other expense, net, was lower in the second quarter of 2018 due to the change in fair value of derivative liability and $526,871 of 2017 debt extinguishment.

Six Months Ended June 30, 2018 compared to the Six Months Ended June 30, 2017

Revenues

Subscription revenues for the six months ended June 30, 2018 were $16,242, compared to $0 for the six months ended June 30, 2017. The increase in subscription revenues were primarily attributable to the Company’s SaaS platform that was launched during the fourth quarter of fiscal 2017. There was no similar transaction in the first half of 2017.

Operating Expenses

Research and development expenses were $235,733 for the six months ended June 30, 2018, as compared to $181,840 for the six months ended June 30, 2017. The increase was primarily due to an increase in fees for coders dedicated to software development enhancements and modifications.

General and administrative expenses for the six months ended June 30, 2018 and 2017 were $4,779,429 and $1,970,028, respectively. The increase was primarily due to an increase in stock-based compensation expense of $2,249,846 plus an increase in labor related costs, marketing, and professional services associated with growth of the Company. The significant increase in stock-based compensation was due to increase in the price of the Company’s Common Stock. The price of the Company’s Common Stock increased from $0.10 per share at December 31, 2017 to $0.60 per share at June 30, 2018, or an average of $0.82 per share during the period ended June 30, 2018. In the prior period, the average price of the Company’s Common Stock was $0.18 per share.

Other expense, net, for the six months ended June 30, 2018 amounted to $1,723,612, which represented a change in fair value of derivative liability of $1,180,723, interest expense for amortization of debt discount of $747,623, interest expense of $262,721 on outstanding notes payable, $171,739 of financing costs attributed to derivative liabilities, and other expense of $12,380. These amounts were offset by a gain on extinguishment of debt, net of $(651,574). The amount of other expense, net, was higher in 2018 due to the payoff of and conversion of debt that did not occur during the first quarter of 2017.

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, financing costs, and changes in fair value of derivative liability.

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Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. Readers are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, readers should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income (loss)	$1,771,886	$(2,111,301)	$(6,722,532)	$(2,968,585)
Adjustments:
Stock Compensation Expense	(1,154,361)	942,463	3,456,593	1,206,737
Change in fair value of derivative liability	(1,444,164)	—	1,180,723	—
Amortization of debt discount	—	53,346	747,623	93,024
Interest expense	58,788	86,817	262,721	170,822
Financing costs	—	—	171,739	—
Depreciation	5,189	5,363	10,494	10,668
Gain on debt extinguishment, net	—	526,871	(651,574)	552,871
Total EBITDA adjustments	(2,534,548)	1,614,860	5,178,319	2,034,122
Modified EBITDA	$(762,662)	$(496,441)	$(1,544,213)	$(934,463)

The $265,757 decrease in Modified EBITDA for the three months ended June 30, 2018 compared to the same period in 2017, resulted from the increase in labor-related costs and marketing associated with the growth of the Company.

The $609,750 decrease in Modified EBITDA for the six months ended June 30, 2018 compared to the same period in 2017, resulted from the increase in labor-related costs, marketing and professional services associated with the growth of the Company.

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the Modified EBITDA does not reflect any cash requirements for such replacements.

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Fiscal Year Ended December 31, 2017 compared to the Fiscal Year Ended December 31, 2016

The following is a comparison of the results of our operations for the year ended December 31, 2017 and 2016:

	For the Year Ended
	December 31, 2017	December 31, 2016	$ Change
Net sales	$5,914	$—	$5,914
Research and development expense	375,220	257,803	117,417
General and administrative expense	4,327,529	2,873,185	1,454,344
Loss from operations	(4,696,835)	(3,130,988)	(1,565,847)
Other income	20,099	52,898	(32,799)
Other expense, net	(2,588,217)	(1,195,149)	(1,393,068)
Loss before income taxes	(7,264,953)	(4,273,239)	(2,991,714)
Income tax provision	1,600	866	734
Net loss	$(7,266,553)	$(4,274,105)	$(2,992,448)

Revenues

Subscription revenues for the fiscal year ended December 31, 2017 were $5,914, compared to $0 for fiscal year ended December 31, 2016. The subscription revenues in fiscal 2017 were attributable to the Company’s SaaS platform that was launched during the fourth quarter of fiscal 2017.

Operating Expenses

Research and development expenses were $375,220 in fiscal 2017, as compared to $257,803 in fiscal 2016. Research and development expenses primarily consist of fees paid to vendors contracted to perform research projects and develop technology. In fiscal 2017 and fiscal 2016, our research and development initiatives supported our cloud-based products, or SaaS platform. Our research and development expenses increased $117,417 in fiscal 2017, as compared to fiscal 2016, due to additional product development and testing.

General and administrative expenses for fiscal 2017 were $4,327,529, an increase of $1,454,344 as compared to fiscal 2016. The increase in general and administrative expenses is primarily due to an increase in stock compensation expense of $1,231,843, plus increased labor and creative consulting fees of $241,278 due to growth in our operations.

Other expense, net, for fiscal 2017 equaled $2,588,217, which represented $977,203 on loss from debt extinguishment, $643,481 of financing costs driven by derivative liabilities associated with convertible debt, $555,094 of interest expense on outstanding notes payable, and $418,339 of interest expense for amortization of debt discount. Other expense, net, for fiscal 2016 equaled $1,195,149. The amount of other expense, net, was higher in fiscal 2017 due to financing costs of $643,481, an increase in loss on debt extinguishment of $851,228, and increased interest expense of $214,514 due to by additional debt.

Other Income

We earned $20,099 in other income during fiscal 2017, compared to $52,898 for fiscal 2016. The decrease in other income in fiscal 2017 was due to the transition from the rental of interactive booths as the primary business to our current SaaS business model.

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Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, financing costs, and changes in the fair value of derivative liability.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	For the Year Ended
	December 31, 2017	December 31, 2016
Net loss	$(7,266,553)	$(4,274,105)
Adjustments:
Other income	(20,099)	(52,898)
Stock compensation expense	2,533,245	1,301,402
Debt extinguishment	977,203	455,975
Financing costs	643,481	—
Interest expense	555,094	340,580
Amortization of debt discount	418,339	398,594
Depreciation	21,512	21,301
Income tax provision	1,600	866
Change in fair value of derivative liability	(5,900)	—
Total EBITDA Adjustments	5,124,475	2,465,820
Modified EBITDA	$(2,142,078)	$(1,808,285)

The $333,793 decrease in Modified EBITDA for the year ended December 31, 2017 compared to the same period in 2016, resulted from the increase in creative consulting fees of $241,278 and research and development expenses of $117,417 in fiscal 2017.

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

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Liquidity and Capital Resources

Going Concern

We have incurred operating losses since inception and have negative cash flows from operations. As of June 30, 2018, we had a stockholders’ deficit of $2,180,711. During the period ended June 30, 2018, we incurred a net loss of $6,722,532 and utilized $1,889,395 in cash during the period ended June 30, 2018. During the period ended December 31, 2017, we utilized $15,869,489 in cash. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations.

Our condensed consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until our Company begins generating positive cash flow.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources Overview

As of June 30, 2018, we had cash of $1,420,798. We estimate our operating expenses for the next three months may continue to exceed any revenues we generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

Cash Flows — Operating

For the six months ended June 30, 2018, our cash flows used in operating activities amounted to $1,889,395 compared to cash used during the six months ended June 30, 2017 of $794,754. The change is due to an increase in business activity, which resulted in an additional consulting expenses, salary, and various operating expenses in the first half of 2018 compared to the first half of 2017. In addition, the Company paid accrued interest as part of the convertible debt payoffs in the first quarter of 2018 and paid down accounts payable.

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Cash Flows — Financing

Our cash provided by financing activities for the six months ended June 30, 2018 amounted to $3,299,633, which represented $2,978,500 of proceeds received from the issuances of our Common Stock, $1,000,000 of proceeds from the issuance of shares of our Common Stock from the exercise of a put option, $130,000 of proceeds from the issuance of convertible debt, $34,133 of proceeds from the exercise of options, and $22,000 of proceeds from the exercise of warrants, offset by $845,000 of convertible debt payments and the repurchase of Common Stock equal to $20,000. Our cash provided by financing activities for the six months ended June 30, 2017 amounted to $805,000, which represented $450,000 of proceeds received from the issuances of Common Stock, $255,000 of proceeds received from the issuance of convertible Series A preferred stock, and $100,000 of proceeds from the issuance of a convertible note. All shares of Series A preferred stock have been converted and we filed a Certificate of Withdrawal with the state of Nevada on August 10, 2018 to formally withdraw the Series A preferred stock.

Warrant Liability

As of June 30, 2018 total liabilities are $3,686,026, of which $1,014,227 is attributable to certain outstanding warrants to purchase up to 1.7 million shares of Common Stock that are accounted for as derivative liability. Without the derivative liability, total liabilities would have been $2,671,799, of which $1,964,985 is related party debt.

As of June 30, 2018, the derivative liability of $1,014,227 relates to outstanding warrants to purchase up to 1.7 million shares of Common Stock issued in December 2017 and January 2018. Due to certain adjustments that may be paid to the exercise price of the warrants if the Company issues or sells rights, options, or warrants to holders of its Common Stock (and not to the warrant holders) entitling them to subscribe for or purchase shares of its Common Stock at a price that is less than the closing price at the record date of such issuance, the warrants have been classified as a liability, as opposed to equity, in accordance with ASC 815-10 as it was determined that the warrants were not indexed to our Common Stock.

Notes Payable

The Company has the following outstanding notes payable to related parties at June 30, 2018 that are due in the current year:

Payable to:	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2018
Rory Cutaia(1)	December 1, 2015	August 1, 2018	12.0%	$1,248,883	$1,198,883
Rory Cutaia	December 1, 2015	August 1, 2018	12.0%	189,000	189,000
Past Director	December 1, 2015	April 1, 2017	12.0%	111,901	111,901
Rory Cutaia(2)	August 4, 2016	December 4, 2018	12.0%	343,326	343,326
Rory Cutaia	August 4, 2016	December 4, 2018	12.0%	121,875	121,875
Total notes payable – related parties					$1,964,985

(1)	Per the terms of the note agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of Common Stock at a conversion rate of $0.07 per share.

(2)	A total of 30% of the principal of the note can be converted to shares of Common Stock at a conversion price of $0.07 per share.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act, and are not required to provide the information under this Item.

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Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include valuation of derivative liability, valuation of debt and equity instruments, share-based compensation arrangements, and long-lived assets. Amounts could materially change in the future.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a probability weighted average Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect the fair value at the end of each reporting period, with any increase or decrease in the fair value being recorded in the current period’s results of operations as adjustments to the fair value of derivatives.

Share Based Payment

The Company issues stock options, warrants exercisable for shares of Common Stock, Common Stock, and equity interests as share-based compensation to employees and non-employees.

The Company accounts for its share-based compensation to employees in accordance FASB ASC 718 “Compensation — Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity — Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values stock compensation based on the market price on the measurement date. As described above, for employees the measurement date is the grant date, and for non-employees, this is the date performance is completed.

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The Company values stock options using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes model to value options issued during the years ended December 31, 2017 and 2016 are as follows:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Expected life in years	2.5 to 5.0	2.5 to 5.0
Stock price volatility	84.36% – 173.92%	87.19% – 153.07%
Risk free interest rate	1.22% – 2.23%	1.22% – 1.24%
Expected dividends	0%	0%
Forfeiture rate	21%	20%

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its Common Stock to estimate the future volatility for its Common Stock. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

Concentrations

During the year ended December 31, 2017, the Company had a single vendor that accounted for 20.7% of all purchases, and 18.1% of all purchases in the same period in the prior year.

Recently Issued Accounting Pronouncements

For a summary of our recent accounting policies, refer to Note 2 of our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2018 for a discussion of recent accounting pronouncements.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d- 15(e) under the Exchange Act) as of the end of the period covered by this Quarterly Report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of June 30, 2018.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended June 30, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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MANAGEMENT

Directors and Executive Officers

Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified, or until his death, resignation, or removal. Our executive officers are appointed by our board of directors and hold office until their death, resignation, or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Rory J. Cutaia	Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer	62	October 16, 2014

Jeffrey R. Clayborne	Chief Financial Officer	47	July 15, 2016
James P. Geiskopf	Director	59	October 16, 2014

Business Experience

The following is a brief overview of the education and business experience of each of our directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Rory J. Cutaia, Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer

Rory J. Cutaia has been our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer since the formation of CMG, in which roles he has continued to serve through our October 2014 acquisition of bBooth USA to current. Mr. Cutaia founded CMG in 2012 and bBooth, Inc. in 2014. In May 2014, CMG and bBooth, Inc. merged and became known as bBoothUSA, which entity was acquired in October 2014 by GSD, our predecessor. Prior to that, from October 2006 to August 2011, he was a partner and Entrepreneur-in-Residence at Corinthian Capital Group, Inc. (“Corinthian”), a private equity fund based in New York City that invested in middle-market, U.S. based companies. During his tenure at Corinthian, from June 2008 to October 2011, he was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network, and from June 2007 to August 2011, Mr. Cutaia was the Chief Executive Officer of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites. Before joining Corinthian, from January 2000 to October 2006, he founded and was the Chairman and Chief Executive Officer of The Telx Group, Inc. (“Telx”), a company engaged in the telecom carrier inter-connection, co-location, and data center business, which he sold in 2006. Before founding Telx, he was a practicing lawyer with Shea & Gould, a prominent New York City law firm. Mr. Cutaia obtained his Juris Doctorate degree from the Fordham University School of Law in 1985 and his Bachelor of Science, magna cum laude, in business management from the New York Institute of Technology in 1982. We believe that Mr. Cutaia is qualified to serve on our board of directors because of his knowledge of our current operations, in addition to his education and business experiences described above.

Jeffrey R. Clayborne, Chief Financial Officer

Jeffrey R. Clayborne has been our Chief Financial Officer since July 15, 2016. Mr. Clayborne is an experienced finance professional with an entrepreneurial spirit and proven record of driving growth and profit for both Fortune 50 companies, as well as start-up companies. Prior to joining the Company, Mr. Clayborne served as Chief Financial Officer and a consultant with Breath Life Healing Center from August 2015 to July 2016. From September 2014 to August 2015, he served as Vice President of Business Development of Incroud, Inc and from May 2012 to September 2014, Mr. Clayborne served as President of Blast Music, LLC. Prior to this, Mr. Clayborne was employed by Universal Music Group where he served as Vice President, Head of Finance & Business Development for Fontana, where he managed the financial planning and analysis of the sales and marketing division and led the business development department. He also served in senior finance positions at The Walt Disney Company, including Senior Finance Manager at Walt Disney International, where he oversaw financial planning and analysis for the organization in 37 countries. Mr. Clayborne began his career as a CPA at McGladrey & Pullen LLP (now, RSM US LLP), then at KPMG Peat Marwick (now, KPMG). He brings with him more than 20 years of experience in all aspects of strategy, finance, business development, negotiation, and accounting. Mr. Clayborne earned his Master of Business Administration degree from the University of Southern California, with high honors.

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James P. Geiskopf, Director

James P. Geiskopf has been one of our directors since the formation of bBooth USA, in which role he has continued to serve through our October 2014 acquisition of bBooth USA by GSD, our predecessor, to current. He also serves as the Chairman of our audit committee and our Lead Director. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf served as the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he served as its President and Chief Executive Officer. In 2007, he sold the franchise. Mr. Geiskopf served on the Board of Directors of Suisun Valley Bank from 1986 to 1993 and also served on the Board of Directors of Napa Valley Bancorp from 1991 to 1993, which was sold to a larger institution in 1993. Since 2014, Mr. Geiskopf has served on the board of directors of ICOx Innovations, Inc., a public company quoted on the OTC Markets Group Inc.’s OTCPK tier. From June 2013 to March 16, 2017, the date of his resignation, Mr. Geiskopf had served as a director of Electronic Cigarettes International Group, Ltd., a Nevada corporation, whose common stock had been quoted on the over-the-counter market (“ECIG”). ECIG filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code on March 16, 2017.

Mr. Geiskopf has significant and lengthy business experience including building, operating, and selling companies, serving on the boards of directors for several banks, and serving as a director and officer of several public companies. In these roles he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance, and corporate governance skills. These were the primary reasons that we concluded that he should serve as one of our directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Significant Employees

We do not currently have any significant employees other than our executive officers.

Involvement in Certain Legal Proceedings

Other than the matter listed above with respect to Mr. Geiskopf, none of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

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(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the SEC to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the SEC has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. When and if we contemplate entering into a transaction in which any executive officer, director, nominee, or any family member of the foregoing would have a direct or indirect interest, regardless of the amount involved, the terms of such transaction are to be presented to our full board of directors (other than any interested director) for approval, and documented in the board minutes.

Other than as disclosed below, since January 1, 2017, the beginning of our last full fiscal year, we have had no related party transactions.

Notes Payable — Related Parties

We had the following outstanding notes payable during the period specified above:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Largest Aggregate Amount Outstanding Since January 1, 2017	Amount Outstanding as of August 14, 2018	Interest Paid Since January 1, 2018	Interest Paid Since January 1, 2017
Note 1(1)	December 1, 2015	August 1, 2018	12.0%	$1,248,883	$1,198,883	$1,198,883	$71,341	$215,211
Note 2(2)	December 1, 2015	August 1, 2018	12.0%	189,000	189,000	189,000	11,247	33,926
Note 3(3)	December 1, 2015	April 1, 2017	12.0%	111,901	111,901	111,901	—	—
Note 4(4)	August 4, 2016	December 4, 2018	12.0%	343,326	343,326	343,326	66,214	92,670
Note 5(5)	August 4, 2016	December 4, 2018	12.0%	121,875	121,875	121,875	32,896	32,896
Total notes payable – related parties					$1,964,985	$1,964,985	$181,699	$374,703

(1)	On December 1, 2015, we issued a convertible note in favor of Mr. Cutaia, our majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to us as of that date. The note bears interest rate of 12% per annum, is secured by our assets, and had an original maturity date of April 1, 2017. Pursuant to the terms of the note, Mr. Cutaia, at his election, may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of Common Stock at a conversion rate of $0.07 per share.

On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a three-year warrant to purchase up to 1,755,192 shares of Common Stock at a price of $0.355 per share with a fair value of $517,291. Effective August 8, 2018, we entered into an extension agreement with Mr. Cutaia to extend further the maturity date of the note from August 1, 2018 to February 8, 2021. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a warrant to purchase up to 2,446,700 shares of Common stock at a price of $0.49.

(2)	On December 1, 2015, we issued a convertible note in favor of Mr. Cutaia in the amount of $189,000, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note is unsecured, bears interest rate of 12% per annum, had an original maturity date of April 1, 2017, and is convertible into shares of Common Stock at a conversion price of $0.07 per share.

On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. All other terms of the note remain unchanged and there was no additional compensation or incentive given. Effective August 8, 2018, we entered into an extension agreement with Mr. Cutaia to extend further the maturity date of the note from August 1, 2018 to February 8, 2021. All other terms of the note remain unchanged and there was no additional compensation or incentive given.

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(3)	On December 1, 2015, we issued a note in favor of a former member of our board of directors, in the amount of $111,901, representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest rate of 12% per annum, and had an original maturity date of April 1, 2017. This note is currently past due.

(4)	On April 4, 2016, we issued a convertible note in favor of Mr. Cutaia, in the amount of $343,326, to consolidate all advances made by Mr. Cutaia to us during the December 2015 through March 2016 period. The note bears interest rate of 12% per annum, is secured by our assets, and had an original maturity date of August 4, 2017. The terms of the note permit Mr. Cutaia to convert up to 30% of the principal into shares of Common Stock at a conversion price $0.07 per share.

On August 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. All other terms of the note remain unchanged. In connection with the extension, we granted to Mr. Cutaia a five-year warrant to purchase up to 1,329,157 shares of Common Stock at a price of $0.15 per share with a fair value of $172,456.

(5)	On April 4, 2016, we issued a convertible note in favor of Mr. Cutaia in the amount of $121,875, which represented his accrued salary from December 2015 through March 2016. The note is unsecured, bears interest at the rate of 12% per annum, compounded annually, and had an original maturity date of August 4, 2017. The note is also convertible into shares of our Common Stock at $0.07 per share.

On August 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. All other terms of the note remain unchanged and there was no additional compensation or incentive given.

During the year ended December 31, 2017, we recorded total interest expense equal to $232,192 pursuant to the terms of the notes and paid $196,607 in interest.

Director Independence

Our board of directors is currently composed of two members. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we determined that one director, James P. Geiskopf, qualifies as an independent director. We determined that Mr. Cutaia, our Chairman of the Board, President, Chief Executive Officer, Treasurer, and Secretary, was not independent. We evaluated independence in accordance with the rules of NASDAQ and the SEC. Mr. Geiskopf also serves on our Audit and Compensation Committees.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and to the committees of our board as are expected to be required to meet the corporate governance requirements imposed by NASDAQ and the SEC. Therefore, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Audit Committee and Audit Committee Financial Expert

On August 14, 2018, the board of directors amended and restated the audit committee charter (the “Audit Committee Charter”) to govern the Audit Committee. Currently, Mr. Geiskopf is the sole member of the Audit Committee and meets the independence requirements of NASDAQ and the SEC. The Audit Committee Charter requires that each member of the Audit Committee meet the independence requirements of NASDAQ and the SEC and requires the Audit Committee to have at least one member that qualifies as an “audit committee financial expert.” In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the board of directors in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at http://www.nfusz.com/auditcommittecharter.

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Compensation Committee

On August 14, 2018, the board of directors approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Currently, Mr. Geiskopf is the sole member of the Compensation Committee and meets the independence requirements of NASDAQ and the SEC, qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the board of directors on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at http://www.nfusz.com/compensationcommittecharter.

Governance and Nominating Committee

On August 14, 2018, the board of directors approved and adopted a charter (the “Nominating Committee Charter”) to govern the Governance and Nominating Committee (the “Nominating Committee”) it intends to establish in the near term. The Nominating Committee Charter requires that each member of the Nominating Committee meet the independence requirements of NASDAQ and the SEC. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the board of directors, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The charter of the Nominating Committee may be found may be found online http://www.nfusz.com/governanceandnominatingcommittecharter.

Code of Ethics

In 2014, our board of directors approved and adopted a Code of Ethics and Business Conduct for Directors, Senior Officers, and Employees (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at http://www.nfusz.com/codeofethics.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which is defined as follows:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2017; and

(b)	each of our two other most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2017.

We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of fiscal 2017.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Rory J. Cutaia(3)	2017	399,804	709,500	167,083	689,747	1,966,134	(4)
Chairman of the Board, Chief Executive Officer, President, Secretary, and	2016	357,500	0	108,603	127,083	593,186	(5)
Treasurer

Jeffrey R. Clayborne(6)	2017	95,615	324,500	312,846	0	732,961
Chief Financial Officer	2016	34,000	0	164,464	0	198,464

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of the Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.

(2)	For valuation assumptions on stock option awards refer to Note 2 to the audited consolidated financial statements for the year ended December 31, 2017 included as part of this prospectus. The disclosed amounts reflect the fair value of the stock option awards that were earned during fiscal years ended December 31, 2017 and 2016 in accordance with FASB ASC Topic 718.

(3)	Mr. Cutaia was appointed as Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer on October 16, 2014.

(4)	As of December 31, 2017, Mr. Cutaia had accrued but unpaid compensation equal to $582,333, which consists of deferred salary in fiscal 2017 and fiscal 2016 of $399,804 and $182,529, respectively.

(5)	As of December 31, 2016, Mr. Cutaia had accrued but unpaid compensation equal to $182,529.

(6)	Mr. Clayborne was appointed as Chief Financial Officer on July 15, 2016.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

Rory J. Cutaia

On November 1, 2014, we entered into an employment agreement with Mr. Cutaia. The employment agreement is for a five-year term, and can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to a base salary of $325,000 per year, with annual increases of 10%. Mr. Cutaia is also entitled to a mandatory increase of not less than $100,000 per annum upon us achieving EBITDA break-even. In addition, Mr. Cutaia is eligible for an annual bonus in an amount of $325,000 upon the achievement of certain performance targets established by the board of directors, as well as an annual stock option grant of 250,000 shares of Common Stock. Finally, Mr. Cutaia is eligible for certain other benefits such as health, vision, and dental insurance, life insurance, and 401(k) Company matching.

Mr. Cutaia earned total cash compensation for his services to us in the amount of $399,804 and $357,500 for fiscal years 2017 and 2016, respectively.

On August 15, 2017, we issued Mr. Cutaia 3,750,000 shares of Common Stock. The price per share was $0.15, as reported by the OTCQB.

On May 12, 2016, we granted Mr. Cutaia a stock option to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.0950 per share. The option was fully vested when granted and will expire on May 11, 2021. On November 1, 2016, we granted Mr. Cutaia a stock option to purchase up to 250,000 shares of Common Stock at an exercise price of $0.11 per share. The option is now fully vested and will expire on October 31, 2021. On January 10, 2017, we granted Mr. Cutaia a stock option to purchase up to 2,000,000 shares of Common Stock at an exercise price of $0.08 per share. The option is not currently vested, but will vest in full on January 10, 2020, and will expire on January 9, 2022. On December 19, 2017, we granted Mr. Cutaia a stock option to purchase up to 250,000 shares of Common Stock at an exercise price of $0.077 per share. The option was vested as to 125,000 shares on the date of grant and will vest as to the other 125,000 shares on December 18, 2018 and will expire on December 18, 2022.

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Mr. Cutaia also received $689,747 in fiscal 2017 as “other compensation”, which was represented by warrants with 3-year terms to purchase up to 3,084,349 shares of our Common Stock. Mr. Cutaia received “other compensation” in fiscal 2016 equal to $127,083, which was represented by warrants with 3-year terms to purchase up to 2,452,325 shares of our Common Stock.

Jeffrey R. Clayborne

Mr. Clayborne earned total cash compensation for his services to us in the amount of $95,615 and $34,000 for fiscal years 2017 and 2016, respectively.

On May 4, 2017, we issued Mr. Clayborne 500,000 shares of Common Stock. The price per share was $0.36, as reported on the OTCQB.

On July 15, 2016, we granted Mr. Clayborne a stock option to purchase 1,500,000 shares of Common Stock at an exercise price of $0.11 per share. On the grant date, 100,000 shares vested. The remaining 1,400,000 shares will vest annually in three equal installments. As of August 14, 2018, 1,033,333 shares were vested. On January 10, 2017, we granted Mr. Clayborne a stock option to purchase 2,000,000 shares of Common Stock at an exercise price of $0.08 per share. All of the shares will vest on January 10, 2020. On May 4, 2017, we granted Mr. Clayborne a stock option to purchase 500,000 shares of Common Stock at an exercise price of $0.36 per share. The shares will vest annually in three equal installments. As of August 14, 2018, 166,667 shares were vested.

Outstanding Equity Awards at Fiscal Year-End

We did not have any stock awards outstanding as at December 31, 2017. The following table sets forth, for each named executive officer, certain information concerning outstanding option awards as of December 31, 2017:

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date
Rory J. Cutaia	125,000	125,000	0.08	December 18, 2022(1)
	0	2,000,000	0.08	January 9, 2022(2)
	250,000	0	0.11	October 31, 2012(3)
	1,250,000	0	0.10	May 11, 2021(4)
	250,000	0	0.08	November 1, 2019(5)
	800,000	0	0.50	May 12, 2019(6)

Jeffrey R. Clayborne	0	500,000	0.36	May 3, 2022(7)
	0	2,000,000	0.08	January 9, 2022(8)
	566,666	933,334	0.11	July 14, 2021(9)

(1)	125,000 shares vested on the grant date, and the remaining 125,000 shares will vest on December 19, 2018.

(2)	2,000,000 shares will vest on January 10, 2020

(3)	All shares have fully vested.

(4)	1,250,000 shares vested on the grant date.

(5)	All shares have fully vested.

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(6)	All shares have fully vested.

(7)	Shares will vest annually in three equal installments.

(8)	All 2,000,000 shares will vest on January 10, 2020.

(9)	100,000 shares vested on the grant date, and the remaining 1,400,000 shares will vest annually in three equal installments.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Rory J. Cutaia

Pursuant to Mr. Cutaia’s employment agreement dated November 1, 2014 (the “Employment Agreement”), Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability:” (i) monthly payments of $27,083 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of thirty-six (36) months from the date of such termination or to the end of the term of the Employment Agreement, whichever is longer; and (ii) reimbursement for COBRA health insurance costs for thirty-six (36) months from the date of such termination or to the end of the term of the Employment Agreement, whichever is longer. In addition, Mr. Cutaia’s unvested equity will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, etc. shall be deemed earned, vested, and paid immediately. For purposes of the Employment Agreement, “terminated without cause” means Mr. Cutaia is terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the Employment Agreement, “terminated for good reason” means the voluntary termination of the Employment Agreement by Mr. Cutaia if any of the following occurs without his prior written consent, which consent cannot be unreasonably withheld considering our then current financial condition, and in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the Employment Agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the Employment Agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer the Chairman of our board of directors; or (C) is involuntarily removed from our board of directors; or (iii) Mr. Cutaia is required to relocated to an office location outside of Los Angeles, California or outside of a thirty (30) mile radius of Los Angeles, California. For purposes of the Employment Agreement, “terminated upon permanent disability” means Mr. Cutaia is terminated because he is unable to perform his duties due to a physical or mental condition for (i) a period of one hundred twenty (120) consecutive days or (ii) an aggregate of one-hundred eighty (180) days in any twelve (12)-month period.

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Director Summary Compensation Table

The table below summaries the compensation paid to our sole non-employee director for the fiscal year ended December 31, 2017:

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)		Option awards ($)		Total ($)
James P. Geiskopf	0	147,000	(3)(4)	148,777	(3)(5)	295,777

(1)	Rory J. Cutaia, our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer during fiscal 2017, is not included in this table as he was an employee, and, thus, received no compensation for his services as a director. The compensation received by Mr. Cutaia as an employee is disclosed in the Summary Compensation Table on page 45.

(2)	Reflects the fair value amount of the stock awards granted for fiscal 2017 in accordance with ASC Topic 718.

(3)	The aggregate number of stock awards outstanding at the end of fiscal 2017 was 4,164,000 shares. The aggregate number of option awards outstanding at the end of fiscal 2017 was 3,350,000 shares.

(4)	Represents an award of 1,500,000 shares of Common Stock valued at a price per share of $0.098, which was the closing price as reported on the OTCQB on the grant date.

(5)	Represents an option award of 2,000,000 shares of Common Stock valued at a price per share of approximately $0.0744, which was the closing price as reported on the OTCQB on the grant date.

Narrative Discussion on Director Compensation

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

James P. Geiskopf

On January 10, 2017, we granted Mr. Geiskopf a stock option to purchase up to 2,000,000 shares of Common Stock at an exercise price of $0.08 per share. The shares underlying the stock option will vest on January 10, 2020.

On March 7, 2018, we granted Mr. Geiskopf a stock award of 1,500,000 shares of Common Stock for services rendered during fiscal year 2017.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale, or other type of disposition of all or substantially all assets of our company, see above under the heading “Executive Compensation” and “Director Compensation.”

Risk Assessment in Compensation Programs

During fiscal 2017 and 2016, we paid compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 14, 2018, certain information with respect to the beneficial ownership of our Common Stock by (i) each of our current directors, (ii) each of our named executive officers, (iii) our directors and named executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock. For purposes of this table, we have also included a column that relates to the potential percent owned by each of our directors, named executive officers, and more than 5% beneficial owners following the Sound Concepts Acquisition, assuming that shares of Common Stock are issued in this offering, which includes the full exercise of the Underwriter’s over-allotment option. We currently do not know how many shares of Common Stock will be offered and sold in the offering.

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent Owned (%) (Pre- Offering)(2)	Amount and Nature of Beneficial Ownership(1) (Post-Offering)	Percent Owned (%) (Post- Offering)
Rory J. Cutaia c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	59,418,320	(3)	32.1%

James P. Geiskopf c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	5,514,000	(4)	3.6%

Jeffrey R. Clayborne c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	3,393,141	(5)	2.2%
All executive officers and directors as a group (3 persons)	Common Stock	68,325,461		36.4%

Beneficial owner of more than 5%
Chakradhar Reddy 110 3rd Avenue, No. 11B New York, New York 11103	Common Stock	9,300,000		6.05%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of Common Stock is based on 153,698,043 shares of our Common Stock issued and outstanding as of August 14, 2018.

(3)	Consists of 23,585,832 shares of Common Stock held directly, 3,603,600 shares of Common Stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), and 810,092 shares of Common Stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership). Also includes 2,675,000 shares of Common Stock underlying stock options held directly and 575,000 shares of Common Stock underlying stock options held by Mr. Cutaia’s spouse that are exercisable within 60 days of the date of this prospectus (as to which underlying shares, he disclaims beneficial ownership) but excludes 2,125,000 shares of Common Stock underlying stock options held by Mr. Cutaia, and 25,000 shares of Common Stock underlying stock options held by Mr. Cutaia’s spouse, as none of such options is exercisable within 60 days of the date of this prospectus. The total also includes 14,457,267 shares of Common Stock underlying warrants granted to Mr. Cutaia, which warrants are exercisable within 60 days of the date of this prospectus, and 11,264,829 shares of Common Stock into which Mr. Cutaia can contractually convert his outstanding notes within 60 days of the date of this prospectus.

(4)	Includes 4,084,000 shares of Common Stock held directly and 80,000 shares of Common Stock held by Mr. Geiskopf’s children. Also includes 1,350,000 shares of Common Stock underlying stock options exercisable within 60 days of the date of this prospectus. Excludes 2,000,000 shares of Common Stock underlying stock options not exercisable within 60 days of the date of this prospectus.

(5)	Includes 2,000,000 shares of Common Stock held directly. Also, includes 1,393,141 shares of Common Stock underlying stock options that are exercisable within 60 days of the date of this prospectus. Excludes 2,800,000 shares of Common Stock underlying stock options that are not exercisable within 60 days of the date of this prospectus.

We do not know of any arrangements that may, at a subsequent date, result in a change in control.

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DESCRIPTION OF SECURITIES

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, and our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of the Nevada Revised Statutes. We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

General

We are currently authorized to issue up to 200,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Of the 200,000,000 shares of Common Stock authorized by our Articles of Incorporation, 153,698,043 shares of Common Stock are issued and outstanding as of August 14, 2018. Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor subject to the rights of preferred stockholders. We have not paid any dividends and do not intend to pay any cash dividends to the holders of Common Stock in the foreseeable future. We anticipate reinvesting our earnings, if any, for use in the development of our business. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled, unless otherwise provided by law or our Articles of Incorporation, including any certificate of designations for a series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Holders of our Common Stock do not have preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Of the 15,000,000 shares of preferred stock, par value $0.001 per share, authorized in our Articles of Incorporation, all of which are undesignated. The board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Options

As of August 14, 2018, we had 25,534,605 shares of our Common Stock underlying outstanding stock options, having a weighted-average exercise price of approximately $0.30 per share.

Warrants

As of August 14, 2018, we had 31,854,113 shares of our Common Stock underlying outstanding warrants, having a weighted-average exercise price of approximately $0.17 per share.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 15,000,000 shares of preferred stock, which was previously authorized but remain undesignated, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Register

Our transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

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MATERIAL U.S. FEDERAL INCOME AND

ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock to Non-U.S. Holders (defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to a Non-U.S. Holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers of or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain United States expatriates, citizens or former long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	real estate investment trusts or regulated investment companies;

●	pension plans;

●	partnerships, or other entities or arrangements treated as partnerships for United States federal income tax purposes, or investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	tax-qualified retirement plans;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax; or

●	persons that acquire our Common Stock as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for United States federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our Common Stock, and partners in such partnerships, should consult their tax advisors regarding the United States federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership, and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules or under the laws of any United States state or local or any non-United States or other taxing jurisdiction or under any applicable tax treaty.

Definition of a Non-U.S. holder

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our common stock that is not a “U.S. person,” and is not a partnership, or an entity disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for United States federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to United States federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

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Distributions

As discussed in the section entitled “Market Price and Dividend Information” beginning on page 19 of this prospectus, we do not anticipate paying any dividends on our capital stock in the foreseeable future. If we make distributions on our Common Stock, those payments will constitute dividends for United States income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “Gain on Sale or Other Disposition of Common Stock” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN (generally including a United States taxpayer identification number), IRS Form W-8-BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business within the United States and that are not eligible for relief from United States (net basis) income tax under the business profits article of an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under the business profits article of a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay United States federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under the business profits article of an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items;

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	our Common Stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax as long as our Common Stock is regularly traded on an established securities market and such Non-U.S. Holder does not, actually or constructively, hold more than five percent of our Common Stock at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply, then if we are or were to become a USRPHC a purchaser may be required to withhold 15% of the proceeds payable to a Non-U.S. Holder from a sale of our Common Stock and such Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the graduated United States federal income tax rates applicable to U.S. persons (as defined in the Code).

Backup Withholding and Information Reporting

Generally, we must file information returns annually to the IRS in connection with any dividends on our Common Stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. A similar report will be sent to the Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such Non-U.S. Holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-United States entities. The legislation imposes a 30% withholding tax on dividends on, or, on or after January 1, 2019, gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock, and the possible impact of these rules on the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Federal Estate Tax

Common Stock owned (or treated as owned) by an individual who is not a citizen or a resident of the United States (as defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular United States federal, state, and local and non-United States tax consequences of purchasing, holding, and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

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SHARES AVAILABLE FOR FUTURE SALES

Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of a portion of our shares will be limited after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Common Stock in the public market after such restrictions, lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares of Common Stock outstanding as of August 14, 2018, upon the completion of this offering,              shares of our Common Stock will be outstanding, assuming shares of Common Stock are issued in this offering and assuming no exercise of the Underwriter’s over-allotment option, or             shares of our Common Stock will be outstanding, assuming shares of Common Stock are issued in this offering and the Underwriter’s over-allotment option is exercised in full.

Except for shares subject to lock-up agreement, substantially all of our outstanding shares will be freely tradable except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of Common Stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock into the public markets provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock into the public markets without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Stock then outstanding, which will equal approximately shares, or shares if the Underwriter’s exercise their over-allotment option in full, immediately following this offering, based on the number of shares of our Common Stock outstanding as of , 2018; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a Form 144 notice by such person with respect to such sale, if our class of Common Stock is listed on the NYSE, the NYSE American, or the Nasdaq Stock Market.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-up Agreements

See the section entitled “Underwriting” below for a detailed discussion.

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UNDERWRITING

We and the Underwriter intend to enter into an underwriting agreement, pursuant to which we will agree to sell to the Underwriter, and the Underwriter will agree to purchase from us, shares of our Common Stock as indicated in the following table.

Underwriter	Number of Shares
A.G.P./Alliance Global Partners Corp.
Total

The underwriting agreement will provide that the obligation of the Underwriter to purchase the shares of Common Stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The Underwriter will be obligated to purchase all the shares of Common Stock (other than those covered by the Underwriter’s over-allotment option to purchase additional shares of Common Stock described below) if it purchases any of such shares.

Shares of Common Stock sold by the Underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares of Common Stock sold by the Underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $per share. If all the shares of Common Stock are not sold at the public offering price, the Underwriter may change such price and the other selling terms in agreement with the Company.

Underwriting Discounts and Commissions

The following table shows the underwriting discounts and commissions that we are to pay to the Underwriter in connection with this offering, as well as the proceeds to us, before expenses. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s over-allotment option to purchase additional shares of Common Stock.

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Paid by the Company
		No Exercise of Over- allotment option		Full Exercise of Over- allotment option
	Per Share	Total	Per Share	Total
Public Offering Price	$	$	$	$
Underwriting discounts and commissions paid
Proceeds to us, before expenses	$	$	$	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $      .

Over-Allotment Option to Purchase Additional Shares

If the Underwriter sells more shares of Common Stock than the total number set forth in the table above, we have granted& to the Underwriter an over-allotment option, exercisable for 45 days after the closing of the offering, to purchase up to          additional shares of Common Stock at the public offering price less the underwriting discount. To the extent such option is exercised, the Underwriter must purchase the full amount of shares of the Common Stock subject to the over-allotment option. Any shares of Common Stock issued or sold under such option will be issued and sold on the same terms and conditions as the other shares of Common Stock that are the subject of this offering.

Indemnification

Pursuant to the underwriting agreement, we will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter or such other indemnified parties may be required to make because of any of those liabilities.

Lock-Ups

We, our officers and directors, and certain of our other stockholders intend to agree that, for a period of three months days from the date of this prospectus, we and they will not, subject to limited exceptions, without the prior written consent of          and            , dispose of or hedge any shares or any securities convertible into or exchangeable for our Common Stock.

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering will be $             . We have agreed to reimburse the Underwriter up to $           for expenses related to any filing with, and any clearance of this offering by, FINRA.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriter or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the Underwriter’s website or our website and any information contained in any other websites maintained by the Underwriter or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the Underwriter may purchase and sell shares of Common Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Underwriter’s over-allotment option to purchase additional shares of Common Stock, and stabilizing purchases.

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●	Short sales involve secondary market sales by the Underwriter of a greater number of shares of Common Stock than it is required to purchase in the offering.

●	“Covered” short sales are sales of shares of Common Stock in an amount up to the number of shares of Common Stock represented by the Underwriter’s over-allotment option to purchase additional shares of Common Stock.

●	“Naked” short sales are sales of shares of Common Stock in an amount in excess of the number of shares of Common Stock represented by the Underwriter’s over-allotment option to purchase additional shares of Common Stock.

●	Covering transactions involve purchases of shares of Common Stock either pursuant to the Underwriter’s over-allotment option to purchase additional shares of Common Stock or in the open market in order to cover short positions.

●	To close a naked short position, the Underwriter must purchase shares of Common Stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the shares of Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the Underwriter must purchase shares of Common Stock in the open market or must exercise its over-allotment option to purchase additional shares of Common Stock. In determining the source of shares of Common Stock to close the covered short position, the Underwriter will consider, among other things, the price of shares of Common Stock available for purchase in the open market as compared to the price at which it may purchase shares of Common Stock through the Underwriter’s over-allotment option to purchase additional shares of Common Stock.

●	Stabilizing transactions involve bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the Underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the shares of Common Stock. The Underwriter may also cause the price of the shares of Common Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Underwriter may conduct these transactions on NASDAQ (if our Common Stock is so listed), the OTCQB (if our Common stock is not listed on NASDAQ), or otherwise. If the Underwriter commences any of these transactions, it may discontinue them at any time.

Other Relationships

The Underwriter is a full-service financial institution engaged in various activities, which may include securities trading, investment banking, financial advisory, investment management, principal investment, hedging, financing, and brokerage activities. In the ordinary course of its various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Passive Market Making

In connection with this offering, the Underwriter may also engage in passive market making transactions in the shares. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common Stock, or the possession, circulation, or distribution of this prospectus or any other material relating to us or our Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our Common Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Underwriter may arrange to sell the Common Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of shares of our Common Stock may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our shares of Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our shares of Common Stock to be offered so as to enable an investor to decide to purchase our shares of Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

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Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

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Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Baker & Hostetler LLP, Costa Mesa, California. Certain legal matters in connection with this offering will be passed on for the Underwriter by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

62

EXPERTS

Financial statements for nFüsz, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 included in this prospectus, which constitutes a part of the registration statement, have been so included in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as an expert in auditing and accounting. Weinberg & Company, P.A.’s report, includes an explanatory paragraph related to nFüsz, Inc.’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. You can inspect and copy these reports, proxy statements, and other information that we file at the public reference facilities of the SEC at the SEC’s Public Reference Room located at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC or the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address 344 South Hauser Boulevard, Suite 414, Los Angeles, California 90036, Attention: Investor Relations, by emailing us at info@nfusz.com, or by calling us at 855.250.2300. We also maintain a website, http://www.m2compliance.com/hosting/company/FUSZ/filings.html through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://nfusz.com/. The information set forth on, or accessible from, our website is not part of this prospectus.

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F-1

nFÜSZ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)

ASSETS
Current assets:
Cash	$1,420,798	$10,560
Prepaid expenses	47,646	40,909
Total current assets	1,468,444	51,469
Property and equipment, net	20,060	30,554
Other assets	16,811	8,780
Total assets	$1,505,315	$90,803
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$547,908	$663,506
Accrued interest (including $34,656 and $99,425 payable to related parties)	34,656	248,120
Accrued officers’ salary	124,250	607,333
Note payable	—	125,000
Notes payable – related party	1,964,985	1,964,985
Convertible notes payable, net of discount of $0 and $675,443, respectively	—	1,020,315
Derivative liability	1,014,227	1,250,581
Total current liabilities	3,686,026	5,879,840
Commitments and contingencies
Stockholders’ deficit
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized, 153,698,043 and 119,118,513 shares issued and outstanding as of June 30, 2018 and December 31, 2017	15,370	11,912
Additional paid-in capital	33,066,404	22,738,574
Common stock issuable, 4,500,000 shares	—	430
Accumulated deficit	(35,262,485)	(28,539,953)
Total stockholders’ deficit	(2,180,711)	(5,789,037)
Total liabilities and stockholders’ deficit	$1,505,315	$90,803

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

nFÜSZ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net Sales	$8,239	$—	$16,242	$—

Operating Expenses:
Research and development	105,733	92,240	235,733	181,840
General and administrative	(490,145)	1,352,028	4,779,429	1,970,028
Total operating expenses	384,412	(1,444,268)	(5,015,162)	(2,151,868)
Income/(Loss) from operations	392,651	(1,444,268)	(4,998,920)	(2,151,868)

Other income (expense)
Other Income/(Expense)	(6,141)	—	(12,380)	—
Change in fair value of derivative liability	1,444,164	—	(1,180,723)	—
Financing costs	—	—	(171,739)	—
Interest expense (including $58,788 and $58,788 to related parties for three months and $116,930 and $116,930 to related parties for six months)	(58,788)	(86,816)	(262,721)	(170,822)
Interest expense – amortization of debt discount	—	(53,346)	(747,623)	(93,024)
Gain on debt extinguishment, net	—	(526,871)	651,574	(552,871)
Total other expense	1,379,235	(667,033)	(1,723,612)	(816,717)
Net Income/(Loss)	$1,771,886	$(2,111,301)	$(6,722,532)	$(2,968,585)
Income/loss per share – basic and diluted	$0.01	$(0.02)	$(0.05)	$(0.03)

Weighted average number of common shares outstanding – basic and diluted	152,539,980	102,734,185	142,335,253	99,184,826

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

nFÜSZ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

	Common Stock		Additional Paid-in	Common Stock	Accumulated
	Shares	Amount	Capital	Issuable	Deficit	Total
Balance at December 31, 2017	119,118,513	$11,912	$22,738,574	$430	$(28,539,953)	$(5,789,037)
Common shares issued upon exercise of warrants	1,704,325	170	21,830	—	—	22,000
Common shares issued upon exercise of options	487,620	49	34,084	—	—	34,133
Proceeds from sale of common stock	17,459,067	1,746	2,976,754	—	—	2,978,500
Fair value of common shares issued for services	4,790,181	479	2,627,368	(430)	—	2,627,417
Fair value of common stock issued upon conversion of debt	7,383,006	738	2,276,561	—	—	2,277,299
Fair value of common stock issued upon conversion of accrued expenses	407,226	41	582,292	—	—	582,333
Common shares issued upon exercise of put option	3,048,105	305	999,695	—	—	1,000,000
Fair value of vested stock options	—	—	829,176	—	—	829,176
Stock repurchase	(700,000)	(70)	(19,930)	—	—	(20,000)
Net loss	—	—	—	—	(6,722,532)	(6,722,532)
Balance at June 30, 2018	153,698,043	$15,370	$33,066,404	$—	$(35,262,485)	$(2,180,711)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

nFÜSZ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30, 2018	June 30, 2017

Operating Activities:
Net loss	$(6,722,532)	$(2,968,585)

Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	3,456,593	1,206,737
Change in fair value of derivative liability	1,180,723	—
Amortization of debt discount	747,623	93,024
Gain on debt extinguishment, net	(651,574)	552,871
Financing costs	171,739	—
Depreciation and amortization	10,494	10,668

Effect of changes in assets and liabilities:
Accounts payable, accrued expenses, and accrued interest	(67,693)	317,330
Accounts receivable	—	8,468
Other assets	(8,031)	6,963
Prepaid expenses	(6,737)	(22,230)
Net cash used in operating activities	(1,889,395)	(794,754)
Financing Activities:
Proceeds from sale of common stock	2,978,500	450,000
Proceeds from exercise of put option	1,000,000	—
Proceeds from convertible note payable	130,000	100,000
Proceeds from option exercise	34,133	—
Proceeds from warrant exercise	22,000	—
Proceeds from series A preferred stock	—	255,000
Payment of convertible notes payable	(845,000)	—
Repurchase common stock	(20,000)	—
Net cash provided by financing activities	3,299,633	805,000
Net change in cash	1,410,238	10,246
Cash – beginning of period	10,560	16,762
Cash – end of period	$1,420,798	$27,008

Supplemental disclosures of cash flow information:
Cash paid for interest	$314,066	$—
Cash paid for income taxes	$800	$—
Supplemental disclosure of non-cash investing and financing activities:
Conversion of note payable and accrued interest to common stock.	$2,277,299	$110,880
Common stock issued to settle accrued officers salary	$582,333	$—
Fair value of derivative liability from issuance of convertible debt and warrant features	$301,739	$—
Conversion of notes payable to convertible notes payable	$—	$56,000
Common stock issued to settle accounts payable	$—	$100,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

1. DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was organized on December 12, 2012, as a limited liability company under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG merged into bBooth, Inc. and, thereafter, bBooth, Inc. changed its name to bBooth (USA), Inc., effective as of October 16, 2014.

On October 16, 2014, bBoothUSA was acquired by Global System Designs, Inc. (“GSD”), pursuant to a Share Exchange Agreement entered into with GSD (the “Share Exchange Agreement”). GSD was incorporated in the state of Nevada on November 27, 2012. The acquisition was accounted for as a reverse merger transaction. In connection with the closing of the transactions contemplated by the Share Exchange Agreement, GSD’s management was replaced by bBoothUSA’s management, and GSD changed its name to bBooth, Inc. The operations of CMG and bBooth (USA), Inc. became known as, and are referred to herein as, “bBooth USA.”

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger and a Certificate of Correction (relative to the effective date of the name change merger) with the Secretary of State of the State of Nevada on April 4, 2017, and April 17, 2017, respectively. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

Our Business

We are an applications services provider marketing cloud-based business software products on a subscription basis.  Our flagship product, notifiCRM, is a Customer Relationship Management (“CRM”) application that is distinguishable from other CRM programs because it utilizes interactive video as the primary means of communication between sales and marketing professionals and their clients or prospects. notifiCRM allows our users to create, distribute, and post interactive videos that contain on-screen interactive icons, buttons, and other elements, that when clicked, allow their prospects and customers to respond to our users’ call to action in real-time, in the video, while the video is playing, without leaving or stopping the video. Our users report increased sales conversion rates compared to traditional, non-interactive video. We developed the proprietary interactive video technology, which serves as the basis for our cloud, Software-as-a-Service (SaaS) products and services that we market under the brand name “notifi” and they are accessible on all mobile and desktop devices. No download is required to access and use our applications. Our users also have access to detailed analytics in the application dashboard that reflect when the videos were viewed, by whom, how many times, for how long, and what interactive elements were clicked-on in the video, among other things, all of which assist our users in focusing their sales and marketing efforts by identifying which clients or prospects have interest in the subject matter of the video.

F-6

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

Our notifiCRM platform can accommodate any size campaign or sales organization, and it is enterprise-class scalable to meet the needs of today’s global organizations. We are working with our vendors to ensure that it is so scalable based upon our current agreements with them. We offer stand-alone versions of our notifiCRM product on a subscription basis to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as to artists and social influencers. We also offer notifiCRM through a network of partners and resellers that include Oracle/NetSuite and Marketo, who offer notifiCRM to their respective clients and customers as an upgrade to their existing Oracle/NetSuite or Marketo subscriptions. notifiCRM is fully integrated into each of their platforms and upon payment of the upgrade fee, is accessible through the respective dashboards of Oracle/NetSuite and Marketo. We are actively developing integrations of notifiCRM into other popular marketing, CRM, and Enterprise Resource Management (ERP) platforms.

Our notifiMED application is designed for physicians and other healthcare providers to create more efficient and effective interactive communications with patients. Patients are able to avoid unnecessary and inconvenient visits to their physicians’ or other healthcare providers’ offices by viewing and responding to interactive videos through in-video, on-screen clicks that are designed to assess the patients’ need for an office visit. If the patient’s responses to the interactive video indicate that an office visit is either necessary or desirable, the patient can schedule the office visit right in through video in real time. Patients can also download and print prescriptions, care instructions, and other physician distributed documents right from and through the video. notifiMED is offered on a subscription basis.

Our notifiEDU application is designed for teachers and school administrators for more effective communications with students, parents, and faculty. notifiEDU allows teachers to deliver interactive lessons to students which are both more engaging and more effective. notifiEDU allows teachers to communicate with students through their mobile devices and computers to deliver lessons and tests/quizzes on the screen and in the video. The analytics capabilities of notifiEDU available on the dashboard of the teacher or school administrator allows them to track which students watched the lesson, when, for how long, how many times, and track and report on test/quiz results. notifiEDU is offered on a subscription basis.

Our notifiTV and notifiLIVE products are also part of our proprietary interactive video platform that allows viewers to interact with pre-recorded as well as live broadcast video content by clicking on links embedded in on-screen people, objects, graphics, or sponsors’ signage. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC. The condensed consolidated balance sheet as of December 31, 2017 included herein was derived from the audited consolidated financial statements as of that date.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company’s financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

F-7

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

Principles of Consolidation

The consolidated financial statements include the accounts of nFüsz, Inc., (formerly bBooth, Inc.) and Songstagram, Inc. (“Songstagram”), our wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Going Concern

We have incurred operating losses since inception and have negative cash flows from operations. We had a stockholders’ deficit of $2,180,711 as of June 30, 2018 and incurred a net loss of $6,722,532 and utilized $1,889,395 of cash during the six-month period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2017 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

Our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include assumptions made in valuing derivative liabilities, valuation of debt and equity instruments, share-based compensation arrangements and realization of deferred tax assets. Amounts could materially change in the future.

Revenue Recognition

We generate substantially all of our revenue from subscription services, which are comprised of subscription fees from customer accounts. Subscription service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations or any other right of return. We record revenue net of sales or excise taxes.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and (ASC 606). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

F-8

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

The Company adopted the guidance of ASC 606 on January 1, 2018. The implementation of ASC 606 had no impact on the prior period financial statements and no cumulative effect adjustment was recognized.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a probability weighted average Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Share Based Payments

The Company issues stock options, common stock, and equity interests as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation to employees in accordance with FASB ASC 718 “Compensation — Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity — Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values stock compensation based on the market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion. The Company values stock options and warrants using the Black-Scholes option pricing model.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of June 30, 2018, the Company had a total of 21,284,605 options and 29,407,413 warrants outstanding, and the potential issuance of approximately 11.2 million shares of common stock upon conversion of notes payable. These shares were excluded from the computation of net loss per share because they are anti-dilutive. As of June 30, 2017, the Company had total of 23,030,953 options and 20,540,456 warrants and potential issuance of approximately 14.2 million shares of common stock which were excluded from the computation of net loss per share because they are anti-dilutive.

F-9

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. ASU 2016-02 requires classification of all cash payments within operating activities in the statement of cash flows. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company has not yet evaluated the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common stockholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2017-11 on the Company’s financial statement presentation or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-10

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2018 and December 31, 2017.

	June 30, 2018	December 31, 2017
	(Unaudited)
Furniture and fixtures	$56,890	$56,890
Office equipment	50,669	50,669
	107,559	107,559
Less: accumulated depreciation	(87,499)	(77,005)
	$20,060	$30,554

Depreciation expense amounted to $10,494 and $10,668 for six months ended June 30, 2018 and 2017, respectively.

4. NOTE PAYABLE

On March 21, 2015, the Company entered into an agreement with DelMorgan Group LLC (“DelMorgan”), pursuant to which DelMorgan agreed to act as the Company’s exclusive financial advisor. In connection with the agreement, the Company paid DelMorgan $125,000, which was advanced by a third-party lender in exchange for an unsecured note payable issued by the Company bearing interest at the rate of 12% per annum payable monthly beginning on April 20, 2015.

Effective March 20, 2017, for no additional consideration the Company entered into an extension agreement with the third-party lender to extend the maturity date of the Note to March 21, 2018. All other terms of the Note remain unchanged. As of December 31, 2017, the balance due under the note was $125,000.

On January 29, 2018, the Company settled the debt of $125,000 in exchange for 1,250,000 shares of its Common Stock. There was no gain or loss recognized as the fair value of the common shares issued approximates the note payable settled.

5. NOTES PAYABLE — RELATED PARTIES

The Company has the following related parties notes payable as of June 30, 2018 and December 31, 2017:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2018	Balance at December 31, 2017
					(Unaudited)
Note 1(A)	December 1, 2015	August 1, 2018	12.0%	$1,248,883	$1,198,883	$1,198,883
Note 2	December 1, 2015	August 1, 2018	12.0%	189,000	189,000	189,000
Note 3(B)	December 1, 2015	April 1, 2017	12.0%	111,901	111,901	111,901
Note 4(C)	August 4, 2016	December 4, 2018	12.0%	343,326	343,326	343,326
Note 5	August 4, 2016	December 4, 2018	12.0%	121,875	121,875	121,875
Total notes payable – related parties, net					$1,964,985	$1,964,985

(A)	Per the terms of the agreement, at Mr. Cutaia’s discretion (majority stockholder and Chief Executive Officer (CEO), he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share.

F-11

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

(B)	As of June 30, 2018, and the date of this report, the note is past due. The Company is currently in negotiations with the note holder to settle the note payable.

(C)	A total of 30% of the note principal can be converted to shares of common stock at a conversion price $0.07 per share.

Total interest expense for notes payable to related parties for the six months ended June 30, 2018 and 2017 was $58,788 for each period.

6. CONVERTIBLE NOTES PAYABLE

The Company has the following convertible notes payable as of June 30, 2018 and December 31, 2017:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2018	Balance at December 31, 2017
				(Unaudited)
Note payable	April 3, 2016 June and	April 4, 2018 February and	12%	$600,000	$—	$680,268
Note payable	August 2017	March 2018	5%	$220,500	—	220,500
Note payable	Various	Various	5%	$320,000	—	320,000
Note payable	December 8, 2017	December 8, 2018	8%	$370,000	—	370,000
Note payable	December 13, 2017	September 20, 2018	8%	$105,000	—	105,000
Total notes payable					—	1,695,768
Debt discount					—	(675,453)
Total notes payable, net of debt discount					$—	$1,020,315

During 2016 through 2017, the Company issued convertible notes payable to unrelated, third-party creditors/investors totaling $1,695,768. The notes bore an average interest rate of 8% per annum, secured by the Company’s assets, mature starting February 2018 through January 2019 and are convertible to shares of common stock based upon a discounted market price. As of June 30 2018, outstanding balance of the notes payable and unamortized debt discount was zero.

During the period ended June 30, 2018, the Company issued similar convertible notes payable totaling $150,000 in exchange for cash of $130,000. The Company determined that since the conversion floor had no limit to the conversion price, that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the notes created a derivative with a fair value of $252,778 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $150,000 as a valuation discount amortized over the life of the note, and the excess of $102,778 being recorded as financing cost (see Note 7 for discussion of derivative liability). In addition, the Company also recorded the notes’ original issue discount of $20,000 as financing costs.

As part of the offering, the Company also granted a five-year warrant to acquire 1,000,000 shares of the Company’s common stock with an exercise price of $0.14 per share. A total of 500,000 warrants that were granted included a full ratchet reset provision in case of a future offering at a price below $0.14 per share and a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder and a reset. As such, pursuant to current accounting guidelines, the Company determined that the warrant exercise price and fundamental transaction clause created a derivative with a fair value of $48,961 at the date of issuance. The Company accounted for the fair value of the derivative as financing cost. See Note 7 for discussion of derivative liability.

F-12

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

During the period ended June 30, 2018, the Company paid $845,000 to settle certain outstanding convertible notes payable. In addition, the Company also issued 6,133,006 shares of common stock to settle the remaining convertible notes payable and accrued interest. As part of the settlement, the Company recorded a loss on debt extinguishment of $1,067,242 to account for the fair value of the common shares issued to a note holder who’s note was not fully convertible to common shares. Furthermore, the Company amortized the remaining debt discount of $747,623 to interest expense. As of June 30, 2018, all convertible notes payable and unpaid interest had been paid or settled.

Total interest expense for convertible notes payable for the six months ended June 30, 2018 and 2017 was $144,541 and $40,481, respectively.

7. DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments that do not have fixed settlement provisions are deemed to be derivative instruments. The Company has issued certain convertible notes whose conversion prices contains reset provisions based on a future offering price and/or whose conversion prices are based on future market prices. However, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In addition, the Company also granted certain warrants that included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder.

As a result, the conversion option and warrants are classified as liabilities and are bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using a probability weighted average Black-Scholes-Merton pricing model with the following average assumptions:

	June 30, 2018	Upon Issuance	December 31, 2017
Stock Price	$0.60	$0.10	$0.10
Exercise Price	$0.13	$0.08	$0.06
Expected Life	4.50	2.33	1.26
Volatility	226%	193%	189%
Dividend Yield	0%	0%	0%
Risk-Free Interest Rate	1.89%	1.18%	1.72%
Fair Value	$1,014,227	$301,739	$1,250,581

The expected life of the conversion feature of the notes and warrants was based on the remaining contractual term of the notes and warrants. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank. As of December 31, 2017, the Company had recorded a derivative liability of $1,250,581.

During the period ended June 30, 2018, the Company recorded an additional derivative liability totaling $301,739 as a result of the issuance of convertible notes and warrants. The Company also extinguished a derivative liability of $1,718,816 upon the conversion and payment of outstanding convertible notes payable, which was recorded as part of gain on extinguishment of debt. In addition, the Company also recorded a change in fair value of $1,180,723 to account the change in fair value of these derivative liabilities up to the dates of the extinguishment and at June 30, 2018. At June 30, 2018, the fair value of the derivative liability amounted to $1,014,227.

F-13

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

8. EQUITY TRANSACTIONS

The Company’s common stock activity for the six months ended June 30, 2018 is as follows:

Common Stock

Shares Issued from Exercise of Warrants — During the period ended June 30, 2018, a total of 1,981,000 warrants were exercised in cash and cashless exercises for the issuance of an aggregate of 1,704,325 shares of common stock. The Company received cash of $22,000 upon exercise of the warrants.

Shares Issued from Exercise of Options — During the period ended June 30, 2018, a total of 487,620 options were exercised in cash exercises for 487,620 shares of common stock. The Company received cash of $34,133 upon exercise of the options.

Shares Issued from Stock Subscription — During the period ended June 30, 2018, the Company issued 17,459,067 shares of common stock to investors for net cash proceeds of $2,978,500.

Shares Issued for Services — During the period ended June 30, 2018, the Company issued 4,790,181 shares of common stock to employees and vendors for services rendered with a fair value of $2,627,417. These shares of common stock were valued based on market value of the Company’s stock price at the date of grant or agreement. Included in these issuances were 4,500,000 shares of common stock with a fair value of $1,539,000 granted to officers and a director of the Company for services rendered.

Shares Issued from Conversion of Note Payable — During the period ended June 30, 2018, the Company issued 7,383,006 shares of common stock upon conversion of notes payable and accrued interest (see Notes 4 and 6).

Shares Issued for Accrued Salary — On March 28, 2018, the Company converted $582,333 of the CEO’s accrued salary into 407,226 shares of common stock with a fair value of $582,333 at the date of conversion.

Shares Issued Upon Exercise of Put Option — In January and February 2018, the Company issued Put Notices to Kodiak and issued 3,048,105 shares of common stock in exchange for cash of $1,000,000. In addition, the Company also issued Kodiak the prorated warrants to purchase 2,000,000 shares of common stock at $0.25 per share.

Shares Repurchased. For the period ended June 30, 2018, the Company repurchased 700,000 shares of common stock from investors for $20,000.

Stock Options

Effective October 16, 2014, the Company adopted the 2014 Stock Option Plan (the “Plan”) under the administration of the board of directors to retain the services of valued key employees and consultants of the Company.

At its discretion, the Company grants share option awards to certain employees and non-employees, as defined by ASC 718, Compensation — Stock Compensation, under the 204 Stock Option Plan (the “Plan”) and accounts for its share-based compensation in accordance with ASC 718.

F-14

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

A summary of option activity for the six months ended June 30, 2018 is presented below.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2017	21,840,953	$0.33	2.09
Granted.	1,006,272	0.33
Exercised .	(487,620)	0.07
Forfeited or expired	(1,075,000)	0.55
Outstanding at June 30, 2018	21,284,605	$0.26	1.68	$7,533,282
Exercisable at June 30, 2018	9,204,808	$0.36		$2,406,294

During the six months ended June 30, 2018, the Company granted stock options to employees and consultants to purchase a total 1,006,272 shares of common stock for services rendered. The options have an average exercise price of $0.33 per share, expire in five years and vest on grant date or over a period of three years from grant date. Total fair value of these options at grant date was $259,105 using the Black-Scholes Option Pricing model.

The total stock compensation expense recognized relating to vesting of employee stock options for the six months ended June 30, 2018 amounted to $829,176. As of June 30, 2018, total unrecognized stock-based compensation expense was $1,563,155, which is expected to be recognized as part of operating expense through May 2021.

The fair value of share option award is estimated using the Black-Scholes method based on the following weighted-average assumptions:

Six Months Ended June 30,
	2018	2017
Risk-free interest rate	2.25% – 2.85%	1.76% – 1.93%
Average expected term (years)	5 years	5 years
Expected volatility	184% – 190%	157% – 160%
Expected dividend yield	—	—

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that share option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s common stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

F-15

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

Warrants

The Company has the following warrants outstanding as of June 30, 2018 all of which are exercisable:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2017	28,436,413	$0.13	2.79	—
Granted	3,000,000	0.21	—	—
Forfeited	(48,000)	0.10	—	—
Exercised	(1,981,000)	0.15	—	—
Outstanding at June 30, 2018	29,407,413	$0.14	2.97	$13,619,258
Exercisable at June 30, 2018	29,407,413			$13,619,258

During the six months ended June 30, 2018, the Company granted warrants to note holders to purchase a total of 1,000,000 shares of common stock. The warrants are exercisable at an average price of $0.14 per share and will expire in January 2023. A total of 500,000 warrants that had been granted were accounted as derivative liability (see Note 6).

On February 21, 2018, the Company granted 2,000,000 warrants as part of the exercise of our put option with Kodiak. The exercise price of the 2,000,000 warrants is $0.25 per share and they expire on February 20, 2023.

During the six months ended June 30, 2018, a total of 1,981,000 warrants were exercised in cash and cashless exercises for 1,704,325 shares of common stock at a weighted average exercise price of $0.15. As part of these exercises, the Company also received $22,000 upon the exercises.

9. COMMITMENTS AND CONTINGENCIES

Litigation

On April 24, 2018, EMA Financial, LLC, a New York limited liability company (“EMA”), commenced an action against us, styled EMA Financial, LLC, a New York limited liability company, Plaintiff, against nFUSZ, Inc., Defendant, United States District Court, Southern District of New York, case number 1:18-cv-03634-NRB. The Complaint sets forth four causes of action and seeks relief consisting of: (1) money damages, (2) injunctive relief, (3) liquidated damages; and declaratory relief. All of the claims stem from our refusal to honor EMA’s exercise notice in connection with a common stock purchase warrant that we had granted to it. We believe EMA’s allegations are entirely without merit.

The circumstances giving rise to the dispute are as follows: On or about December 5, 2017, we issued a warrant to EMA as part of the consideration we were required to provide in connection with a contemporaneous convertible loan EMA made to us. The loan, which was evidenced by a convertible Note, was for a term of one year. Our refusal to honor the warrant exercise notice was due to our good faith belief that EMA’s interpretation of the cashless exercise provision of the warrant was, inter alia, (i) contrary to our direct conversations and agreements made with EMA prior to, and during the preparation of the loan and warrant agreements; (2) wholly inconsistent with industry norms, standards, and practices; (3) was contrary to the cashless exercise method actually adopted by EMA’s co-lender in the same transaction; and (4) was the result of a single letter mistakenly transposed in the cashless exercise formula drafted by EMA which if adopted, would result in a gross and unintended windfall in favor of EMA and adverse to us. Moreover, as set forth in our response to EMA’s allegations, EMA’s interpretation of the cashless exercise provision would have resulted in it being issued more shares of our common stock than it would have received if it exercised the warrant for cash (instead of less), and more than the amount of shares reflected on the face of the warrant agreement itself. The loan underlying the transaction was repaid, in full, approximately three months after it was issued, on March 8, 2018, together with all accrued interest, prior to any conversion or attempted conversion of the Note.

On July 20, 2018, we filed an Answer to the Complaint, along with certain Affirmative Defenses, as well as Counterclaims seeking, inter alia, to void the entire transaction for violation of New York’s criminal usury laws and, alternatively, for reformation of the warrant conversion formula set forth in the Warrant Agreement so as to be consistent with the parties’ intent and custom and practice in the industry. We intend to vigorously defend the action, as well as vigorously prosecute our counterclaims against EMA. The action is still pending.

F-16

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements

For the Six months Ended June 30, 2018 and 2017

(Unaudited)

We know of no other material pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our assets or properties, or the assets or properties of any of our subsidiaries, are subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

10. SUBSEQUENT EVENTS

Subsequent to June 30, 2018, two existing consultants were hired as employees of the Company. In connection with their employment agreements, the Company granted 4,800,000 non-qualified stock options with a fair value of $2,902,453. 1,500,000 of the options vested on the grant date, while the remaining 3,300,000 options vest annually over three years on the employees’ anniversary dates with an average exercise price of $0.40. As a result, the Company will record stock compensation expense of $910,844 for the vested options. In addition, the Company also cancelled 3,100,000 unvested non-qualified stock options previously granted to these individuals when they were consultants of the Company. As a result of these cancellation, the Company reversed previously recorded stock compensation expense of $616,990.

Subsequent to June 30, 2018, the Company granted 300,000 non-qualified stock options with a fair value of $166,510 to consultants for services to be rendered. The options vest annually over three years with an exercise price of $0.60.

Subsequent to June 30, 2018, the Company granted 1,250,000 non-qualified stock options with a fair value of $611,909 to employees for services to be rendered. The options vest annually over three years with an exercise price of $0.60.

Effective August 8, 2018, the Company entered into an extension agreement (the “Extension Agreement”) with Rory J. Cutaia, CEO and shareholder, to extend the maturity date of the $1,248,883 Secured Note due on August 1, 2018 to and including February 8, 2021. In consideration for extending the Note the Company issued Mr. Cutaia 2,446,700 warrants at a price of $0.49. All other terms of the Note remain unchanged.

Effective August 8, 2018, the Company entered into an extension agreement (the “Extension Agreement”) with Rory J. Cutaia, CEO and shareholder, to extend the maturity date of the $189,000 Unsecured Note due on August 1, 2018 to and including February 8, 2021. There was no consideration given and all other terms of the Note remain unchanged.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

nFüsz, Inc.

Los Angeles, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of nFüsz, Inc. (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has a stockholders’ deficit at December 31, 2017, has no recurring source of revenue and has experienced negative operating cash flows since inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

We have served as the Company’s auditor since January 26, 2017.

Los Angeles, CA

April 2, 2018

F-18

nFÜSZ, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31,	2017	2016

ASSETS
Current assets:
Cash	$10,560	$16,762
Accounts receivable	—	8,468
Prepaid expenses	40,909	10,871
Total current assets	51,469	36,101
Property and equipment, net	30,554	52,066
Other assets	8,780	16,036
Total assets	$90,803	$104,203
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$663,506	$431,650
Accrued interest (including $99,425 and $56,628 payable to related parties)	248,120	118,137
Accrued officers’ salary	607,333	200,028
Notes payable, net of discount of $0 and $48,942, respectively	125,000	177,358
Notes payable - related party	1,964,985	1,964,985
Convertible note payable, net of discount of $675,453 and $0, respectively	1,020,315	680,268
Derivative liability	1,250,581	—
Total current liabilities	5,879,840	3,572,426

Commitments and contingencies
Stockholders’ deficit
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized, 119,118,513 and 94,661,566 shares issued and outstanding as of December 31, 2017 and 2016, respectively	11,912	9,465
Additional paid in capital	22,738,574	17,815,732
Common stock issuable, 4,500,000 shares	430	(20,020)
Accumulated deficit	(28,539,953)	(21,273,400)
Total stockholders’ deficit	(5,789,037)	(3,468,223)
Total liabilities and stockholders’ deficit	$90,803	$104,203

The accompanying notes are an integral part of these consolidated financial statements

F-19

nFÜSZ, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,	2017	2016

Net Sales	$5,914	$—

Operating Expenses:
Research and development	375,220	257,803
General and administrative	4,327,529	2,873,185
Total operating expenses	(4,702,749)	(3,130,988)
Loss from operations	(4,696,835)	(3,130,988)

Other income (expense)
Other income	20,099	52,898
Change in fair value of derivative liability	5,900	—
Debt extinguishment	(977,203)	(455,975)
Financing costs	(643,481)	—
Interest expense (including $235,798 and $232,076 to related parties)	(555,094)	(340,580)
Interest expense - amortization of debt discount	(418,339)	(398,594)
Total other expense	(2,568,118)	(1,142,251)
Loss before income tax provision	(7,264,953)	(4,273,239)
Income tax provision	1,600	866
Net loss	$(7,266,553)	$(4,274,105)
Loss per share - basic and diluted	$(0.07)	$(0.05)
Weighted average number of common shares outstanding - basic and diluted	106,148,101	79,602,170

The accompanying notes are an integral part of these consolidated financial statements

F-20

nFÜSZ, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2017 and 2016

			Additional	Common
	Common Stock		Paid-in	Stock	Accumulated
	Shares	Amount	Capital	Issuable	Deficit	Total

Balance at December 31, 2015	63,859,000	$6,386	$14,650,519	$—	$(16,999,295)	$(2,342,390)
Fair value vested options	—	—	457,881	—	—	457,881
Fair value of common shares, warrants and beneficial conversion feature on issued convertible notes	240,000	24	33,067	—	—	33,091
Fair value of warrants and conversion feature of debt extension	—	—	455,975	—	—	455,975
Stock repurchase	(8,311,324)	(831)	(165,395)	—	—	(166,226)
Proceeds from sale of common stock	31,335,556	3,133	1,540,917	(20,020)	—	1,524,030
Share based compensation - shares issued for vendor services	6,388,334	638	726,201	—	—	726,839
Share based compensation - shares issued for BOD services	1,150,000	115	116,567	—	—	116,682
Net loss	—	—	—	—	(4,274,105)	(4,274,105)
Balance at December 31, 2016	94,661,566	9,465	17,815,732	(20,020)	(21,273,400)	(3,468,223)
Fair value vested options and warrants	—	—	445,085	—	—	445,085
Proceeds from sale of common stock	11,182,143	1,118	774,882	20,000	—	796,000
Fair value of common shares issued for services	8,280,435	829	2,086,881	450	—	2,088,160
Fair value of common stock issued upon conversion Preferred Series A	2,862,006	286	303,355	—		303,641
Fair value of common stock issued upon conversion of debt	1,026,195	103	181,742	—		181,845
Common shares issued upon exercise of put option	656,168	66	49,934	—		50,000
Fair value of shares of common stock issued to settle accounts payable	400,000	40	55,960	—	—	56,000
Fair value of common shares, warrants and beneficial conversion feature of issued notes	50,000	5	154,345	—		154,350
Fair value of warrants issued to extinguish debt and accounts payable	—	—	870,658	—		870,658
Net loss	—	—	—	—	(7,266,553)	(7,266,553)
Balance at December 31, 2017	119,118,513	$11,912	$22,738,574	$430	$(28,539,953)	$(5,789,037)

The accompanying notes are an integral part of these consolidated financial statements

F-21

nFÜSZ, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2017	2016

Operating Activities:
Net loss	$(7,266,553)	$(4,274,105)

Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,533,245	1,301,402
Change in fair value of derivative liability	(5,900)	—
Financing costs	643,481	—
Debt extinguishment	977,203	455,975
Amortization of debt discount	418,339	404,041
Loss on conversion of series A preferred	217,106	—
Depreciation and amortization	21,512	21,301

Effect of changes in assets and liabilities:
Accounts payable and accrued expenses	799,144	456,774
Accounts receivable	8,468	(8,417)
Other assets	7,256	(16,036)
Prepaid expenses	(30,038)	55,052
Net cash used in operating activities	(1,676,737)	(1,604,013)

Investing Activities:
Purchase of property and equipment	—	(2,494)
Other	—	—
Net cash used in investing activities	—	(2,494)

Financing Activities:
Proceeds from convertible note payable	813,000	—
Proceeds from sale of common stock	796,000	1,524,030
Proceeds from series A preferred stock	555,000	—
Proceeds from Put Shares	50,000
Redemption of series A preferred	(543,465)	—
Proceeds from note payable	—	80,000
Proceeds from notes payable - related parties	—	92,446
Payment of notes payable - related parties	—	(10,000)
Repurchases of common stock	—	(166,226)
Net cash provided by financing activities	1,670,535	1,520,250
Net change in cash	(6,202)	(86,257)
Cash - beginning of period	16,762	103,019
Cash - end of period	$10,560	$16,762

Supplemental disclosures of cash flow information:
Cash paid for interest	$326,221	$129,869
Cash paid for income taxes	$1,600	$800
Supplemental disclosure of non-cash investing and financing activities:
Fair value of derivative liability from issuance of convertible debt and warrant features	$1,256,481	$—
Fair value of warrants issued and beneficial conversion feature to extinguish debt	$860,601	$—
Conversion of series A Preferred to common stock	$303,641	$—
Fair value of common shares, warrants and beneficial conversion feature of issued convertible note	$154,350	$—
Conversion of note payable to common stock	$181,845	$—
Common stock issued to settle accounts payable	$56,000	$—
Conversion of accrued interest on notes payable to related parties note	$—	$10,900
Conversion of accrued payroll to related party note	$—	$121,875
Conversion of accrued interest on notes payable to convertible notes payable	$—	$80,268
Conversion of accrued interest to accrued officers’ salary	$—	$180,686

The accompanying notes are an integral part of these consolidated financial statements

F-22

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1.	DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was a limited liability company formed on December 12, 2012 under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG was merged into bBooth, Inc. and bBooth, Inc. changed its name to bBooth (USA), Inc. The operations of CMG and bBooth (USA), Inc. became known as “bBoothUSA”.

On October 16, 2014, bBoothUSA completed a Share Exchange Agreement with Global System Designs, Inc. (“GSD”) which was accounted for as a reverse merger transaction. In connection with the closing of the Share Exchange Agreement, GSD management was replaced by bBoothUSA management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on April 4, 2017 and a Certificate of Correction with the Secretary of State of the State of Nevada on April 17, 2017. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

On the effective date of the merger, our name was changed to “nFüsz, Inc.” and our Articles of Incorporation, as amended (the “Articles”), were further amended to reflect our new legal name. With the exception of the name change, there were no other changes to our Articles.

Nature of Business

We have developed proprietary interactive video technology which serves as the basis for certain products and services that we market under the brand name “notifi”. Our notifiCRM, notifiADS, notifiLINKS, and notifiWEB products are cloud-based, software-as-a-service (“SaaS”), customer relationship management (“CRM”), sales lead generation, advertising and social engagement software, accessible on mobile and desktop platforms, that we license to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as to artists and social influencers. Our notifiCRM platform is an enterprise scalable, subscription-based customer relationship management program that incorporates proprietary, interactive audio/video messaging and interactive on-screen “virtual salesperson” communications technology. Our notifiCRM is distinguished from other CRM programs because it utilizes interactive video as the primary means of communication between the subscribers and their clients or prospects. Such clients and prospects can respond to notifiCRM subscribers’ calls to action in real time by clicking on links embedded in the video, all without leaving or stopping the video. Subscribers also have access to detailed analytics that reflect when the videos were viewed, by whom, how many times, for how long, and what items were clicked-on in the video to assist subscribers in determining the possible interest level of that particular client or prospect in the subject matter of the video. Our notifiTV and notifiLIVE products are also part of our proprietary interactive video platform that allows viewers to interact with pre-recorded as well as live broadcast video content by clicking on links embedded in on-screen people, objects, graphics or sponsors’ signage. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

F-23

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2017, the Company incurred a net loss of $7,266,553 used cash in operations of $1,676,737 and had a stockholders’ deficit of $5,789,037 as of December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2017, the Company had cash on hand in the amount of $10,560. The Company raised an additional $3.4 million from January 2018 through March 2018 through the sale of its debt and equity securities (see Note 15). Management estimates that the current funds on hand will be sufficient to continue operations through December 2018. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of nFüsz, Inc., (formerly bBooth, Inc.) and Songstagram, Inc. (“Songstagram”) our wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include assumptions made in analysis of impairment of long term assets, realization of deferred tax assets, determining fair value of derivative liabilities, and value of equity instruments issued for services. Amounts could materially change in the future.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. No impairment of long-lived assets was required for the years ended December 31, 2017 and 2016.

F-24

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of December 31, 2017, and 2016, the Company has not established a liability for uncertain tax positions.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a probability weighted average Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Share Based Payment

The Company issues stock options, common stock, and equity interests as share-based compensation to employees and non-employees.

The Company accounts for its share-based compensation to employees in accordance FASB ASC 718 “Compensation – Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

F-25

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

The Company values stock compensation based on the market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion.

The Company values stock options using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes model to value options issued during the years ended December 31, 2017 and 2016 are as follows:

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016

Expected life in years	2.5 to 5.0	2.5 to 5.0
Stock price volatility	84.36% - 173.92%	84.36% - 153. 07%
Risk free interest rate	1.22% - 2.23%	1.22% - 1.24%
Expected dividends	0%	0%
Forfeiture rate	21%	20%

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology. These costs are primarily expenses to vendors contracted to perform research projects and develop technology for the Company’s notifiCRM cloud-based, Software-as-a-Service (SaaS) platform.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of December 31, 2017, and 2016, the Company had total outstanding options of 21,840,953 and 10,530,953, respectively and warrants of 28,436,413 and 18,455,264, respectively, which were excluded from the computation of net loss per share because they are anti-dilutive.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

F-26

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short-term nature. The carrying values financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates. The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities.

Concentrations

During the year ended December 31, 2017, the Company had a single vendor that accounted for 20.7% of all purchases, and 18.1% of all purchases in the same period in the prior year.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures but does not believe adoption of such pronouncement will have a material effect, if any.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. ASU 2016-02 requires classification of all cash payments within operating activities in the statement of cash flows. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company has not yet evaluated the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

F-27

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features; (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception” (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common stockholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The guidance in ASU 2017-11 can be applied using a full or modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2017-11 on the Company’s financial statement presentation or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2017 and 2016.

	December 31, 2017	December 31, 2016

Furniture and fixtures	$56,890	$56,890
Office equipment	50,670	50,670

	107,560	107,560
Less: accumulated depreciation	(77,006)	(55,494)

	$30,554	$52,066

Depreciation expense amounted to $21,512 and $21,301 for the year ended December 31, 2017 and 2016, respectively.

4.	NOTES PAYABLE

The Company had the following outstanding notes payable as of December 31, 2017 and 2016:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2017	Balance at December 31, 2016

Note payable (a)	March 21, 2015	March 20, 2018	12%	$125,000	$125,000	$125,000
Note payable (b)	December 15, 2016	June 15, 2017	5%	$101,300	—	101,300
Total notes payable					125,000	226,300
Debt discount					—	(48,942)

Total notes payable, net					$125,000	$177,358

(a)	On March 21, 2015, the Company issued a note payable to a third-party lender for the benefit of DelMorgan Group LLC (“DelMorgan”), financial consultant. The note is unsecured, bears interest rate of 12% per annum payable monthly beginning on April 20, 2015 and matured in March 2017. As of December 31, 2016, outstanding balance of the note amounted to $125,000.

On March 20, 2017, the Company entered into an extension agreement with the third-party lender to extend the maturity date of the Note to March 20, 2018. All other terms of the Note remained unchanged and there was no additional compensation or incentive given.   As of December 31, 2017, outstanding balance of the note amounted to $125,000.   In January 2018, the note was satisfied through the issuance of 1,250,000 shares of common stock.

F-28

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(b)

On December 15, 2016, the Company issued a note payable to a third-party creditor amounting to $101,300 in exchange for cash of $80,000, original issue discount of $8,800 and guaranteed interest of $12,500. The note was unsecured, bore an effective interest rate of 5% per annum and matured in May 2017. In addition, the Company also granted a three-year warrant to acquire 176,000 shares of the Company’s common stock with an exercise price of $0.25 per share, and 240,000 shares of the Company’s common stock. As a result, the Company recorded a debt discount totaling $53,659 to account for the origin original issue discount of $8,800, guaranteed interest of $12,500, the relative fair value of the warrants of $10,759 and fair value of the common shares of $21,600. The debt discount was amortized over the term of the note. As of December 31, 2016, outstanding balance of the note amounted to $101,300 and unamortized debt discount of $48,942.

During the year ended December 31, 2017, the Company settled the debt in exchange for 1,026,195 shares of its Common Stock (the “Shares”) with a fair value of $181,845. As a result of the note settlement, the Company recorded a loss on debt extinguishment of $80,544 to account the difference between the face value of the note payable settled and the fair value of the common shares issued. In addition, the Company recorded interest expense of $48,942 to amortize the remaining note discount.

5.	NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties outstanding notes payable as of December 31, 2017 and 2016:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2017	Balance at December 31, 2016

Note 1	December 1, 2015	August 1, 2018	12.0%	$1,203,242	$1,198,883	$1,198,883
Note 2	December 1, 2015	August 1, 2018	12.0%	189,000	189,000	189,000
Note 3	December 1, 2015	April 1, 2017	12.0%	111,901	111,901	111,901
Note 4	August 4, 2016	December 4, 2018	12.0%	343,326	343,326	343,326
Note 5	August 4, 2016	December 4, 2018	12.0%	121,875	121,875	121,875

Total notes payable – related parties					$1,964,985	$1,964,985

(1)

On December 1, 2015, the Company issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer (CEO), to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. The note bears interest rate of 12% per annum, secured by the Company’s assets and matured on April 1, 2017. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share. As of December 31, 2016, total outstanding balance of the note amounted to $1,198,883.

On May 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. In consideration, the Company issued Mr. Cutaia a three-year warrant to purchase 1,755,192 shares of common stock at a price of $0.355 per share with a fair value of $517,291. All other terms of the Note remain unchanged. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the original value of the convertible note. As result, Company recorded the fair value of the new note which approximates the original carrying value $1,198,833 and expensed the entire fair value of the warrants granted of $517,291 as part of loss on debt extinguishment.

F-29

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

As of December 31, 2017, outstanding balance of the note amounted to $1,198,883.

(2)	On December 1, 2015, the Company issued a convertible note with Mr. Cutaia in the amount of $189,000 representing a portion of Mr. Cutaia’s accrued salary for 2015. The note is unsecured, bears interest rate of 12% per annum, matured in April 2017 and convertible to shares of common stock at a conversion price of $0.07 per share. As of December 31, 2016, outstanding balance of the note amounted to $189,000.

On May 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from April 1, 2017 to August 1, 2018. All other terms of the Note remain unchanged and there were no additional compensation or incentive given.

As of December 31, 2017, outstanding balance of the note amounted to $189,000.

(3)

On December 1, 2015, the Company issued a note payable to a former member of the Company’s Board of Directors, in the amount of $111,901 representing unpaid consulting fees as of November 30, 2015. The note is unsecured, bears interest rate of 12% per annum and matured in April 2017. As of December 31, 2016, outstanding balance of the note amounted to $111,901 and accrued interest of $14,569.

As of December 31, 2017, outstanding balance of the note amounted to $111,901 and accrued interest of $27,997.

As of December 31, 2017, and the date of this report, the note is past due.

(4)

On April 4, 2016, the Company issued a convertible note to Mr. Cutaia, in the amount of $343,326, to consolidate all advances made by Mr. Cutaia to the Company during the period December 2015 through March 2016. The note bears interest rate of 12% per annum, secured by the Company’s assets and matured on August 4, 2017. A total of 30% of the note principal can be converted to shares of common stock at a conversion price $0.07 per share. As of December 31, 2016, outstanding balance of the note amounted to $343,326 and accrued interest of $31,040.

On August 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. In consideration for extending the Note’s maturity, the Company issued Mr. Cutaia 1,329,157 warrants to purchase shares of common stock at a price of $0.15 per share with a fair value of $172,456. All other terms of the Note remain unchanged. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, Company recorded the fair value of the new note which approximates the original carrying value $343,326 and expensed the entire fair value of the warrants granted of $172,456 as part of loss on debt extinguishment. As of December 31, 2017, outstanding balance of the note amounted to $343,326 and accrued interest of $45,783.

(5)	On April 4, 2016, the Company issued a convertible note payable to Mr. Cutaia in the amount of $121,875, representing his unpaid salary from December 2015 through March 2016. The note is unsecured, bears interest at the rate of 12% per annum, compounded annually and matured on August 4, 2017. The note is also convertible into shares of the Company’s common stock at $0.07 per share. As of December 31, 2016, outstanding balance of the note amounted to $121,875 and accrued interest of $11,019.

F-30

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

On August 4, 2017, the Company entered into an extension agreement with Mr. Cutaia to extend the maturity date of the note from August 4, 2017 to December 4, 2018. All other terms of the Note remain unchanged and there were no additional compensation or incentive given.

As of December 31, 2017, outstanding balance of the note amounted to $121,875 and accrued interest of $25,644.

During the year ended December 31, 2017, the Company recorded total interest expense totaling $232,192 pursuant to the terms of the notes and paid $196,607.

6.	CONVERTIBLE NOTES PAYABLE

The Company has the following outstanding convertible notes payable as of December 31, 2017 and 2016:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2017	Balance at December 31, 2016

Note payable (a)	April 3, 2016	April 4, 2018	12%	$600,000	$680,268	$680,268
Note payable (b)	June and August 2017	February and March 2018	5%	$220,500	220,500	—
Note payable (c)	Various	Various	5%	$320,000	320,000	—
Note payable (d)	December 8, 2017	December 8, 2018	8%	$370,000	370,000	—
Note payable (e)	December 13, 2017	September 20, 2018	8%	$105,000	105,000	—
Total notes payable					1,695,768	680,268
Debt discount					(675,453)	—

Total notes payable, net of debt discount					$1,020,315	$680,268

(a)	On April 3, 2016, the Company issued a convertible note payable to Oceanside, a third party-lender, in the amount of $680,268 to consolidate all notes payable and accrued interest due to Oceanside as of that date. This note superseded and replaced all previous notes and liabilities due to Oceanside from fiscals 2014 and 2015. The note is unsecured, bears interest at the rate of 12% per annum, compounded annually and matured on December 30, 2016. In consideration, the Company granted Oceanside the right to convert up to 30% of the amount of such note into shares of the Company’s common stock at $0.07 per share and issued 2,429,530 warrants to purchase share of common stock at $0.07 per share until April 4, 2019. The Company determined that the issuance of the warrants and the conversion feature that arose as part of the issuance of note, resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted amounted to $164,344, which was more than 10% of the original value of the convertible note. As a result, on April 3, 2016, Company recorded the fair value of the new note which approximates the original carrying value $680,268 and expensed the entire fair value of the warrants granted of $164,344 as part of loss on debt extinguishment.

On December 30, 2016, the Company entered into an extension agreement with Oceanside to extend the maturity date of the Note from December 30, 2016 to August 4, 2017. All other terms of the Note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, the Company issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019 with a fair value of $159,491. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, Company recorded the fair value of the new note which approximates the original carrying value $680,260 and expensed the entire fair value of the warrants granted of $159,491 as part of loss on debt extinguishment.

F-31

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

On August 4, 2017, the Company entered into an extension agreement with Oceanside to extend the maturity date of the Note to from August 4, 2017 to April 4, 2018. All other terms of the Note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2018, the Company issued Oceanside 1,316,800 share purchase warrants, exercisable at $0.15 per share until August 3, 2022 with a fair value of $170,855. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, Company recorded the fair value of the new note which approximates the original carrying value $680,268 and expensed the entire fair value of the warrants granted of $170,855 as part of loss on debt extinguishment.

In March 2018, the note was satisfied through the issuance of 4,589,506 shares of common stock

(b)

In June and August of 2017, the Company issued unsecured convertible notes to Lucas Holdings in the amount of $220,500 in exchange cash of $200,000, original discount (OID) of $10,500 and prepaid interest of $10,000. The notes bear interest rate of 5% per annum, matures in February and March 2018, convertible to shares of common stock at a conversion price of $0.25 per share and $0.10 per share. As part of the issuance, the Company also issued warrants to purchase 330,000 shares of common stock at $0.30 per share and 50,000 shares of common stock with a fair value $12,500. As a result, the Company recorded a debt discount of $174,850 to account the OID and prepaid interest of $20,500 the relative fair value of the warrants of $40,180, the fair value of the common shares of $12,500 and the beneficial conversion feature of $101,670. The debt discount is being amortized to interest expense over the term of the note.

As of December 31, 2017, outstanding balance of the note amounted to $220,500 and unamortized debt discount of $40,247.

In March 2018, the entire notes were settled and converted to 1,543,000 shares of common stock.

(c)

On September 26, 2017, we entered into the Purchase Agreement, dated September 15, 2017, with Kodiak Capital Group, LLC (“Kodiak”). Under the Purchase Agreement, the Company may from time to time, in our discretion, sell shares of our common stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment will automatically terminate on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the Purchase Agreement for an aggregate purchase price of $2,000,000, or September 15, 2019. We have no obligation to sell any shares under the Purchase Agreement.

From September 2017 through November 2017, the Company issued three convertible notes payable totaling $320,000 in exchange for cash of $200,000, original issue discount (OID) of $20,000 and settlement of financing expenses of $100,000 incurred by Kodiak pursuant to the agreement. The notes are unsecured, maturities starting in March 2018 through June 2018 and bear interest at a rate of 5% per annum. The notes are also convertible to shares of common stock at price of $0.25 per share or 70% of 10-day VWAP prior to conversion, whichever is lower. As part of the issuances, the Company also granted Kodiak a five year, fully vested warrants to purchase 2,000,000 shares of common stock exercisable at $0.15 and $0.20 per share.

The Company determined that since the conversion floor of these notes had no limit to the conversion price, the Company could no longer determine if it had enough authorized shares to fulfil its conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of these three notes created a derivative with a fair value totaling $412,214 at the date of issuances. The Company accounted for the fair value of the derivative up to the face amount of the notes of $320,000 as a valuation discount to be amortized over the life of the note, and the excess of $92,214 being recorded as part of financing cost (see Note 8 further discussion). In addition, the Company also recorded the notes’ original issue discount totaling $20,000 and the $100,000 note payable issued to settle financing expenses related to Kodiak agreement as part of financing costs.

F-32

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

As of December 31, 2017, outstanding balance of the note amounted to $320,000, accrued interest of $3,281 and unamortized debt discount of $191,740.

(d)

On December 8, 2017, the Company issued unsecured convertible notes to EMA Financial and Auctus Fund totaling $370,000 in exchange for cash of $323,000 and an original issue discount of $47,000. The notes bear interest rate of 8% per annum and will mature on December 8, 2018. The notes are also convertible to common shares at a conversion price equal to the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 70% of either the lowest sale price for the Common Stock on the Principal Market during the ten (10) consecutive Trading Days including and immediately preceding the Conversion Date, or the closing bid price.

The Company determined that since the conversion floor had no limit to the conversion price, that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $565,252 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $370,000 as a valuation discount to be amortized over the life of the note, and the excess of $195,252 being recorded as part of financing cost. See Note 8 for discussion of derivative liability. In addition, the Company also recorded the notes’ original issue discount of $47,000 as part of financing costs.

As part of the offering, the Company also granted EMA and Auctus a five-year warrant to acquire 2,400,000 shares of the Company’s common stock with an exercise price of $0.11 per share. A total of 1,200,000 of these warrants contained full ratchet reset provision in case a future offering at a price below $0.11 per share and included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As such, pursuant to current accounting guidelines, the Company determined that the warrant exercise price and fundamental transaction clause created a derivative with a fair value of $118,589 at the date of issuance. The Company accounted for the fair value of the derivative as part of finance cost. See Note 8 for discussion of derivative liability.

As of December 31, 2017, outstanding balance of the notes amounted to $370,000, accrued interest of $1,866 and unamortized debt discount of $343,636.

(e)

On December 14, 2017, the Company issued an unsecured convertible note to PowerUp Lending in the amount of $105,000 in exchange for cash of $90,000 or an original issue discount of $15,000. The note matures on September 20, 2018 and bears interest rate of 8% per annum. The note is convertible to common shares at a conversion price equal to the Variable Conversion Price, which is 70% multiplied by the Market Price. “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

The Company determined that since the conversion floor had no limit to the conversion price, that the Company could no longer determine if it had enough authorized shares to fulfil the conversion obligation. As such, pursuant to current accounting guidelines, the Company determined that the conversion feature of the note created a derivative with a fair value of $160,426 at the date of issuance. The Company accounted for the fair value of the derivative up to the face amount of the note of $105,000 as a valuation discount to be amortized over the life of the note, and the excess of $55,426 being recorded as part of financing cost. See Note 8 for discussion of derivative liability. In addition, the Company also recorded the note’s original issue discount of $15,000 as part of financing costs.

As of December 31, 2017, outstanding balance of the note amounted to $105,000, accrued interest of $414 and unamortized debt discount of $99,822.

During the year ended December 31, 2017, the Company amortized to interest expense a total of $294,397 related to the notes’ debt discount and accrued interest of $143,145 pursuant to the terms of the note agreement.

F-33

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

7.	CONVERTIBLE SERIES A PREFERRED STOCK

On February 14, 2017, the Company entered into a Securities Purchase Agreement, (the “Purchase Agreement”) with an unaffiliated, accredited investor (the “Purchaser”) for the sale and issuance of our Series A Preferred Stock (Series A PS). As part of the agreement, the investor agreed to purchase a total of 1,050,000 shares of Series A Preferred Stock valued at $1,050,000 in exchange for cash of $1,000,000 or a discount of $50,000 in various tranches.

The Series A PS has the following rights and privileges:

●	25% redemption premium;

●	Senior rights in terms preference as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company;

●	Accrues dividends at a rate of 5% per annum;

●	Mandatorily redeemable at an installment basis starting August 13, 2017 in the amount of $63,000 plus accrued interest. The Company has the option to redeem the Series A shares in cash or in shares of common stock based upon the Company’s 5-day Volume Weighted Average Price (“VWAP”).

The Company considered the guidance of ASC 480-10, Distinguishing Liabilities From Equity to determine the appropriate treatment of the Series A shares. Pursuant to ASC 480-10, the Company determined that the Series A shares was an obligation to be settled, at the option of the Company, in cash or in variable number of shares with a fixed monetary value that should be recorded as a liability under ASC 480-10.

During the year ended December 31, 2017, the Company issued 630,000 Series A shares in exchange for cash of $555,000 and a discount of $75,000. Subsequent to the issuance of the Series A PS, the Company redeemed the entire Series A shares totaling $630,000 in exchange for 2,862,006 shares of common stock with a fair value of $303,641 and cash payments totaling $543,465 for a total redemption price of $847,106. As a result of this redemption, the Company recognized interest expenses of $217,106 to account for the 25% redemption premium of $157,500, excess of the fair value of the common shares issued over the Series A shares of $45,607 and the 5% interest due of $13,999. In addition, the Company also amortized the entire $75,000 discount to interest expense. As of December 31, 2017, the entire Series A was fully redeemed, and no shares remained outstanding.

8.	DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The Company has issued certain convertible notes whose conversion price contains reset provisions based on a future offering price and/or whose conversion price is based on a future market price. However, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In addition, the Company also granted certain warrants whose exercise price is subject to reset based on a future market price.

As a result, the conversion option and warrants are classified as a liability and bifurcated from the debt host and accounted for as a derivative liability in accordance with ASC 815 and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

F-34

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Upon issuance and at December 31, 2017, the derivative liabilities were valued using a probability weighted average Black-Scholes-Merton pricing model with the following average assumptions:

	Upon Issuance	December 31, 2017
Stock Price	$0.09	$0.10
Exercise Price	$0.06	$0.06
Expected Life	1.37	1.26
Volatility	183%	189%
Dividend Yield	0%	0%
Risk Free Interest Rate	1.56%	1.72%
Fair Value	$1,256,481	$1,250,581

The expected life of the conversion feature of the notes and warrants was based on the remaining contractual term of the notes and warrants. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank.

During the year ended, the Company recorded derivative liability totaling $1,256,481 as a result of the issuance of convertible notes and warrants. At December 31, 2017, the estimated fair value of the derivative liability amounted to $1,250,581, as such, the Company recognized a gain of $5,900 to account the change in fair value between the reporting periods.

9. COMMON STOCK

The following were common stock transactions during the year ended December 31, 2017:

Shares Issued from Stock Subscription — The Company issued stock subscription to investors. For the year ended December 31, 2017, the Company issued 11,182,143 common shares for a net proceed of $796,000. As part of the offering, the Company granted an investor warrants to purchase 100,000 shares of common stock. The exercise price of the 100,000 share purchase warrants is $0.40 per share, expire on May 21, 2019, and were fully vested on grant date.

Shares Issued for Services — The Company issued common shares to vendors for services rendered and are expensed based on fair market value of the stock price at the date of grant. For the year ended December 31, 2017, the Company issued 8,280,435 shares of common stock to vendors and recorded stock compensation expense of $1,647,160.

The Company granted its two officers and lead director a total of 4,500,000 common shares for services rendered since January 1, 2017 through the date of grant in March 2018. Approximately $441,000 has been recognized as part of stock compensation expense related to this award for the year ended December 31, 2017.

Shares Issued for Preferred Stock — During the year ended December 31, 2017, the Company redeemed 630,000 shares of Series A Preferred stock with a value of $630,000 in exchange for 2,862,006 shares of common stock with a fair value of $303,641 (see Note 7).

Shares Issued for Conversion of Debt — During the year ended December 31, 2017, the Company issued 1,026,195 shares of common stock with fair value of $181,845 as settlement of a note payable (see Note 4).

F-35

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Shares Issued as Part of Put Notice — In September 2017, the Company entered into the Purchase Agreement with Kodiak Capital Group, LLC (“Kodiak”). As provided in the Purchase Agreement, from time to time, in our own discretion, we may require Kodiak to purchase shares of common stock from time to time by delivering a put notice (“Put Notice”) to Kodiak specifying the total number of shares to be purchased (such number of shares multiplied by the Purchase Price described below, equals the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each Put Notice. We may determine the Investment Amount provided that such amount may not be less than $25,000. Our ability to issue Put Notices to Kodiak and require Kodiak to purchase our common stock is not contingent on the trading volume of our common stock. Kodiak will have no obligation to purchase shares under the applicable Purchase Agreement to the extent that such purchase would cause Kodiak to own more than 9.99% of our then-issued and outstanding common stock (the “Beneficial Ownership Limitation”). Under the Purchase Agreement, the Company may sell shares of its common stock to Kodiak at a discounted rate of 80% based upon a 5-day average trading price prior to sale, for aggregate gross proceeds of up to $2,000,000.

The Company also agreed to grant Kodiak warrants to purchase shares of common stock up to 4 million shares at $0.25 per share. The warrants will only be granted to Kodiak in proportion to the proceeds received from the exercise of the Put Notice.

In November 2017, the Company issued a Put Notice to Kodiak and issued 656,168 shares of common stock in exchange for cash of $50,000. In addition, the Company also issued Kodiak the prorated warrants to purchase 100,000 shares of common stock at $0.25 per share.

Shares Issued for Accounts Payable — The Company amended an agreement with a vendor and issued 400,000 shares of common stock as full and final payment to the vendor on accounts payable owed of $30,000. The fair value of the shares was $56,000 at the date of issuance, and as such, the Company recorded a loss on debt extinguishment of $26,000.

Shares Issued with Note Payable — In June 2017, as part of a note payable issuance, the Company granted the note holder 50,000 shares of common stock with a fair value of $12,500 (see Note 6).

The following were common stock transactions during the year ended December 31, 2016.

Shares Issued with Note Payable — In December 2016, as part of a note payable issuance, the Company granted the note holder 240,000 shares of common stock with a fair value of $21,600.

Stock Repurchases — On January 28, 2016, the Company entered into stock repurchase agreements with three former employees and consultants to acquire an aggregate total of 9,011,324 shares of the Company’s common stock at a price of $0.02 per share on or before April 15, 2016. In accordance with the terms of the Repurchase Agreements, the Company repurchased 8,311,324 shares for total of $166,226 during the year ended December 31, 2016.

Shares Issued from Stock Subscription — The Company issued stock subscription to investors. For the year ended December 3, 2016, the Company issued 31,335,556 common shares for a net proceed of $1,524,030.

Shares Issued for Services — The Company issued common shares to consultants and vendors for services rendered and are expensed based on fair market value of the stock on the date of grant, or as the services were performed. For the year ended December 31, 2016, the Company issued 6,388,334 shares of common stock for services and recorded stock compensation expense of $726,789.

Shares Issued to Board of Directors — The Company issued common shares to board of directors for services rendered and are expensed based on fair market value of the stock price at the date of grant. For the year ended December 31, 2016, the Company issued 1,150,000 shares to board of directors and recorded stock compensation expense of $116,682.

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nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

10. STOCK OPTIONS

Effective October 16, 2014, the Company adopted the 2014 Stock Option Plan (the “Plan”) under the administration of the Board of Directors to retain the services of valued key employees and consultants of the Company.

A summary of option activity for the years ended December 31, 2017 and 2016 are presented below.

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2015	7,656,250	$0.66	4.87	$—
Granted	5,860,000	0.09	—	—
Forfeited	(2,985,297)	0.93	—	—
Exercised	—	—	—	—
Outstanding at December 31, 2016	10,530,953	$0.33	4.03	$—
Granted	13,210,000	0.17	—	—
Forfeited	(1,900,000)	0.16	—	—
Exercised	—	—	—	—
Outstanding at December 31, 2017	21,840,953	$0.26	2.09	$137,403
Vested December 31, 2017	12,286,613	$0.28		$44,030
Exercisable at December 31, 2017	9,357,620	$0.36		$24,166

The following were stock options transactions during the year ended December 31, 2017:

During the year ended December 31, 2017, the Company granted stock options to employees and consultants to purchase a total 13,210,000 shares of common stock for services rendered. The options have an average exercise price of $0.17 per share, expire in five years and vest over a period of three years from grant date. Total fair value of these options at grant date was approximately $1,781,000 using the Black-Scholes Option Pricing model with the following average assumptions: life of 4 years; risk free interest rate of 1.92%; volatility of 230% and dividend yield of 0%.

The total stock compensation expense recognized relating to vesting of these stock options for the years ended December 31, 2017 amounted to $418,389. As of December 31, 2017, total unrecognized stock-based compensation expense was $837,120 which is expected to be recognized as an operating expense through August 2020.

The following were stock options transactions during the year ended December 31, 2016:

During the year ended December 31, 2016, the Company granted stock options to employees and consultants to purchase a total 5,860,000 shares of common stock for services rendered. The options have an average exercise price of $0.09 per share, expire in five years and vest over a period of three years from grant date. Total fair value of these options at grant date was approximately $462,000 using the Black-Scholes Option Pricing model with the following average assumptions: life of 5 years; risk free interest rate of 1.23%; volatility of 123% and dividend yield of 0%.

The total stock compensation expense recognized relating to the vesting of these stock options for the years ended December 31, 2016 amounted to $457,881.

F-37

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

11. STOCK WARRANTS

The Company has the following warrants as of December 31, 2017 and 2016 are presented below:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2015	10,967,879	$0.12	3.57	$—
Granted	7,487,385	0.08	—	—
Forfeited		—	—	—
Exercised	—	—	—	—
Outstanding at December 31, 2016	18,455,264	$0.10	2.62	$—
Granted	9,981,149	0.19	—	—
Forfeited	—	—	—	—
Exercised	—	—	—	—
Outstanding at December 31, 2017	28,436,413	$0.13	2.79	$457,530
Vested December 31, 2017	28,436,413			$457,530
Exercisable at December 31, 2017	28,436,413			$457,530

The following were stock warrant transactions during the year ended December 31, 2017:

On April 1, 2017, Company granted warrants to a consultant to purchase 375,000 shares of common stock at an exercise price of $0.12 per share. The warrants expire on March 31, 2019 and were fully vested on the grant date. The total share-based compensation expense recognized relating to these warrants for the year ended December 31, 2017 amounted to $26,696.

On May 22, 2017, the Company issued warrants to purchase 100,000 shares of common stock as part of an equity offering (see Note 9). The exercise price of the 100,000 share purchase warrants is $0.40 per share, expire on May 21, 2019, and were fully vested on grant date.

In May and August 2017, the Company entered into extension agreements with Mr. Cutaia to extend the maturity date of Secured Notes. In consideration for Mr. Cutaia’s agreement to extend the maturity dates, the Company granted Mr. Cutaia a total of 3,084,349 share purchase warrants, exercisable at $0.15 per share and $0.36 per share that will expire starting May 2020 (see Note 5).

In August 2017, the Company entered into extension agreement with a noteholder to extend the maturity date of note payable. In consideration, the Company granted the note holder 1,316,800 share purchase warrants, exercisable at $0.15 per share that will expire in August 2020 (see Note 6).

From June 2017 through December 2017, the Company issued warrants to note holders purchase a total of 4,830,000 shares of common stock. The warrants are exercisable at an average price of $0.15 per share and will expire starting June 2020 up to December 2022. A total 1.2 million of these warrants were accounted as derivative liability (see Note 6 and 8).

On September 16, 2017, the Company issued 275,000 share purchase warrants in full settlement and release of a disputed, unasserted claim. The exercise price of the 275,000 share purchase warrants is $0.08 per share and expire on March 15, 2018. The warrants were fully vested on grant date with a fair value of $10,057 which was recorded as part of loss on debt extinguishment.

The total expense recognized relating to the vesting of these stock warrants for the year ended December 31, 2017 amounted to $26,696.

F-38

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

The following were stock warrant transactions during the year ended December 31, 2016:

On April 4, 2016, the Company issued a secured convertible note to Mr. Cutaia, in the amount of $343,326, which represents additional sums that the he advanced to the Company during the period from December 2015 through March 2016, and is addition to all pre-existing loans made by, and notes held by the CEO. In consideration for this agreement the Company issued 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019.

On April 4, 2016, the Company issued an unsecured convertible note payable to Oceanside Strategies, Inc. (“Oceanside”) in the amount of $680,268. In consideration for Oceanside’s agreement to convert the prior notes from current demand notes and extend the maturity date to December 4, 2016, we granted Oceanside d 2,429,530 share purchase warrants, exercisable at $0.07 per share until April 4, 2019.

On December 30, 2016, the Company entered into an extension agreement with Oceanside to extend the maturity date of the April 2016 Note to August 4, 2017. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017 the Company issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019.

12. INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31, 2017	December 31, 2016
Net operating loss carry-forwards	$3,464,000	$4,149,000
Share based compensation	(704,000)	(518,000)
Non-cash interest and financing expenses	(833,000)	(343,000)
Other temporary differences	(108,000	(55,000)
Less: Valuation allowance	(1,819,000)	(3,233,000)
Deferred tax assets, net	$—	$—

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	December 31, 2017	December 31, 2016
Statutory federal income tax rate	(34.0%)	(34.0%)
State taxes, net of federal benefit	(5.8%)	(5.8%)
Non-deductible items	(0.1%)	(0.1%)
Effect of change in tax rate	12%	—
Change in valuation allowance	27.9%	39.9%
	0.0%	0.0%

ASC 740 requires that the tax benefit of net operating losses carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a 100% valuation allowance against the asset amounts.

Any uncertain tax positions would be related to tax years that remain open and subject to examination by the relevant tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits as of the year end December 31, 2017 or 2016. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities.

F-39

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJ Act”) was enacted into law. The TCJ Act provides for significant changes to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that impact corporate taxation requirements, such as the reduction of the federal tax rate for corporations from 35% to 21% and changes or limitations to certain tax deductions.

The Company is currently assessing the extensive changes under the TCJ Act and its overall impact on the Company; however, based on its preliminary assessment of the reduction in the federal corporate tax rate from 35% to 21% to become effective on January 1, 2018, the Company currently expects that its effective tax rate for 2018 will be between 20% and 23%. Such estimated range is based on management’s current assumptions with respect to, among other things, the Company’s earnings, state income tax levels, and tax deductions. The Company’s actual effective tax rate in 2018 may differ from management’s estimate.

As of December 31, 2017, the Company had federal and state net operating loss carry forwards of approximately $12.8 million, which may be available to offset future taxable income for tax purposes. These net operating losses carry forwards begin to expire in 2034. This carry forward may be limited upon the ownership change under IRC Section 382.

13. ACCRUED OFFICERS SALARY

Accrued Officers Salary at December 31, 2017 and 2016 consist of unpaid salaries of $607,333 and $200,028, respectively to the Company’s Chief Executive Officer (CEO), who is also the owner of approximately 32% of the Company’s outstanding common shares, and the Company’s Chief Financial Officer.

14. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leased office space in West Hollywood, California under an operating lease which provided for monthly rent of $6,700 through July 31, 2016. In June 2016, the Company moved its offices to a new location in Los Angeles, California under a new operating lease which provides for monthly rent of $2,950 through June 25, 2017. In June 2017, the Company moved its offices to larger space within the same complex under a new operating lease which provides for monthly rent of $4,743 through April 30, 2018. The Company had total rent expense for the year ended December 31, 2017 and 2016 of $51,734 and $68,328, respectively which is recorded as part of General and Administrative expenses in the Statement of Operations.

Employment Agreements

On November 21, 2014, we entered into an executive employment agreement effective November 1, 2014 with Rory J. Cutaia, our president, chief executive officer, secretary and treasurer. Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Cutaia an annual salary of $325,000, which will be increased each year by 10%, subject to the annual review and approval of our board of directors. Notwithstanding the foregoing, a mandatory increase of not less than $100,000 per annum will be implemented on our company achieving EBITDA break-even. In addition to the base salary, Mr. Cutaia will be eligible to receive an annual bonus in an amount up to $325,000, based upon the attainment of performance targets to be established by our board of directors, in its discretion.

The initial term of the employment agreement is five years, and, upon expiration of the initial five-year term, it may be extended for additional one-year periods on ninety days prior notice.

F-40

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

In the event that: (i) Mr. Cutaia’s employment is terminated without cause, (ii) Mr. Cutaia is unable to perform his duties due to a physical or mental condition for a period of 120 consecutive days or an aggregate of 180 days in any 12 month period; or (iii) Mr. Cutaia voluntarily terminates the employment agreement upon the occurrence of a material reduction in his salary or bonus, a reduction in his job title or position, or the required relocation of Mr. Cutaia to an office outside of a 30 mile radius of Los Angeles, California, Mr. Cutaia will:

(a)	receive monthly payments of $27,083, or such sum as is equal to Mr. Cutaia’s monthly base compensation at the time of such termination, whichever is higher, and

(b)	be reimbursed for COBRA health insurance costs, in each case for 36 months from the date of such termination or to the end of the term of the agreement, whichever is longer.

In addition, Mr. Cutaia will have any and all of his unvested stock options immediately vest, with full registration rights; and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal sick days, etc., be deemed earned, vested and paid immediately. As a condition to receiving the foregoing, Mr. Cutaia will be required to execute a release of claims, and a non-competition and non-solicitation agreement having a term which is the same as the term of the monthly severance payments described above.

Litigation

We do not have any pending litigation. On September 19, 2016 an action captioned Multicore Technologies, an Indian Corporation, plaintiff, v. Rocky Wright, an individual, bBooth, Inc., a Nevada corporation, and Blabeey, Inc., a Nevada corporation, defendants was filed in the United States District Court for the Central District of California, Case No. 2:16-cv-7026 DSF (AJWx).

On September 15, 2017, the litigation was dismissed by plaintiff as against us in exchange for our guarantee of two payments to be made by another defendant in the action totaling $5,000, for which we have a right of off-set against any sums we may owe such party for services currently being rendered to us by such party. That defendant made the two payments and we have no further obligations, actual or contingent in this matter.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

15. SUBSEQUENT EVENTS

(i)	In January 2018, the Company issued unsecured convertible notes to Auctus Fund (Auctus) and EMA Financial (EMA) that total $150,000 in exchange for cash of $130,000 or an original issue discount of $20,000. The notes mature in January 2019 and bear interest at a rate of 8% per annum. The notes are also convertible to common shares at a conversion price equal to the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 70% of either the lowest sale price for the Common Stock on the Principal Market during the ten (10) consecutive Trading Days including and immediately preceding the Conversion Date, or the closing bid price. As part of the offering, the Company also granted Auctus and EMA five-year warrants to acquire a total of 1,000,000 shares of the Company’s common stock with an exercise price of $0.14 per share.

The Company determined that the conversion feature of the notes and the warrants issued are subject to derivative liability accounting with a fair value of $301,739 at the date of issuance. The Company will account the fair value of the derivative up to the face amount of the notes of $150,000 as a valuation discount to be amortized over the life of the note, and the excess of $151,739 being recorded as a finance cost. In addition, the Company will also record financing costs of $20,000 to account the original issue discount of the notes.

F-41

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(ii)	From January 2018 through March 2018, the Company granted 106,847 shares of common stock and stock options to purchase 906,272 shares of common stock with a total fair value of $181,157. These equity instruments were granted to employees for services to be rendered and settlement of debt. The stock options granted vest over a period of 3 years with an average exercise price of $0.26 per share.

(iii)	From January 2018 through March 2018, the Company issued 7,383,006 shares of common stock and paid $976,120 in cash to settle outstanding notes payable totaling $1,870,769 and accrued interest of $147,097. As a result, the Company will record interest expense of $893,120 to expense the unamortized debt discount and prepayment interest, gain of $1,248,809 to extinguish the corresponding derivative liability related to these notes payable and loss on debt extinguishment of $1,090,057.

(iv)	From January 2018 through March 2018, the Company issued 20,469,028 shares of common stock in exchange for cash of $3,300,500 or an average selling price of $0.16 per share. As part of the sale, one investor and current note holder agreed to cancel a note payable amounting to $100,000 that was issued in November 2017. As a result, the Company will record a gain on extinguishment of $158,396 to account the extinguishment of derivative liability of $136,226 and unamortized debt discount of $77,830. In connection with certain of such sales of shares of common stock, the referenced cancellation of a note payable, and the above-referenced settlement in cash of certain outstanding notes, we may be in a dispute with such investor in respect of the applicability of that cash settlement, as distinguished from such investor’s desire to convert one or both of such settled notes into shares of common stock. In connection therewith, we have reserved 200,000 shares of common.

(v)	On March 28, 2018 the Company converted the CEO’s accrued salary of $582,333 into 407,226 restricted shares of common stock at a price of $1.43 per share, which represents the closing price of the Company’s shares as reported on OTC markets on March 28, 2018.

(vi)	Subsequent to December 31, 2017, 4,641,667 shares of common stock that were subject to vesting schedules and previously accounted for were issued.

F-42

The effect of the transactions discussed above are summarized and presented in the following unaudited proforma balance sheet:

nFÜSZ, INC.

CONSOLIDATED PROFORMA BALANCE SHEET

	December 31, 2017 As Reported	Proforma As Adjusted
		(unaudited)
Assets
Cash	$10,560	$2,464,940
Other current assets	40,909	40,909
Total long term assets	39,334	39,334
Total Assets	$90,803	$2,545,183

Liabilities and Stockholders’ Deficit
Liabilities
Accounts payable and accrued expenses	$1,518,959	$789,529
Notes payable	125,000	—
Notes payable – Related Party	1,964,985	1,964,985
Convertible notes payable	1,020,315	—
Derivative liability	1,250,581	167,285
Total Current Liabilities	5,879,840	2,921,799

Stockholders’ Deficit
Common Stock	11,912	14,704
Additional Paid In Capital	22,738,574	28,915,290
Common Stock Issuable	430	430
Accumulated Deficit	(28,539,953)	(29,307,039)
Total Stockholders’ Deficit	(5,789,037)	(376,616)
Total Liabilities and Stockholders’ Deficit	$90,803	$2,545,183

F-43

___________Shares

Common Stock

PROSPECTUS

A.G.P.

Through and including                            , 2018 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee and FINRA filing fee, all amounts shown are estimates:

SEC Registration Fee		$2,490
FINRA Filing Fee		*
Legal Fees and Expenses		150,000
Printing Expenses		30,000
Accounting Fees and Expenses		75,000
Transfer Agent Fees and Expenses		3,000
Miscellaneous Expenses		1,000
TOTAL	$	*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

II-1

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See also the section entitled “Undertakings” set forth below.

Item 15. Recent Sales of Unregistered Securities.

Fiscal 2018

Common Stock Issuances

On January 26, 2018, we issued 68,182 shares of Common Stock to a vendor as payment for services rendered. The shares had an aggregate value of $7,295, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.11 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 27, 2018, we issued 50,000 shares of Common Stock to a consultant as payment for services rendered. The shares had an aggregate value of $53,333, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.11 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 29, 2018, we issued 41,667 shares of Common Stock to a former advisory board member as payment for services rendered. The shares had an aggregate value of $5,667, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.14 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 30, 2018, we issued 31,250 shares of Common Stock to a vendor as payment for services rendered. The shares had an aggregate value of $7,594, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.24 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In January 2018, we offered and sold 7,071,428 shares of Common Stock to four investors at a weighted average price of $0.07 per share for net proceeds of $470,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On February 21, 2018, we issued 7,415 shares of Common Stock to a vendor as payment for services rendered. The shares had an aggregate value of $4,375, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.59 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

II-2

On February 27, 2018, we issued 50,000 shares of Common Stock to a consultant as payment for services rendered. The shares had an aggregate value of $23,500, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.47 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In February 2018, we offered and sold 7,160,833 shares of Common Stock to 16 investors at a weighted average price of $0.15 per share for net proceeds of $1,065,500. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On March 8, 2018, we issued 3,000,000 restricted shares of our Common Stock to two officers and 1,500,000 restricted shares of our Common Stock to a director with an aggregate fair market value of $1,980,000, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $0.44 per share. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On March 28, 2018, we converted our Chief Executive Officer’s accrued salary of $582,333 into 407,226 restricted shares of Common Stock at a price of $1.43 per share, which represents the closing price of our Common Stock as reported on OTCQB on March 28, 2018. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In March 2018, we offered and sold 2,176,806 shares of Common Stock to 14 investors at a weighted average price of $0.34 per share for net proceeds of $743,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On April 29, 2018, we issued 41,667 shares of Common Stock to a former advisory board member as payment for services rendered. The shares had an aggregate value of $53,333, which was based on the closing price of our Common Stock as reported by the OTCQB on the date of issuance, or $1.28 per share. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In April 2018, we offered and sold 1,000,000 shares of Common Stock to two investors at a weighted average price of $0.65 per share for net proceeds of $743,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

In May 2018, we offered and sold 50,000 shares of Common Stock to one investor at a price of $1.00 per share for net proceeds of $50,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On August 4, 2018, we issued to our Chief Executive Officer 3,750,000 restricted shares of Common Stock with a fair value of $562,500 based on a price per share of $0.15, which was the market price of our Common Stock as reported by the OTCBQ on the issuance date. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Issued Upon Conversion of Note Payable

On January 29, 2018, we issued 1,250,000 shares of Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that was converted was $125,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On February 14, 2018, we issued 441,000 shares of Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that was converted was $110,250. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On February 21, 2018, we issued 1,102,500 shares of Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $110,250. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On March 27, 2018, we issued 4,589,506 shares of Common Stock upon the conversion of an outstanding convertible note. The aggregate principal amount of the note that converted was $841,743. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

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Common Stock Issued Upon Exercise of Options

On April 19, 2018, we issued a total of 487,620 shares of Common Stock issued in connection with the exercise of options at a weighted average exercise price of $0.07. We received proceeds of $34,133 in connection with the exercises. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds for operations.

Common Stock Issued Upon Exercise of Warrants

On February 8, 2018, we issued a total of 275,000 shares of Common Stock in connection with the exercise of warrants at an exercise price of $0.08 per share. We received $22,000 in proceeds in connection with the exercises of these warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds for operations.

On February 19, 2018, we issued a total of 105,021 shares of Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On February 19, 2018, we issued a total of 170,297 shares of Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On March 28, 2018, we issued a total of 1,154,007 shares of Common Stock in connection with the cashless exercise of warrants. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Grants of Warrants

On January 10, 2018, we granted warrants to a certain note holder to purchase up to 500,000 shares of Common Stock. The warrants are exercisable at an average price of $0.14 per share and will expire in January 2023. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On January 11, 2018, we granted warrants to a certain note holder to purchase up to 500,000 shares of Common Stock. The warrants are exercisable at an average price of $0.14 per share and will expire in January 2023. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On February 21, 2018, we granted warrants to a certain note holder to purchase up to 2,000,000 shares of Common Stock. The warrants are exercisable at an average price of $0.25 per share and will expire in February 2023. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 8, 2018, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia. As of May 8, 2018, the aggregate outstanding principal amount of the note was $1,198,883. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 2,446,700 shares of Common Stock at an exercise price of $0.49 per share. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Grants of Stock Options

On January 1, 2018, we granted stock options to an employee to purchase up to 400,000 shares of Common Stock for services rendered. The options have an exercise price of $0.25 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $37,690, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On January 22, 2018, we granted stock options to an employee and a consultant to purchase up to 256,272 shares of Common Stock for services rendered. The options have an exercise price of $0.09 per share, have a five-year term, and vest on the grant date. The total fair value of these options at the grant date was approximately $22,215, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On February 1, 2018, we granted stock options to a consultant to purchase up to 50,000 shares of Common Stock for services rendered. The options have an exercise price of $0.25 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $8,122, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On February 22, 2018, we granted stock options to consultants to purchase up to 200,000 shares of Common Stock for services rendered. The options have an exercise price of $0.50 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $96,138, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 3, 2018, we granted stock options to an employee to purchase up to 50,000 shares of Common Stock for services rendered. The options have an exercise price of $1.00 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $48,434, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 14, 2018, we granted stock options to consultants to purchase up to 50,000 shares of Common Stock for services rendered. The options have an exercise price of $0.96 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $46,506, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 1, 2018, we granted stock options to employees to purchase up to 4,800,000 shares of Common Stock for services rendered. The options have an average exercise price of $0.36 per share and have a five-year term. On the grant date, 1,500,000 shares immediately vested, with the remaining 3,300,000 to vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $2,902,453, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 12, 2018, we granted stock options to consultants to purchase up to 50,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $28,079, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 16, 2018, we granted stock options to consultants to purchase up to 150,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $85,714, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 20, 2018, we granted stock options to a consultant to purchase up to 25,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $14,404, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 23, 2018, we granted stock options to consultants to purchase up to 50,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $13,548, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 27, 2018, we granted stock options to an employee to purchase up to 250,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $128,101, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On July 27, 2018, we granted stock options to an employee to purchase up to 1,000,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $482,909, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

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On July 30, 2018, we granted stock options to a consultant to purchase up to 25,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $13,449, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 1, 2018, we granted stock options to a consultant to purchase up to25,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $12,073, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 9, 2018, we granted stock options to board members to purchase a up to 1,300,000 shares of Common Stock for services rendered. The options have an exercise price of $0.60 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $66,124, which was based on the closing price of our Common Stock as reported by the OTCQB on the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Convertible Notes Issuances

On January 10, 2018 and January 11, 2018, we issued unsecured convertible notes to EMA and Auctus Fund in the aggregate principal amount of $150,000, net of an Original Issue Discount (“OID”) of $20,000. The notes bear interest at a rate of 8% per annum and will mature in January 2019. The notes are convertible into shares of Common Stock at a conversion price equal to the lower of: (i) the closing sale price of the Common Stock on the principal market on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price of the Common Stock on the principal market during the ten (10) consecutive trading days including and immediately preceding the conversion date, or the closing bid price. As of the issue dates, the notes were convertible into an aggregate of 2,819,549 shares of Common Stock. The issuance of the notes and the issuance of shares of Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Fiscal 2017

Common Stock Issuances

From January to March 2017, we issued 1,034,167 shares of Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $145,506, based upon a weighted average of $0.14 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

From April to June 2017, we issued 1,690,166 shares of Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $384,943, based upon a weighted average of $0.023 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On April 1, 2018, we offered and sold 375,000 shares of Common Stock to an investor at a price of $0.08 per share for net proceeds of $30,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On April 24, 2017, we offered and sold 5,000,000 shares of Common Stock to an investor at a price of $0.06 per share for net proceeds of $300,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On April 25, 2017, we offered and sold 500,000 shares of Common Stock to an investor at a price of $0.10 per share for net proceeds of $50,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On April 30, 2017, we offered and sold 300,000 shares of Common Stock to an investor at a price of $0.10 per share for net proceeds of $30,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On May 4, 2017, we issued to our Chief Financial Officer 500,000 restricted shares of our Common Stock with a fair value of $177,500 based on a price per share of $0.36, which was the market price of our Common Stock as reported by the OTCQB on the issuance date. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

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On May 22, 2017, we offered and sold 100,000 shares of Common Stock to an investor at a price of $0.20 per share for net proceeds of $20,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

On June 16, 2017, we issued 462,000 shares of Common Stock in connection with the conversion of a note with an aggregate principal amount of $101,300 and conversion price of $0.22 per share. We issued the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In June 2017, we issued 50,000 shares of Common Stock, with a fair value of $12,500, upon the conversion of a note. The shares of Common Stock were issued in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

From July to August 2017, we issued 729,435 shares of Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $98,884, based upon a weighted average of $0.14 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On August 29, 2017, in connection with the conversion of a note, we issued 403,739 make whole shares of Common Stock and on September 25, 2017, we issued an additional 160,456 make whole shares of Common Stock. The average conversion price was $0.10 per share. We issued the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

From September to October 2017, we issued 576,667 shares of Common Stock to vendors as payment for services rendered. The shares had an aggregate fair market value of $54,527, based upon a weighted average of $0.09 per share. The fair market value was based on the closing price of our Common Stock as reported by the OTCQB at each respective issuance date. We offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On September 26, 2017, we entered into a Purchase Agreement with Kodiak Capital Group, LLC (“Kodiak”), effective September 15, 2017. Pursuant to the purchase agreement, we may from time to time, in our discretion, sell shares of our Common Stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment automatically terminates on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the purchase agreement for an aggregate purchase price of $2,000,000, or September 15, 2019. We have no obligation to sell any shares under the purchase agreement. In November 2017, pursuant to the purchase agreement with Kodiak, we issued 656,168 shares of Common Stock in exchange for cash in the amount of $50,000. We issued the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On November 3, 2017, we offered and sold 4,907,000 shares of Common Stock to three investors at a price of $0.08 per share for net proceeds of $346,000. We offered and sold the shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. We used the proceeds to pay off debt and for operations.

Common Stock Issuances – Accounts Payable

We issued 400,000 shares of Common Stock in exchange for the cancellation of approximately $30,000 of certain accounts payable owed by us to one of our vendors. The fair value of the shares of Common Stock was $56,000 at the date of issuance, and as such, we recorded a loss on debt extinguishment of $26,000. The shares of Common Stock were offered and sold in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Convertible Notes Issuances

On June 19, 2017, we issued an unsecured convertible note in the original principal amount of $100,000. In addition, we issued 50,000 shares of our Common Stock and granted a three-year warrant to acquire 330,000 additional shares of our Common Stock at an exercise price of $0.25 per share. As of June 19, 2017, the issue date, the note was convertible into 441,000 shares of Common Stock. The offer and sale of the shares of Common Stock, the note, the shares of Common Stock underlying the note, the warrant, and the shares of Common Stock underlying the warrant is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

From September 2017 through November 2017, we issued three convertible notes in the aggregate principal amount of $320,000 in exchange for net proceeds of $200,000, after an OID of $20,000 and financing expenses of $100,000. The notes are unsecured, have maturity dates between March 2018 and June 2018, and bear interest at a rate of 5% per annum. As of the respective issuance dates, the notes were convertible into and aggregate of 7,030,478 shares of Common Stock at price of $0.25 per share or 70% of 10-day VWAP prior to conversion, whichever is lower.  The offer and sale of the notes and the issuance of the shares of Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-7

On August 21, 2017, we issued an unsecured convertible note in the original principal amount of $110,250, with a five percent OID. The note had a maturity date of March 21, 2018 and was subject to a one-time interest charge equal to five percent (5%) of the original principal amount. The note was convertible into shares of Common Stock at a conversion price per share of $0.10. As of August 21, 2017, the note was convertible into 1,102,500 shares of Common Stock. The offer and sale of the notes and the issuance of the shares of Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On December 8, 2017, we issued unsecured convertible notes to EMA and Auctus Fund in the aggregate principal amount of $370,000, net of an OID of $47,000. The notes bear interest at a rate of 8% per annum and will mature on December 8, 2018. The notes are convertible into shares of Common Stock at a conversion price equal to the lower of: (i) the closing sale price of the Common Stock on the principal market on the trading day immediately preceding the closing date, and (ii) 70% of either the lowest sale price of the Common Stock on the principal market during the ten (10) consecutive trading days including and immediately preceding the conversion date, or the closing bid price. As of December 8, 2017, the notes were convertible into 7,444,668 shares of Common Stock. The offer and sale of the notes and the issuance of the shares of Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On December 14, 2017, we issued an unsecured convertible note to PowerUp Lending in the aggregate principal amount of $105,000, net of an OID of $15,000. The note matures on September 20, 2018 and bears interest at a rate of 8% per annum. The note is convertible to shares of Common Stock at a conversion price equal to the variable conversion price, which is 70% multiplied by the lowest trading price of the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. As of December 1, 2017, the note was convertible into 2,112,676 shares of Common Stock. The offer and sale of the notes and the issuance of the shares of Common Stock underlying the notes is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Grants of Warrants

On April 1, 2017, we granted warrants to a consultant to purchase up to 375,000 shares of Common Stock at an exercise price of $0.12 per share, with a fair value of $26,696. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 4, 2017, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia. As of May 4, 2017, the aggregate outstanding principal amount of the note was $1,198,883. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 1,755,192 shares of Common Stock at an exercise price of $0.355 per share. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 22, 2017, we granted warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $0.40 per share, to one investor in connection with an offering. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 19, 2017, we granted warrants to a note holder to purchase up to 330,000 shares of Common Stock. The warrants are exercisable at an average price of $0.30 per share and will expire starting June 2020. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 4, 2017, Mr. Cutaia and we agreed to extend the maturity date of a convertible note previously issued in favor of Mr. Cutaia from August 4, 2017 to December 4, 2018. As of August 4, 2017, the aggregate outstanding principal amount of the note was $343,326. In consideration for extending the maturity date of the note, we granted to Mr. Cutaia a warrant to purchase up to 1,329,157 shares of Common Stock at an exercise price of $0.15 per share. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 4, 2017, Oceanside Strategies, Inc. (“Oceanside”) and we agreed to extend the maturity date of a convertible note previously issued in favor of Oceanside. As of August 4, 2017, the aggregate outstanding principal amount of the note was $680,286. In consideration for Oceanside’s agreement to extend the maturity date of the note, we granted to Oceanside a warrant to purchase up to 1,316,800 shares of Common Stock at an exercise price of $0.15 per share. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-8

On September 16, 2017, we granted a warrant to purchase up to 275,000 shares of Common Stock at an exercise price of $0.08 per share to Brian Manduca, in full settlement and release of a disputed, unasserted claim. The value of the warrant was $10,057. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On September 25, 2017, we granted warrants to a note holder to purchase up to 1,000,000 shares of Common Stock. The warrants are exercisable at an average price of $0.15 per share and will expire starting in September 2022. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 13, 2017, we granted warrants to a note holder to purchase up to 1,000,000 shares of Common Stock. The warrants are exercisable at an average price of $0.20 per share and will expire starting in September 2022. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On November 28, 2017, we granted warrants to a note holder to purchase up to 100,000 shares of Common Stock. The warrants are exercisable at an average price of $0.25 per share and will expire starting in September 2022. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On December 5, 2017, we granted warrants to note holders to purchase up to 2,400,000 shares of Common Stock. The warrants are exercisable at an average price of $0.11 per share and will expire starting in December 2022. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Grants of Stock Options

On January 10, 2017, we granted non-qualified stock options to employees to purchase up to 5,000,000 shares of Common Stock, and granted a stock option to a director to purchase up to 2,000,000 shares of Common Stock for services rendered. The total fair value of these options at the grant date was approximately $520,718, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date. The options have an exercise price of $0.08 per share and vest upon the third anniversary of the grant date. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On April 28, 2017, we granted stock options to a consultant to purchase up to 1,000,000 shares of Common Stock for services rendered. The options have an exercise price of $0.24 per share, have a five-year term, and vest on performance. The total fair value of these options at the grant date was approximately $220,852, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.   The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On May 4, 2017, we granted stock options to an employee to purchase up to 500,000 shares of Common Stock for services rendered. The options have an exercise price of $0.36 per share, have a five-year term, and vest over a period of three years from the grant date. The total fair value of these options at the grant date was approximately $164,069, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On June 1, 2017, we granted stock options to a consultant to purchase up to 2,000,000 shares of Common Stock for services rendered. The options have an exercise price of $0.32 per share, have a five-year term, and vest based on performance. The total fair value of these options at the grant date was approximately $1591,408, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On August 1, 2017, we granted stock options to an employee and a consultant to purchase up to 700,000 shares of Common Stock for services rendered. The options have an exercise price of $0.25 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $97,834, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

II-9

On August 15, 2017, we granted stock options to an employee and a consultant to purchase up to 1,300,000 shares of Common Stock for services rendered. The options have an exercise price of $0.25 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $131,706, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On October 2, 2017, we granted stock options to an employee to purchase a total of 400,000 shares of Common Stock for services rendered. The options have an exercise price of $0.25 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $30,424, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On November 22, 2017, we granted stock options to a consultant to purchase a total of 60,000 shares of Common Stock for services rendered. The options have an exercise price of $0.25 per share, have a five-year term, and vest over a period of six-months from grant date. The total fair value of these options at the grant date was approximately $6,174, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

On December 19, 2017, we granted stock options to an employee to purchase a total of 250,000 shares of Common Stock for services rendered. The options have an exercise price of $0.08 per share, have a five-year term. At the grant date, 50% of the shares immediately vested, with the remaining 50% of the shares vesting on the anniversary of the grant date. The total fair value of these options at the grant date was approximately $18,306, which was based upon the closing price of our Common Stock as reported by the OTCQB on the grant date.  The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Preferred Stock Issuances

On February 14, 2017, we entered into a securities purchase agreement with an unaffiliated, accredited investor (the “Series A Purchaser”) for the sale and issuance of our Series A preferred stock. Pursuant to the terms of the securities purchase agreement, the Series A Purchaser agreed to purchase up to 1,050,000 shares of Series A preferred stock valued at $1,050,000. The aggregate amount of consideration to be received by us in exchange for the issuance of 1,050,000 shares Series A preferred stock was $1,000,000. During the year ended December 31, 2018, we issued 630,000 shares Series A preferred stock pursuant to the securities purchase agreement and received consideration of $555,000, representing a discount of $75,000. We offered and sold the shares in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act. At various times during fiscal 2017, we issued 2,862,006 shares of Common Stock upon the conversion of these shares of Series A preferred stock. The 2,862,006 shares of Common Stock had a fair value of $303,641. The shares of Common Stock were offered and sold in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Fiscal 2016

Common Stock Issuances

On May 2, 2016, we granted 600,000 shares of our Common Stock to each Dan Fleyshman and Branden Hampton as compensation for joining our advisory board. In issuing the shares to these individuals, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On April 4, 2016, we issued 500,000 shares of our Common Stock to James P. Geiskopf, one of our directors, as compensation for services provided and to be provided to us during 2016. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

II-10

On April 4, 2016, we sold pursuant to private placement subscription agreement, an aggregate of 5,722,222 shares of Common Stock, at a price of $0.045 per share, for aggregate gross proceeds of $257,500 to four purchasers. One of the purchasers was a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and an accredited investor (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

In May 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 1,224,777 shares of Common Stock, at a price of $0.045 per share, for aggregate gross proceeds of $77,600 to five purchasers, two of which were U.S. Persons (as that term is defined in Regulation S of the Securities Act) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On May 16, 2016, we sold pursuant to private placement subscription agreements, an aggregate of 12,375,555 shares of Common Stock, at a price of $0.045 per share, for aggregate gross proceeds of $556,900 to nine purchasers. Six of the purchasers were U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

In June 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 1,100,000 shares of Common Stock, at a price of $0.045 per share, for aggregate gross proceeds of $49,500 to three purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

In July 2016 we sold, pursuant to private placement subscription agreements, an aggregate of 1,650,000 shares of Common Stock, at a price of $0.045 per share, for aggregate gross proceeds of $74,250 to two purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On July 12, 2016, we granted a stock award of 5,000,000 restricted shares of Common Stock to a consultant. The stock award vests over a 3-year term in annual increments of 1,666,667 shares of Common Stock. The shares were valued at the trading price of our Common Stock as of the date the shares vest. During the year ended December 31, 2016, we recognized a cost of $90,500 related to the 765,000 shares of Common Stock earned during the period.

On August 15, 2016, we issued 800,000 restricted shares of our Common Stock, as that term is defined by Rule 144 under the Securities Act, to International Monetary for investor relations services as well as certain corporate finance advisory services rendered. International Monetary is a U.S. Person (as that term is defined in Regulation S of the Securities Act) and an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing securities to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On September 14, 2016, we issued 750,000 shares of our Common Stock to James P. Geiskopf, one of our directors, as compensation for additional services provided and to be provided to us by Mr. Geiskopf in his role of lead director. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On September 16, 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 8,763,001 shares of Common Stock, at a price of $0.06 per share, for aggregate gross proceeds of $525,780 to five purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

II-11

On September 16, 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 500,000 shares of Common Stock, at a price of $0.05 per share, for aggregate gross proceeds of $25,000 to two purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On December 30, 2016, Oceanside and we agreed to extend the maturity date of a note we previously issued in favor of Oceanside. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, we granted Oceanside a warrant to purchase up to 2,429,530 shares of Common Stock at an exercise price of $0.08 per share. The grant of the warrants and the issuance of the shares of Common Stock is and will be exempt from the registration requirements of the Securities Act in Section 4(a)(2) of the Securities Act.

At various dates through fiscal 2016, we issued shares of Common Stock to consultants and vendors as payment for services rendered that were expensed based on fair market value of the stock on the date of grant, or as the services were performed. We issued an aggregate of 6,388,334 shares of our Common Stock for services and recorded stock compensation expense of $726,789. The shares of Common Stock were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Convertible Note Issuances

Effective April 4, 2016, we issued an unsecured convertible note payable to Oceanside in the original principal amount of $680,268.50. The note superseded and replaced all previous notes and liabilities due to Oceanside for sums Oceanside loaned to us in 2014 and 2015. The note bears interest at the rate of 12% per annum, compounded annually and had a maturity date of December 4, 2016. In consideration for Oceanside’s agreement to convert all prior notes from current demand notes and extend the maturity date to December 4, 2016, we granted Oceanside the right to convert up to 30% of the principal amount of the note into shares of Common Stock at $0.07 per share and we granted a warrant to purchase up to 2,429,530 shares of Common Stock at an exercise price of $0.07 per share until April 4, 2019. The warrants represent 25% of the amount of the note. The note and warrant was issued to Oceanside, a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

Effective April 4, 2016, we issued a secured convertible note to Mr. Cutaia in the original principal amount of $343,325.56, which represents additional sums that Mr. Cutaia advanced to us during the period from December 2015 through March 2016, and is addition to all pre-existing loans made by, and notes held by Mr. Cutaia. This note bears interest at the rate of 12% per annum, compounded annually. In consideration for Mr. Cutaia’s agreement to extend the repayment date to August 4, 2017, we granted Mr. Cutaia the right to convert up to 30% of the amount of the such note into shares of Common Stock at $0.07 per share and granted a warrant to purchase up to 2,452,325 shares of Common Stock at an exercise price of $0.07 per share, which warrants represent 50% of the amount of such note. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the note and warrant to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. In connection with the issuance of this note, we entered into a security agreement whereby we granted security over all of our assets as security for repayment of the note.

Effective April 4, 2016, we also issued an unsecured convertible note payable to Mr. Cutaia in the amount of $121,875.00, which represents the amount of the accrued but unpaid salary owed to Mr. Cutaia for the period from December 2015 through March 2016. In consideration for Mr. Cutaia’s agreement to extend the payment date to August 4, 2017, we granted Mr. Cutaia the right to convert the amount of the such note into shares of Common Stock at $0.07 per share. This note bears interest at the rate of 12% per annum, compounded annually. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the note to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On December 15, 2016, we entered into an agreement with an investor, whereby we agreed to issue and sell to the investor: (i) a non-interest bearing note in the principal amount of $250,000, the purchase of which was expected to occur in tranches, (ii) warrants to purchase shares of Common Stock, and (iii) shares of Common Stock. A one-time interest charge of five percent (5%) of the aggregate principal amount of the note was incurred on the date of issuance. In addition, there is a 10% OID that is to be prorated based on the consideration paid by the investor. On December 16, 2016, the first tranche of $80,000 closed and we issued (i) a note in the aggregate principal amount of $80,000, (ii) a warrant, with a three-year term, to acquire up to 176,000 shares of Common Stock with an exercise price of $0.25 per share, and (iii) 240,000 shares of our Common Stock. The issuance of the note, the warrant, the shares of Common Stock underlying the warrant, and the shares of Common Stock is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, in that the notes, the warrant, the shares of Common Stock underlying the warrant, and the shares of Common Stock were sold or will be sold in transactions not involving any public offering.

II-12

Grants of Stock Options

On April 4, 2016, we granted stock options to a consultant to purchase up to 1,800,000 shares of Common Stock for services rendered. The options have an exercise price of $0.07 per share and have a five-year term. At the grant date, 16.67% of the shares immediately vested, with the remaining shares vesting over 3 years from the grant date. The total fair value of these options at the grant date was approximately $109,913.  We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Effective May 12, 2016, we issued options to purchase up to 750,000 shares of Common Stock at an exercise price equal to $0.095 per share, representing the then-current closing price of the stock on the date of issuance, to James P. Geiskopf, a director of our company, as compensation for services to be provided to us through 2017. The options were subject to a vesting schedule, and fully vested on December 31, 2017. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Effective May 12, 2016, we issued options to purchase up to 1,250,000 shares of Common Stock at an exercise price equal to $0.095 per share, representing the then-current closing price of the stock on the date of issuance, to Mr. Cutaia, as additional compensation for services to be provided to us through 2017 and in consideration for the deferment of agreed-to cash compensation. The options were subject to a vesting schedule, and became fully vested on December 31, 2017. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On June 31, 2016, we granted stock options to an employee to purchase up to 300,000 shares of Common Stock for services rendered. The options have an exercise price of $0.12 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $26,829.  We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On July 15, 2016, we granted stock options to an employee to purchase up to 1,500,000 shares of Common Stock for services rendered. The options have an exercise price of $0.11 per share, have a five-year term, and vest over a period of three years from grant date. The total fair value of these options at the grant date was approximately $165,464.  We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2016, we granted stock options to a consultant to purchase up to 10,000 shares of Common Stock for services rendered. The options have an exercise price of $0.11 per share, have a five-year term, and vest on grant date. The total fair value of these options at the grant date was approximately $1,103.  We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On November 1, 2016, we granted stock options to an employee to purchase up to 250,000 shares of Common Stock for services rendered. The options have an exercise price of $0.11 per share and have a five-year term. At the grant date, 50% of the shares immediately vested on the grant date, with the remaining 50% on the anniversary of the grant date. The total fair value of these options at the grant date was approximately $24,974.  We granted these options in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Fiscal 2015

Common Stock Issuances

On March 10, 2015, we issued 500,000 shares of Common Stock to Jeff Franklin, at a price of $0.50 per share, in full settlement and release of a claim he had on certain assets acquired from Songstagram, Inc. The shares were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act, as Mr. Franklin was an “accredited investor” as such term is defined in Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On April 29, 2015, we issued 320,000 shares of Common Stock to Art Malone Jr., at a price of $0.50 per share, in full settlement and release of a claim he had on certain assets acquired from Songstagram, Inc. The shares were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 as Mr. Malone was an “accredited investor” as such term is defined in Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

II-13

On July 18, 2015, we issued an aggregate of 1,215,000 shares of restricted Common Stock as compensation to certain employees, which were fully vested as of December 31, 2015. We recorded a total of $607,500 of share-based compensation expense during the year ended December 31, 2015 for these issuances. The issuance of the shares of Common Stock was made pursuant to an exemption from registration afforded by Section 4(a)(2).

On July 21, 2015, we issued an aggregate of 600,000 shares of restricted Common Stock as compensation to members of our board of directors. The shares vest over an 18-month period from the issuance date. On December 1, 2015, we granted an additional 500,000 shares of restricted Common Stock as compensation to a board member, which was immediately fully vested. We recorded a total of $123,909 of share-based compensation expense during the year ended December 31, 2015 for these grants. In October 2015, we issued 100,000 shares of Common Stock to a vendor for services to be provided pursuant to a services contract extending for 6 months through April 9, 2016. We also issued a vendor 24,000 shares of Common Stock as compensation. We recorded a total of $34,678 of share-based compensation expense during the year ended December 31, 2015 for this contract. The issuance of the shares of Common Stock was made pursuant to an exemption from registration afforded by Section 4(a)(2).

Issuances of Convertible Notes

Effective March 20, 2015, we issued a note in the principal amount of $125,000 and a warrant to purchase up to 24,000 shares of Common Stock to a third-party lender, and a warrant to purchase up to 24,000 shares of Common Stock to DelMorgan Group LLC. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act and/or Section 4(a)(2) of the Securities Act, as the lender and DelMorgan Group LLC were both “accredited investors” as such term is defined in Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On December 1, 2015, we entered into an Unsecured Convertible Note in favor of Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note extends the payment terms to a new maturity date of on April 1, 2017. The outstanding principal and accrued interest may be converted at Mr. Cutaia’s discretion into shares of Common Stock at a conversion rate of $0.07. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities and/or Section 4(a)(2) of the Securities Act, as Mr. Cutaia is an “accredited investor” as such term is defined in Regulation D.

On various dates during our fiscal year ended December 31, 2015, Mr. Cutaia loaned to us an aggregate principal amount of $1,203,242. The loans were unsecured, due on demand, and bore interest at 12% per annum. On December 1, 2015, we entered into a Secured Convertible Note in favor of Mr. Cutaia, whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans, which amounted to an aggregate of $1,248,883, were consolidated under a note payable agreement, bearing interest at 12% per annum, and with a new maturity date of April 1, 2017. In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, we granted Mr. Cutaia a senior security interest in substantially all current and future assets of ours. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of Common Stock at a conversion rate of $0.07 per share. On April 4, 2016, $50,000 of this note was converted into another note (see below). The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities and/or Section 4(a)(2) of the Securities Act, as Mr. Cutaia is an “accredited investor” as such term is defined in Regulation D.

Grants of Warrants

On October 30, 2015, we granted warrants to a consultant to purchase up to 600,000 shares of Common Stock at an exercise price of $0.50 per share. The warrants expire on October 30, 2020 and were fully vested on the grant date. The total share based compensation expense recognized relating to these warrants for the year ended December 31, 2015 amounted to $20,719. The grant of the warrants was made pursuant to an exemption from registration afforded by Section 4(a)(2).

In 2015, we granted warrants to purchase up to 8,920,593 shares of Common Stock to Mr. Cutaia and warrants to purchase up to 799,286 shares of Common Stock to Mr. Psomas as consideration for their extension of their respective notes payable balances to a maturity date of April 1, 2017. The warrants are immediately vested and have an exercise price of $0.07 and expire on November 30, 2018. The warrants have been valued using the Black-Scholes valuation model and have an aggregate value of $424,758. The value has been recorded as a discount to the outstanding notes payable – related parties on the accompanying consolidated balance sheet, and was being amortized into interest expense over the extended maturity periods of April 1, 2017. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities and/or Section 4(a)(2) of the Securities Act, as Mr. Cutaia and Mr. Psomas are “accredited investors” as such term is defined in Regulation D.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement by and between A.G.P./Alliance Global Partners
2.1	Share Exchange Agreement dated as of August 11, 2014 by and among Global System Designs, Inc., bBooth (USA), Inc. (formerly bBooth, Inc.), and the stockholders of bBooth (USA), Inc. (formerly bBooth, Inc.), which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 15, 2014, and is incorporated herein by reference thereto.
3.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012, which was filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.
3.2	Bylaws, which was filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.
3.3	Certificate of Change as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
3.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017, which was filed as Exhibit 3.5 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.
3.6	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017, which was filed as Exhibit 3.6 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.
4.1	Common Stock Purchase Warrant (First Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.2	Common Stock Purchase Warrant (Second Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.

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Exhibit No.	Description
4.3	Common Stock Purchase Warrant (Third Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC, which was filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.4	Promissory Note (Commitment Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.4 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.5	Promissory Note (First Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.5 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.6	Promissory Note (Second Note), dated September 15, 2017, issued by the Company in favor of Kodiak Capital Group, LLC, which was filed as Exhibit 4.6 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
4.7	Form of Warrant Certificate dated March 20, 2015, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
4.8	12% Secured Convertible Note dated December 1, 2015, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.9	12% Unsecured Convertible Note dated December 1, 2015, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.10	12% Unsecured Note dated December 1, 2015, issued by the Company in favor of Audit Prep Services, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
4.11	Form of 12% Secured Convertible Note dated April 4, 2016, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.12	Form of Warrant Certificate dated April 4, 2016 issued to Rory J. Cutaia, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.13	Form of 12% Unsecured Convertible Note dated April 4, 2016, issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.14	Form of 12% Unsecured Convertible Note dated April 4, 2016, issued by the Company in favor of Oceanside Strategies, Inc., which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.15	Form of Warrant Certificate dated April 4, 2016 issued to Oceanside Strategies, Inc., which was filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
4.16	Amendment to 12% Unsecured Convertible Note dated December 30, 2016, issued by the Company in favor of Oceanside Strategies, Inc., which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 9, 2017, and is incorporated herein by reference thereto.

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Exhibit No.	Description
4.17	Warrant Certificate dated December 30, 2016 issued to Oceanside Strategies, Inc., which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 9, 2017, and is incorporated herein by reference thereto.
4.18	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on February 13, 2017, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on February 21, 2017, and is incorporated herein by reference thereto.
4.19	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on July 28, 2017, which was filed as Exhibit 10.37 to our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017, and is incorporated herein by reference thereto.
4.20	8% Unsecured Convertible Note dated December 5, 2017 issued by the Company in favor of EMA Financial, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.21	Common Stock Purchase Warrant dated December 5, 2017 issued to EMA Financial, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.22	8% Unsecured Convertible Note dated December 5, 2017 issued by the Company in favor of Auctus Fund, LLC, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.23	Common Stock Purchase Warrant dated December 5, 2017 issued to Auctus Fund, LLC, which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.24	8% Unsecured Convertible Note dated December 13, 2017 issued by the Company in favor of PowerUp Lending Group, LTD., which was filed as Exhibit 10.8 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
4.25	8% Unsecured Convertible Note dated January 11, 2018 issued by the Company in favor of EMA Financial, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.26	Common Stock Purchase Warrant dated January 11, 2018 issued to EMA Financial, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.25	8% Unsecured Convertible Note dated January 10, 2018 issued by the Company in favor of Auctus Fund, LLC, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.26	Common Stock Purchase Warrant dated January 10, 2018 issued to Auctus Fund, LLC, which was filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
4.27*	Amendment to Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on September 1, 2017
4.28*	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 10, 2018
5.1**	Opinion of Baker & Hostetler LLP as to the legality of the securities registered hereby
10.1	2014 Stock Option Plan, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.

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Exhibit No.	Description
10.3	Employment Agreement dated November 1, 2014, by and between the Company and Rory Cutaia, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 24, 2014, and is incorporated herein by reference thereto.
10.4	Secured Promissory Note dated December 11, 2014 issued by Songstagram, Inc. in favor of the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.5	Secured Promissory Note dated December 11, 2014 issued by Rocky Wright in favor of the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.6	Security Agreement dated December 11, 2014 executed by Songstagram, Inc. in favor of the Company, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.7	Security Agreement dated December 11, 2014 executed Rocky Wright in favor of the Company, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 17, 2014, and is incorporated herein by reference thereto.
10.8	Acquisition Agreement dated January 20, 2015 among Songstagram, Inc., Rocky Wright, and us, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.9	Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement dated January 20, 2015, by and between Songstagram, Inc. and the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.10	Form of Termination Agreement and Release dated January 20, 2015, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 26, 2015, and is incorporated herein by reference thereto.
10.11	Settlement and Release Agreement dated February 6, 2015, by and among Songstagram, Inc., Jeff Franklin, and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 9, 2015, and is incorporated herein by reference thereto.
10.12	Engagement letter dated March 20, 2015, by and among DelMorgan Group LLC, Globalist Capital, LLC, and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
10.13	Form of Note Purchase Agreement dated March 20, 2015, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 27, 2015, and is incorporated herein by reference thereto.
10.14	Security Agreement issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on December 7, 2015, and is incorporated herein by reference thereto.
10.15	Form of Stock Repurchase Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 16, 2016, and is incorporated herein by reference thereto.
10.16	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.
10.17	Form of Security Agreement issued by the Company in favor of Rory J. Cutaia, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on April 11, 2016, and is incorporated herein by reference thereto.

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Exhibit No.	Description
10.18	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.19	Form of Option Agreement for Messrs. Geiskopf and Cutaia, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.20	Term Sheet dated July 12, 2016, between Nick Cannon and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.21	Form of Stock Option Agreement between Jeffrey R. Clayborne and the Company, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 19, 2016, and is incorporated herein by reference thereto.
10.22	Form of Consulting Agreement dated August 8, 2016, by and between International Monetary and the Company, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 15, 2016, and is incorporated herein by reference thereto.
10.23	Form of Private Placement Subscription Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 19, 2016, and is incorporated herein by reference thereto.
10.24	Securities Purchase Agreement dated February 13, 2017, by and between the Company and certain purchasers named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 21, 2017, and is incorporated herein by reference thereto.
10.25	Equity Purchase Agreement, as corrected, dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 27, 2017, and is incorporated herein by reference thereto.
10.26	Registration Rights Agreement dated September 15, 2017, by and between the Company and Kodiak Capital Group, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on October 2, 2017, and is incorporated herein by reference thereto.
10.27	Securities Purchase Agreement dated December 5, 2017, by and between the Company and EMA Financial, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.28	Securities Purchase Agreement, dated December 5, 2017, by and between the Company and Auctus Fund, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.29	Securities Purchase Agreement dated December 13, 2017, by and between the Company and PowerUp Lending Group, LTD, which was filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on December 14, 2017, and is incorporated herein by reference thereto.
10.30	Securities Purchase Agreement dated January 11, 2018, by and between the Company and EMA Financial, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
10.31	Securities Purchase Agreement, dated January 10, 2018, by and between the Company and Auctus Fund, LLC, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 26, 2018, and is incorporated herein by reference thereto.
10.32	SuiteCloud Developer Network Agreement, dated January 2, 2018, by and between the Company and Oracle America, Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 23, 2018, and is incorporated herein by reference thereto.
10.33*	Lease Agreement, dated June 22, 2017, by and between La Park La Brea B LLC and the Company
10.34*	Renewal Amendment of Lease Agreement, dated May 1, 2018, by and between La Park La Brea B LLC and the Company

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Exhibit No.	Description
10.35*	Marketo LaunchPoint Accelerate Program Agreement, dated April 1, 2018, by and between the Company and Marketo, Inc.
14.1	Code of Ethics and Business Conduct for Directors, Senior Officers and Employees of Corporation, which was filed as Exhibit 14.1 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.
21.1*	Subsidiaries of the Registrant
23.1*	Consent of Weinberg & Company, P.A.
23.2**	Consent of Baker & Hostetler LLP (included on Exhibit 5.1)
24	Power of Attorney (included on signature page)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*	Filed herewith.

**	To the extent applicable, to be filed by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17. Undertakings.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, nFüsz, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on August 14, 2018.

NFÜSZ, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

By:	/s/ Jeffrey R. Clayborne
Jeffrey R. Clayborne Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

NOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Rory J. Cutaia, as his true and lawful attorney-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chairman of the Board,	August 14, 2018
Rory J. Cutaia	Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

/s/ Jeffrey R. Clayborne	Chief Financial Officer	August 14, 2018
Jeffrey R. Clayborne	(Principal Financial and Accounting Officer)

/s/ James P. Geiskopf	Lead Director	August 14, 2018
James P. Geiskopf

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